IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
§
The Penn Traffic Company, et al.[1]	§	Case No. 09-14078 (PJW)
§
Debtors.	§	Jointly Administered
§
	§	Re: D.I. 1096, 1097, 1338, 1339, 1364, 1365

NOTICE OF FILING OF THIRD AMENDED CONSOLIDATED
CHAPTER 11 PLAN OF THE DEBTORS

PLEASE TAKE NOTICE that on June 15, 2010, The Penn Traffic Company, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC, debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), filed the Consolidated Chapter 11 Plan Of The Debtors (D.I. 1096) (the “ Plan”). Attached to the Plan as Exhibit A was the Glossary of Defined Terms (“Plan Exhibit A”) and attached to the Plan as Exhibit B was the Plan Administration Agreement (“Plan Exhibit B”).

PLEASE TAKE FURTHER NOTICE that on September 1, 2010, the Debtors filed the First Amended Consolidated Chapter 11 Plan Of The Debtors (D.I. 1338) (the “First Amended Plan”). Attached to the First Amended Plan as Exhibit A was an amended Glossary of Defined Terms (the “Amended Plan Exhibit A”) and attached to the Plan as Exhibit B was an amended Plan Administration Agreement (the “Amended Plan Exhibit B”).

PLEASE TAKE FURTHER NOTICE that on September 14, 2010, the Debtors filed the Second Amended Consolidated Chapter 11 Plan Of The Debtors (D.I. 1338) (the “Second Amended Plan”). Attached to the Second Amended Plan as Exhibit A was an amended Glossary of Defined Terms (the “Second Amended Plan Exhibit A”) and attached to the Plan as Exhibit B was an amended Plan Administration Agreement (the “Second Amended Plan Exhibit B”).

PLEASE TAKE FURTHER NOTICE that attached hereto as Exhibit 1 is the Third Amended Consolidated Chapter 11 Plan Of The Debtors (the “Third Amended Plan”). A further amended Plan Exhibit A (the “Third Amended Exhibit A”) is attached to the Third Amended Plan as Exhibit A.

PLEASE TAKE FURTHER NOTICE that (i) a blackline copy of the Third Amended Plan reflecting modifications to the Second Amended Plan is attached hereto as Exhibit 2 and (ii) a blackline copy of the Third Amended Exhibit A reflecting modifications to Second Amended Plan Exhibit A is attached hereto as Exhibit 3.

PLEASE TAKE FURTHER NOTICE that copies of this Notice were served in the manner indicated upon the entities identified on the service list attached hereto.

[Remainder of Page Intentionally Left Blank]

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: The Penn Traffic Company (6800), Sunrise Properties, Inc. (4868), Pennway Express, Inc. (0863), Penny Curtiss Baking Company, Inc. (6750), Big M Supermarkets, Inc. (8022), Commander Foods Inc. (8023), P and C Food Markets Inc. of Vermont (5531), P.T. Development, LLC (8594), and P.T. Fayetteville/Utica, LLC (8582). The mailing address for all Debtors is: P.O. Box 4737, Syracuse, NY 13221-4737.

Dated: October 27, 2010	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Wilmington, Delaware
/s/ Ann C. Cordo
Eric D. Schwartz (Del. No. 3134)
Gregory W. Werkheiser (Del. No. 3553)
Ann C. Cordo (Del. No. 4817)
1201 North Market Street, 18th Floor
P.O. Box 1347
Wilmington, Delaware 19899-1347
Telephone: 302.658.9200
Facsimile: 302.658.3989
eschwartz@mnat.com
gwerkheiser@mnat.com
acordo@mnat.com

-and-

HAYNES AND BOONE, LLP
Lenard M. Parkins (NY 4579124)
Michael E. Foreman (NY 2043248)
Abigail Ottmers (TX 24037225)
1221 Avenue of the Americas, 26th Floor
New York, NY 10020
Telephone: 212.659.7300
Facsimile: 212.918.8989
lenard.parkins@haynesboone.com
michael.foreman@haynesboone.com
abigail.ottmers@haynesboone.com

Counsel for the Debtors and Debtors in Possession

2

EXHIBIT 1

Amended Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
The Penn Traffic Company, et al.[1]	§
	§	Case No. 09-14078 (PJW)
§
Debtors.	§	Jointly Administered
§
	§	Re: D.I. 1096, 1097, 1338, 1339, 1364, 1365

THIRD AMENDED CONSOLIDATED CHAPTER 11 PLAN OF THE DEBTORS

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	HAYNES AND BOONE, LLP
1201 North Market Street, 18th Floor	1221 Avenue of the Americas
P.O. Box 1347	26th Floor
Wilmington, Delaware 19899	New York, New York 10020
Telephone: (302) 658-9200	Telephone: (212) 659-7300
Facsimile: (302) 658-3989	Facsimile: (212) 918-8989

Dated: October 27, 2010	Attorneys for Debtors and
Debtors in Possession

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: The Penn Traffic Company (6800), Sunrise Properties, Inc. (4868), Pennway Express, Inc. (0863), Penny Curtiss Baking Company, Inc. (6750), Big M Supermarkets, Inc. (8022), Commander Foods Inc. (8023), P and C Food Markets Inc. of Vermont (5531), P.T. Development, LLC (8594), and P.T. Fayetteville/Utica, LLC (8582). The mailing address for all Debtors is: P.O. Box 4737, Syracuse, NY 13221-4737.

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1	DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS	1

1.1	Scope of Definitions	1

1.2	Definitions	1

1.3	Rules of Interpretation and Construction	1

ARTICLE 2	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT	1

2.1	Classification	1

2.2	Identification of Classes	2

2.3	Unimpaired Classes	2

2.4	Impaired Classes	2

2.5	Cramdown	2

2.6	Elimination of Classes	2

2.7	Consolidation of Claims	2

ARTICLE 3	TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS	2

3.1	Administrative Claims	2

3.2	Professional Compensation Claims	3

3.3	Priority Tax Claims	3

3.4	U. S. Trustee Fees	3

3.5	Tax Matters – In General	3

ARTICLE 4	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	3

4.1	Treatment of Priority Non-Tax Claims (Class – 1)	4

4.2	Treatment of Secured Claims (Class – 2)	4
	(a) Determination of Secured Claims	4
	(b) Treatment of Secured Claims	4
	(c) Deficiency Claim	4

4.3	Treatment of General Unsecured Claims (Class - 4)	4

4.4	Treatment of Equity Interests (Class - 4)	5

4.5	Treatment of Convenience Claims (Class - 5)	5

ARTICLE 5	EXECUTORY CONTRACTS	5

5.1	Deemed Rejection	5

5.2	Approval of Rejection and Assumption	5

5.3	Rejection Damage Claim Bar Date	6

5.4	Indemnification Obligations Regarding Prepetition Acts or Omissions	6

5.5	Cure Procedures for Assumed Executory Contracts	6

ARTICLE 6	MEANS FOR IMPLEMENTATION OF THE PLAN	6

6.1	The Plan Administrator	6

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6.2	Substantive Consolidation of the Debtors	10

6.3	Sale Fee and Clear of Liens	10

6.4	Transfer Taxes	10

6.5	Dissolution of the Committee	10

6.6	Avoidance Actions and Rights of Action	11

6.7	Post-Confirmation Oversight Committee	11

6.8	Creditor Trust	12

ARTICLE 7	DISTRIBUTION OF ESTATE PROPERTY	14

7.1	Dispute Claim Reserve	14

7.2	Right to Enforce, Compromise, or Adjust Estate Property	14

ARTICLE 8	RELEASE AND EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES, EXCULPATION	14

8.1	Releases	14
	(a) Officer and Director Releases	14
	(b) Creditor Releases	15
	(c) Self-Execution of Releases	15

8.2	Exculpation	15

8.3	Indemnification	16

8.4	Direct Claims	16

8.5	United States Securities and Exchange Commission	16

8.6	The PBGC	16

8.7	Sale Transaction	16

8.8	ACE American Insurance Company	16

8.9	National Union	17

ARTICLE 9	INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS	18

9.1	Injunction Enjoining Holders of Claims Against and Equity Interests in Debtors	18

9.2	Preservation of all Rights of Action	18

ARTICLE 10	DEFAULTS REGARDING PLAN PERFORMANCE OR OBLIGATIONS	19

10.1	Defaults or Breaches	19

ARTICLE 11	RESOLUTION OF DISPUTED CLAIMS	19

11.1	Right to Object to Claims	19

11.2	Deadline for Objecting to Claims	19

11.3	Deadline for Responding to Claim Objections	19

11.4	Right to Request Estimation of Claims	20

11.5	Setoff Against Claims	20

11.6	Alternate Claim Resolution Procedures	20

11.7	Disallowance of Late Claims	20

11.8	Tax Implications for Recipients of Distributions	20

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11.9	No Levy	21

11.10	Offer of Judgment	21

11.11	Adjustments to Claims Without Objection	21

11.12	Disputed Claims	21

11.13	Provisions Governing Distributions	21

ARTICLE 12	RETENTION OF JURISDICTION	24

12.1	Retention of Jurisdiction	24

ARTICLE 13	MISCELLANEOUS PROVISIONS	26

13.1	Confirmation Order	26

13.2	Notices	26

13.3	Dates	27

13.4	Further Action	27

13.5	Exhibits	27

13.6	Exemption from Transfer Taxes	27

13.7	Binding Effect	27

13.8	Governing Law	27

13.9	Headings	28

13.10	Withdrawal or Revocation of the Plan	28

13.11	Reservation of Rights	28

13.12	Defects, Omissions, and Amendments	28

13.13	Good Faith	28

13.14	Successors and Assigns	28

13.15	Immediate Binding Effect	28

13.16	Nonseverability of Plan Provisions	29

13.17	Reservation of Rights	29

13.18	Payment of Statutory Fees	29

ARTICLE 14	SUBSTANTIAL CONSUMMATION	29

14.1	Substantial Consummation	29

14.2	Final Decree	29

ARTICLE 15	CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF PLAN	29

15.1	Conditions Precedent to Confirmation	29

15.2	Conditions Precedent to Effectiveness	30

15.3	Waiver of Conditions to Confirmation or Consummation	30

iii

EXHIBITS TO PLAN

Glossary of Defined Terms	Exhibit A

The Plan Administration Agreement	Exhibit B

Executory Contracts Not Rejected	Exhibit C

iv

INTRODUCTION

The Penn Traffic Company, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC (collectively “Penn Traffic” or the “Debtors”) in these chapter 11 cases, propose this third amended consolidated chapter 11 Plan under Bankruptcy Code section 1121 for the resolution of outstanding Claims and Equity Interests.

The Plan’s purpose is to liquidate and monetize all assets of the Debtors with the goal of distributing the liquidation proceeds to all Creditors holding Allowed Claims. The Plan intent is also intended to maximize distributions to all Creditors holding Allowed Claims. The Debtors, the Committee, the Plan Administration and the Post-Confirmation Oversight Committee reserve all rights to supplement or modify the Plan at any time prior to or subsequent to the Effective Date as they deem necessary and appropriate to facilitate the objectives of the Plan, including, without limitation the transfer of all the Debtors’ assets to a trust vehicle or other entity. Such supplement and/or modification shall be deemed to be a non-material modification of the Plan so long as it is in furtherance of the goals of the Plan as stated herein. In addition, the Plan Administrator is not authorized to engage in any business activity other than the liquidation of the Debtors’ assets, the distribution of such assets to Creditors holding Allowed Claims, resolution of disputed Claims and the wind down of the Debtors corporate entities.

ARTICLE 1
DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

1.1    Scope of Definitions.

All capitalized terms not defined elsewhere in the Plan have the meanings assigned to them in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.2    Definitions.

Defined terms are contained in the Glossary of Defined Terms For Plan and Disclosure Statement attached as Exhibit A to the Plan.

1.3    Rules of Interpretation and Construction.

For purposes of the Plan, (a) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (b) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (c) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (d) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (e) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (f) the rules of construction set forth in Bankruptcy Code section 102 and otherwise applicable to the Bankruptcy Code and the Bankruptcy Rules, apply to the Plan; and (g) in computing any period of time prescribed or allowed by the Plan, unless, otherwise set forth or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE 2
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

2.1    Classification.

Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (a) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (b) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan.

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2.2    Identification of Classes.

Allowed Claims and Allowed Equity Interests are classified under the Plan as follows:

Class - 1	Priority Non-Tax Claims
Class - 2	Secured Claims
Class - 3	General Unsecured Claims
Class - 4	Equity Interests
Class - 5	Convenience Claims

2.3    Unimpaired Classes.

Claims in Classes 1 and 2 are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in these Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan.

2.4    Impaired Classes.

Claims in Class 3 and Class 5 and Equity Interests in Class 4 are Impaired under the Plan. Holders of Claims in Class 3 and Class 5 are entitled to vote to accept or reject the Plan. Holders of Equity Interests in Class 4 are deemed to reject the Plan and not entitled to vote to accept or reject it.

2.5    Cramdown. In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.”

2.6    Elimination of Classes. Any Class of Claims that does not contain, as of the date of the commencement of the Confirmation Hearing, an Allowed Claim or a Claim temporarily Allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for the purpose of voting on acceptance or rejection of the Plan by such Class pursuant to Bankruptcy Code section 1129(a)(8).

2.7    Consolidation of Claims. As a result of the substantive consolidation of the Debtors’ Estates, Claims filed against multiple Debtors will be treated as a single Claim filed against the single consolidated estates of the Debtors.

ARTICLE 3
TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS

3.1    Administrative Claims.

(a)           Applicable Bar Date and Related Matters.

Except as otherwise provided in Article 3 herein, all applications or other requests for allowance and/or payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee and the Plan Administrator by the Administrative Claims Bar Date. Any Administrative Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. The Administrative Claims Bar Date does not apply to fees incurred under 28 U.S.C. § 1930(a)(6). For the avoidance of doubt, the Administrative Claims Bar Date shall not extend the time to file a 503(b)(9) Claim.

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(b)           Payment.

The Plan Administrator shall pay Allowed Administrative Claims (except Professional Compensation Claims) arising through the Confirmation Date from the Priority Claim Reserve as soon as reasonably practicable after the later of (a) the Effective Date or (b) the Allowance Date for such Claim.

3.2    Professional Compensation Claims.

(a)           Applicable Bar Date and Related Matters.

All applications or other requests for payment of Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee and the Plan Administrator by the first Business Day that is forty-five (45) days after the Effective Date. Any Professional Compensation Claims for which an application or other request for payment is not filed timely (other than permitted amendments, supplements or modifications of timely, duly filed requests or order of the Court) shall be deemed to be discharged and forever barred from being asserted against the Debtors, the Estates and the Plan Administrator or any Distributions.

(b)           Payment.

The Plan Administrator shall pay Allowed Professional Compensation Claims as soon as reasonably practicable after the Allowance Date for such Claim from the Professional Compensation Claim Reserve.

3.3    Priority Tax Claims.

(a)           Applicable Bar Date and Related Matters.

Except as otherwise provided in Article 3 herein, all applications or other requests for allowance and/or payment of Priority Tax Claims must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee and the Plan Administrator by the General Bar Date applicable to claims of Governmental Units. Any Priority Tax Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. For the avoidance of doubt, the General Bar Date applicable to Claims of governmental units does not apply to fees incurred under 28 U.S.C. § 1930(a)(6).

(b)           Payment.

The Plan Administrator shall pay priority Tax Claims as soon as reasonably practicable after the later of (a) the Effective Date or (b) the Allowance Date for such Claim, from the Priority Claim Reserve.

3.4    U. S. Trustee Fees.

Until the closing of a Bankruptcy Case, upon the entry of a final decree therefor, all fees incurred under 28 U.S.C. § 1930(a)(6) with respect to that Debtor and that Estate shall be paid by the Plan Administrator as required pursuant to the Bankruptcy Code, the Plan and the Plan Administration Agreement.

3.5    Tax Matters – In General

For purposes of paying and/or withholding all employment taxes, unemployment taxes and similar taxes with respect to Claims that are in the nature of wages, salaries, bonuses, severance, vacation pay and similar Claims, including any additions thereto, if any, such taxes shall be withheld and paid based on the tax rates, limitations, wage caps and similar items, all as were in effect with respect to the Debtors on the Petition Date.

3

ARTICLE 4
TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

4.1    Treatment of Priority Non-Tax Claims (Class – 1).

The Plan Administrator shall pay each Allowed Priority Non-Tax Claim in full from the Priority Claim Reserve as soon as reasonably practicable on the later of (a) the Effective Date or (b) the next Quarterly Distribution Date for such Claim in accordance with this Plan.

4.2    Treatment of Secured Claims (Class – 2).

(a)           Determination of Secured Claims.

If there is more than one Secured Claim, then each Secured Claim shall be classified in a separate subclass. The Plan Administrator may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim. In the event that a Secured Claim is Allowed subsequent to the date of this Plan, such Allowed Secured Claim shall be deemed to be classified in a separate subclass of this Class 2, and shall be treated in the manner set forth in sections 4.2(b) and (c) hereof as applicable.

(b)           Treatment of Secured Claims.

Allowed Secured Claims shall be satisfied in full at the election of the Plan Administrator, without further order of the Bankruptcy Court, as follows:

(i)           Cash Payment.

The Plan Administrator may elect to satisfy any Allowed Secured Claim by the payment of Cash from the Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Secured Claim. The Plan Administrator’s election under this section may not be disputed by any party, except on grounds of gross negligence or intentional misconduct.

(ii)          Abandonment of Property.

The Plan Administrator may elect to satisfy any Allowed Secured Claim by the abandonment to the holder of such Claim the property of the Estate which is subject to the valid and enforceable lien or security interest of such holder. The Plan Administrator’s election under this section may not be disputed by any party, except on grounds of gross negligence or intentional misconduct.

(iii)         Reinstatement

The Plan Administrator may elect to satisfy any Allowed Secured Claim by reinstatement of the Secured Claim pursuant to its terms, including without limitation the continuation of all security interests and liens with respect thereto.

(iv)          Other Agreements.

The Plan Administrator may elect to satisfy any Secured Claim pursuant to an agreement reached with the holder of such Claim.

(c)           Deficiency Claim.

If the holder of an Allowed Secured Claim has an Allowed Deficiency Claim, such Claim shall be treated under the Plan as a General Unsecured Claim.

4.3    Treatment of General Unsecured Claims (Class - 3).

Each holder of an Allowed Class 3 Claim shall receive its Pro Rata Share of the Unsecured Creditor Distribution. Each holder of a Class 3 Claim shall have the option to elect to reduce its Class 3 Claim to $5,000 and opt-in to Class 5 by checking the appropriate box on its Ballot and timely completing and returning such Ballot pursuant to the Solicitation Materials (thereby electing to receive the same treatment as a Class 5 Claimholder).

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4.4    Treatment of Equity Interests (Class - 4).

On the Effective Date, the Equity Interests in the Debtors shall be canceled and extinguished, and the holders thereof shall not be entitled to receive any Distributions on account of such Equity Interests. On the Effective Date, the Debtors shall issue a single new share of Penn Traffic’s stock to the Plan Administrator. For the avoidance of doubt, on the Effective Date, all current Directors and Officers of the Debtors shall be terminated from their respective positions.

4.5    Treatment of Convenience Claims (Class - 5).

Each holder of an Allowed Class 5 Claim shall receive, on the first Quarterly Distribution Date which is practicable, as determined by the Plan Administrator, a Cash payment in an amount equal to 10% of the amount of such holder’s Allowed Convenience Claim. Each holder of a Class 5 Claim shall have the option to opt-out of Class 5 by checking the appropriate box on its Ballot and timely completing and returning such Ballot pursuant to the Solicitation Materials (thereby electing to receive the same treatment as a holder of a Class 3 Claim).

ARTICLE 5
EXECUTORY CONTRACTS

5.1    Deemed Rejection.

All of the Debtors’ Executory Contracts, including CBAs, Pension Plans and Health and Welfare Plans, to the extent not expressly assumed or rejected prior to Confirmation shall be, and hereby are deemed rejected as of the Effective Date, excluding all Executory Contracts listed on Exhibit C attached hereto. All Executory Contracts listed on Exhibit C shall be assumed as of the Effective Date. Nothing herein in shall be deemed to be a rejection of the Sale Transaction Documents and such Sale Transaction Documents shall remain in full force and effect prior to and after the Confirmation Date. The Debtors reserve the right to argue that a contract listed on Exhibit C is not an executory contract.

5.2    Approval of Rejection and Assumption.

(a)     Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the Debtors’ rejection of the Executory Contracts not listed on Exhibit C attached hereto, without the need for another or further order of the Bankruptcy Court. Entry of the Confirmation Order shall also constitute the approval, pursuant to Bankruptcy Code section 365(a), of the Debtors’ assumption of the Executory Contracts listed on Exhibit C attached hereto subject to the Debtor’s cure obligations and Section 5.5 below.

(b)     All insurance policies of the Debtors, including without limitation all those set forth in Exhibit C annexed hereto, shall continue to be of full force and effect upon and after the occurrence of the Effective Date, and nothing contained here shall prejudice the rights of any parties to assert claims against or seek payment from any such policies or any rights, obligations or defenses to coverage of any insurance company.

(c)     To the extent that any or all of the insurance policies set forth on Exhibit C attached hereto are considered to be executory contracts, then notwithstanding anything contained herein to the contrary, the Plan will constitute a motion to assume the insurance policies set forth on Exhibit C to the Plan. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit C attached hereto. To the extent cure amounts are determined, the Debtors’ only cure obligations shall be to promptly pay any outstanding annual, bi-annually, quarterly or monthly premium payments (excluding any claims for liability resulting from alleged retrospective premium adjustments or similar type payments). In the event that of a determination by Final Order that any insurance policy is an executory contract, nothing herein shall prejudice the Debtors’ rights, if any, to seek, on appropriate notice and hearing, rejection of such insurance policy or other available relief as if such a rejection had been requested prior to the Effective Date.

5

5.3    Rejection Damage Claim Bar Date.

Except as otherwise provided in this section, any and all Claims arising from or relating to the rejection of an Executory Contract pursuant to the Plan shall be filed with the Claims Agent no later than the Rejection Damage Claim Bar Date. Any Claim arising from or relating to the rejection of an Executory Contract not filed by the Rejection Damage Claim Bar Date shall be deemed waived and forever barred and shall not be entitled to any Distributions under the Plan. The Plan Administrator shall have the right, but not the obligation, to object to any Claim resulting from the rejection of an Executory Contract.

5.4    Indemnification Obligations Regarding Prepetition Acts or Omissions.

Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including, but not limited to any officer or director of the Debtors, or any agent, professional, financial advisor, or underwriter of any securities issued by Debtors, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (i) shall be and hereby are deemed to be rejected and terminated as of the Effective Date and (ii) any and all Claims resulting from such obligations shall be, and hereby are, disallowed pursuant to Bankruptcy Code section 502(e). Notwithstanding any of the foregoing, nothing contained in the Plan shall constitute, be deemed to be or result in the rejection, cancellation or termination of any D&O Policy or any fiduciary liability policy, nor shall anything contained in the Plan impact, impair or prejudice the rights of any Person which is a beneficiary of or entitled to protection or defense under, or the proceeds of, any D&O Policy or any fiduciary liability policy.

5.5    Cure Procedures for Assumed Executory Contracts.

To the extent that there is any Cash remaining in the Cure Reserve as of the Confirmation Date, the Plan Administrator shall administer such Cure Reserve in accordance with the procedures set forth in the Sale Order and Sale Transaction Documents. Any Cash remaining in the Cure Reserve after all cure related issue are resolved will be made available for Distribution.

5.6    Directors and Officers and Fiduciary Insurance

All insurance policies and directors and officers insurance policies, in accordance with the terms of the Plan and the Confirmation Order, held by the Debtors which provide directors and officers or fiduciary liability insurance to the current and former directors and officers of the Debtors, shall remain in full force and effect, including, specifically, those insurance policies listed on Exhibit C, to the extent any, attached hereto. The current and former directors and officers of the Directors shall be fully insured in accordance with the terms and conditions of the respective insurance policies.

ARTICLE 6
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1    The Plan Administrator.

(a)           Appointment.

On the Effective Date, the Plan Administrator shall be appointed in accordance with the Plan and the Plan Administration Agreement attached hereto as Exhibit A to wind up the affairs of the Debtors and make distributions under the Plan.

6

(b)           The Plan Administrator.

From and after the Effective Date, the Plan Administrator shall be a Person appointed pursuant to the Plan Administration Agreement, Plan, and Confirmation Order, until death, resignation, or discharge and the appointment of a successor Plan Administrator in accordance with the terms of the Plan and the Plan Administration Agreement. The Plan Administrator shall be the exclusive agent of the Debtors and the Post Effective Date Estates under Title 11 for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3).

(c)           Responsibilities of the Plan Administrator.

The responsibilities of the Plan Administrator under the Plan Administration Agreement, the Confirmation Order and this Plan shall include those set forth in the Plan Administration Agreement, including, without limitation, the following: (i) the establishment and maintenance of such operating, reserve and trust account(s) as are necessary and appropriate to wind up the affairs of the Debtors; (ii) the investment of the Cash; (iii) the pursuit of objections to, estimations of and settlements of Claims and Equity Interests, regardless of whether such Claim is listed in the Debtors’ Schedules of Assets and Liabilities; (iv) the prosecution of any cause of action of the Debtors not otherwise released under the Plan, including, the Rights of Action, which may be pursued by the Creditor Trustee, if any, as set forth herein; (v) the calculation and distribution of all Distributions to be made under this Plan to holders of Allowed Claims; (vi) the filing of all required tax returns and operating reports and paying of taxes and all other obligations on behalf of the Post-Effective Date Estates, if any; (vii) the filing of periodic reports regarding the status of Distributions under the Plan to holders of Allowed Claims that are outstanding against the Debtors at any such time; (viii) the payment of fees pursuant to 28 U.S.C. § 1930 incurred after the Effective Date until the closing of the applicable Bankruptcy Case; (ix) take all steps necessary to terminate and perform any follow-up activities after termination of any benefit plans, Collective Bargaining Agreements and Health and Welfare Plans of the Debtors; (x) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan, the Plan Administration Agreement, the Confirmation Order, other Bankruptcy Court orders, or as otherwise may be necessary and proper to carry out the provisions of the Plan; and (xi) if as and when appropriate to seek a Final Order closing these Bankruptcy Cases.

(d)           Powers of the Plan Administrator.

(i)           To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors;

(ii)          In consultation with the Post-Confirmation Oversight Committee, to maintain accounts, to make Distributions to holders of Allowed Claims provided for or contemplated by the Plan; and take other actions consistent with the Plan and the Plan Administration Agreement and the implementation thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, including the Priority Claim Reserve, Professional Compensation Claim Reserve, the Disputed Claim Reserve and the Plan Administrator Reserve (notwithstanding anything herein to the contrary, the Plan Administrator may establish any of the reserves described herein by accounting or book entries instead of establishing separate accounts for each of the reserves);

(iii)         To object to any Claims or Equity Interests (whether Disputed Claims or otherwise), to compromise or settle any Claims or Equity Interests prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan, the Confirmation Order or the Plan Administration Agreement;

(iv)         With the approval of the Post-Confirmation Oversight Committee, to sell or otherwise liquidate any non-Cash assets as necessary or desirable without further Bankruptcy Court approval;

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(v)          In consultation with the Post-Confirmation Oversight Committee, to make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants, and to pay the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees and expenses of professionals (including those retained by the Plan Administrator and the Post-Confirmation Oversight Committee), disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court;

(vi)          In consultation with the Post-Confirmation Oversight Committee, (i) seek a determination of tax liability under Bankruptcy Code section 505, if any (ii) pay taxes, if any, related to the Debtors or the sale of non-Cash assets of the Debtors, (iii) file, if necessary, any and all tax and information returns, (iv) make tax elections by and on behalf of the Plan Administrator, and (v) pay taxes, if any, payable by the Estate;

(vii)        In consultation with the Post-Confirmation Oversight Committee, to take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

(viii)       In  consultation  with  the  Post-Confirmation  Oversight  Committee,  to  invest  Cash  as deemed appropriate by the Plan Administrator and in compliance with section 345 of the Bankruptcy Code. Any investments of Cash that are not in compliance with Bankruptcy Code section 345 shall require the approval of the Post-Confirmation Oversight Committee;

(ix)          In consultation with the Post-Confirmation Oversight Committee, to collect any accounts receivable or other claims of the Debtors or the Estates on behalf of the appropriate beneficiaries not otherwise disposed of pursuant to the Plan or the Confirmation Order;

(x)           In consultation with the Post-Confirmation Oversight Committee, to maintain any books and records, including financial books and records, as is necessary and/or appropriate in the Plan Administrator’s discretion;

(xi)          In consultation with the Post-Confirmation Oversight Committee, to implement and/or enforce all provisions of this Plan, including entering into any agreement or executing any document required by or consistent with the Plan, the Confirmation Order and the Plan Administration Agreement and perform all of the Debtors’ obligations thereunder;

(xii)         In consultation with the Post-Confirmation Oversight Committee, to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice and/or provide appropriate retainers to the Plan Administrator’s professionals, any assets if the Plan Administrator concludes that they are of no benefit to the Estates;

(xiii)        With the approval of the Post-Confirmation Oversight Committee, to investigate, prosecute and/or settle Claims that have not been assigned to the Creditor Trust, without approval of the Bankruptcy Court, including, without limitation, Rights of Action, Administrative Claims, Secured Claims, Priority Non-Tax Claims, Priority Claims, General Unsecured Claims, and other causes of action and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and pursue to settlement or judgment such actions;

(xiv)        In consultation with the Post-Confirmation Oversight Committee, to retain, purchase or create and carry all insurance policies and pay all insurance premiums and costs the Plan Administrator deems necessary or advisable;

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(xv)         In consultation with the Post-Confirmation Oversight Committee, to collect and liquidate and/or distribute all assets of the Estates pursuant to the Plan, the Confirmation Order and the Plan Administration Agreement and administer the winding down of the affairs of the Debtors;

(xvi)        To hold legal title to a single share of Penn Traffic stock;

(xvii)       To pay any and all fees incurred pursuant to 28 U.S.C. § 1930 and to file all necessary reports with the Bankruptcy Court until such time as a Final Order is entered or the Bankruptcy Court orders otherwise;

(xviii)      Exercise such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement, the Confirmation Order, other orders of the Bankruptcy Court, or as may be desirable, necessary and/or proper to carry out the provision of the Plan and to wind up the affairs of the Debtors;

(xix)         Take any and all actions required to dissolve the Debtors with respect to their public status, in accordance with any and all requirements of the United States Securities and Exchange Commission, after the administration of the Estate is complete; and

(xx)         Take any and all actions required in order to effectuate the Sale Transaction pursuant to the Sale Order, the Sale Transaction Documents and the Cure Reserve.

The Plan Administrator shall stand in the same position as the Debtors with respect to any claim the Debtors may have to an attorney-client privilege, the work product doctrine, or any other privilege against production, and the Plan Administrator shall succeed to all of the Debtors’ rights to preserve, assert or waive any such privilege.

(e)           Compensation of Plan Administrator.

The Plan Administrator shall be compensated as set forth in the Plan Administration Agreement from the Plan Administration Reserve. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred, subject to approval by the Plan Administrator. The payment of fees and expenses of the Plan Administrator and its professionals shall not be subject to Bankruptcy Court approval.

(f)            Disposition of Estate Property by the Plan Administrator.

(i)
The sale or other disposition of any Estate Property by the Plan Administrator in accordance with this Plan and the Plan Administration Agreement shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to section 363(f) of the Bankruptcy Code.

(ii)
Any transfer of all or any portion of the Estate Property pursuant to this Plan shall constitute a “transfer under a plan” within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to any stamp tax or similar tax.

(g)           Termination of the Plan Administrator’s Appointment.

The Plan Administrator’s appointment shall terminate upon the distribution of all property in accordance with the terms of the Plan and the Plan Administration Agreement and the entry of a Final Order by the Bankruptcy Court closing these Bankruptcy Cases, or by termination at the mutual consent of the Plan Administrator and the Post-Confirmation Oversight Committee. Absent such mutual consent, the Post-Confirmation Oversight Committee may terminate the appointment of the Plan Administrator upon approval of the Bankruptcy Court.

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6.2    Substantive Consolidation of the Debtors.

(a)           On the Effective Date, the Debtors shall be deemed to be substantively consolidated. Any claim against one or more of the Debtors shall be treated as a single claim against the consolidated estate of the Debtors and shall be entitled to a distribution under this Plan by the Plan Administrator only with respect to such single claim. However, the substantive consolidation provided for herein, shall not affect the obligation of each and every one of the Debtors under 28 U.S.C. § 1930(a)(6) until that Debtor’s particular Bankruptcy Case is closed or dismissed.

(b)          Unless the Bankruptcy Court has ordered substantive consolidation of the Bankruptcy Cases before the Confirmation Hearing, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Bankruptcy Cases. The Debtors request for substantive consolidation is based on the grounds set forth in the Disclosure Statement. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim or Equity Interest on or before the deadline for submitting objections to the Plan or such other date as may be established by the Bankruptcy Court, an order approving substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Bankruptcy Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to coincide with the Confirmation Hearing.

(c)           The Debtors reserve the right at any time up to the conclusion of the Confirmation Hearing to withdraw their request for substantive consolidation of these Bankruptcy Cases, to seek Confirmation of the Plan as if there were no substantive consolidation, and to seek Confirmation of the Plan with respect to one Debtor even if Confirmation with respect to the other Debtors is denied or delayed.

6.3    Sale Free and Clear of Liens.

The sale or other disposition of any Estate Property by the Plan Administrator in accordance with this Plan and the Plan Administration Agreement shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to section 363(f) of the Bankruptcy Code.

6.4    Transfer Taxes.

Any transfer of all or any portion of the Assets pursuant to this Plan shall constitute a “transfer under a plan” within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to any stamp tax or similar tax.

6.5    Dissolution of the Committee.

The Committee shall be automatically dissolved on the later of: (a) the Effective Date; and (b) the conclusion of any appeals or other challenges or matters with respect to the Confirmation Order (but such functions shall relate solely to services performed related to such appeal, challenges or matters), except with respect to the review and prosecution of Professional Compensation Claims and any objections thereto. Following the Effective Date, the attorneys and financial advisors to the Committee shall be entitled to assert any reasonable claims for compensation for services rendered or reimbursement for expenses incurred after the Effective Date in connection with services to the Committee, including, the pursuit of their own Professional Compensation Claims or the representation of the Committee in connection with the review of and the right to be heard in connection with all Professional Compensation Claims. The Plan Administrator shall pay, within ten (10) Business Days after submission of a detailed invoice to the Plan Administrator, such reasonable claims for compensation or reimbursement of expenses incurred by the attorneys and financial advisors to the Committee. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. Except as otherwise provided in the Plan, on the Effective Date, all members, employees or agents of the Committee shall be released and discharged from all rights and duties arising from, or related to, the Bankruptcy Cases. The dissolution or termination of the Committee shall not prejudice the rights of any agents of the Committee (including their Professionals and Committee members) to pursue their separate Claims for compensation and reimbursement of expenses, including Professional Compensation Claims under Bankruptcy Code sections 330, 331, and/or 503(b)(3)(F).

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6.6    Avoidance Actions and Rights of Action.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee shall have the sole right to pursue any existing or potential Rights of Action except for those that have been assigned pursuant to the Plan to the Creditor Trust.

6.7    Post-Confirmation Oversight Committee.

(a)           The Post -Confirmation Oversight Committee shall be comprised of up to three (3) members selected by the Committee on or prior to the Effective Date and any substitute members selected by the Committee prior to the Effective Date and the Post-Confirmation Oversight Committee on and after the Effective Date. The members of the Post-Confirmation Oversight Committee shall not be compensated for service on the Post-Confirmation Oversight Committee but shall be entitled to reimbursement of reasonable out -of-pocket expenses. Except as noted in the Plan, the Plan Administration Agreement or the Confirmation Order , the role of the Post-Confirmation Oversight Committee shall be, among other things, to consult with the Plan Administrator on the following matters: (i) the timing and amount of interim distributions; (ii) compliance with this Plan and the obligations hereunder; (iii) employment, retention, replacement, and compensation of professionals to represent the Post-Confirmation Oversight Committee or the Plan Administrator with respect to their responsibilities; (iv) objection to Claims as provided in this Plan, and prosecution of such objections; (v) compromise and settlement of any issue or dispute regarding the amount, validity, priority, treatment, or allowance of any Claim; (vi) establishment, replenishment or release of reserves as provided in this Plan, as applicable; (vii) negotiation of any amendments regarding the Plan Administration Agreement, subject to Bankruptcy Court approval; (viii) exercise of such other powers as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or any other Plan Documents or order of the Bankruptcy Court; (ix) taking all actions necessary or appropriate to enforce the Debtors’ rights and to comply with the Debtors obligations owing under the Sale Transaction Documents; (x) filing applicable tax returns for any of the Debtors; and (xi) liquidating any Estate Property. The Post-Confirmation Oversight Committee may replace any member that has resigned or been removed. Any member of the Post -Confirmation Oversight Committee may be removed by the Bankruptcy Court for cause shown, after notice and a hearing. The Post -Confirmation Oversight Committee may retain legal counsel and financial advisors to advise it in the performance of its duties. In the event there are no members of the Post-Confirmation Oversight Committee, whether by death, resignation or removal, the Plan Administrator shall be free to act in its sole discretion subject to the requirements of this Plan and the Confirmation Order. The Plan Administrator shall pay (i) the Post-Confirmation Date Committee Expenses; and (ii) on and after the Effective Date, the Post-Confirmation Oversight Committee Professional Fees. The Post-Confirmation Date Committee Expenses and the Post-Confirmation Oversight Committee Professional Fees shall be paid within ten (10) Business Days after submission of a detailed invoice therefor to the Plan Administrator. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator, the Post-Confirmation Oversight Committee or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. The Post-Confirmation Oversight Committee shall be dissolved and the members thereof shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Bankruptcy Cases on the later of: (i) the final Distribution Date or (ii) the entry of a Final Order or orders closing all of the Debtors’ Bankruptcy Cases. Service as a member of the Post-Confirmation Oversight Committee shall not preclude service on any trust advisory board or other committee to be established, if any.

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(b)           The Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, shall approve or reject any settlement or abandonment of Rights of Action that the Plan Administrator or Creditor Trustee, if any, or any member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may propose; provided, however, that (i) no member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may cast a vote with respect to any matter to which it is a party; and (ii) the Plan Administrator or the Creditor Trustee, if any, may seek Bankruptcy Court approval of a settlement if the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, fails to act on a proposed settlement within thirty (30) days of receiving notice of such proposed settlement, including a deadlocked vote of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable. The Plan Administrator shall not settle or compromise any Administrative or Priority Claim in excess of the Allowed amount of $200,000, or unsecured Claims, in excess of $500,000 (such $200,000 and $500,000 monetary thresholds may be increased or decreased at the discretion of the Post-Confirmation Oversight Committee), without either the approval of the Post-Confirmation Oversight Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the Post-Confirmation Oversight Committee, the Plan Administrator may settle or compromise any Claim without an order of the Bankruptcy Court, subject to the approval of the Post-Confirmation Oversight Committee and the requirements set forth in this section.

(c)           The Post-Confirmation Oversight Committee may, by majority vote, authorize the Plan Administrator to invest Estate Property in prudent investments other than those described in Bankruptcy Code section 345.

(d)          Notwithstanding any other provision of the Plan, the Oversight Committee Parties shall not be liable to any entity for anything other than such Oversight Committee Parties own gross negligence or willful misconduct. The Post-Confirmation Oversight Committee may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants, financial advisors, or other professionals, or any of its members or designees, and shall not be liable for anything done or omitted or suffered to be done in accordance with the advice or opinions obtained. If the Post -Confirmation Oversight Committee determines not to consult with its counsel, accountants, financial advisors, or other professionals, the failure to so consult shall not itself impose any liability on the Oversight Committee Parties or any of its designees.

(e)          The Post-Confirmation Oversight Committee shall govern its proceedings through the adoption of by-laws, which the Post-Confirmation Oversight Committee may adopt by majority vote. The Post-Confirmation Oversight Committee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Plan and not otherwise. No provision of such by-laws shall conflict with any express provision of the Plan or the Plan Administration Agreement.

(f)            The Plan Administrator may be removed by the Bankruptcy Court for cause shown, including, without limitation, for (i) fraud or willful misconduct, (ii) such physical or mental disability as substantially prevents the Plan Administrator from performing the duties of Plan Administrator hereunder, or (iii) a breach of fiduciary duty or an unresolved conflict of interest. In the event of the resignation or removal of the Plan Administrator, the Post-Confirmation Oversight Committee shall, by majority vote, designate a Person to serve as successor Plan Administrator. The successor Plan Administrator shall file an affidavit demonstrating that such Person is disinterested as defined by Bankruptcy Code section 101(14) and disclosing the terms and conditions of such person or entity’s compensation.

6.8    Creditor Trust

(a)           General. If the Committee has on or prior to the filing of the Plan Supplement (a) commenced any action or brought any motion with respect to Rights of Action (including a motion seeking standing to pursue such Rights of Action) or (b) designated in a Plan Supplement certain Rights of Action for assignment to a Creditor Trust, then on or before the Effective Date, the Creditor Trust Agreement, in a form reasonably acceptable to the Debtors and the Committee, shall be executed, and all other necessary steps shall be taken to establish the Creditors Trust and the beneficial interests therein, which shall be for the benefit of the Holders of Allowed Claims against the Debtors, whether Allowed on or after the Effective Date. In the event of any conflict between the terms of the Plan and the terms of the Creditor Trust Agreement, the terms of the Creditor Trust Agreement shall govern. Such Creditor Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Creditor Trust as a liquidating trust for United States federal income tax purposes, or otherwise have a material adverse effect on the recovery of Holders of Allowed Claims against the Debtors. On the Effective Date, the Post-Confirmation Oversight Committee shall have the duties set forth herein to maximize distributions to Holders of Allowed Claims. On the Effective Date, the Post-Confirmation Oversight Committee shall succeed in all respects to all of the rights, privileges and immunities of the Committee, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee, except to the extent that a Creditor Trust shall be established, in which event the Creditor Trustee shall succeed in all respects to all of the rights, privileges and immunities of the Committee and the Debtors, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee and the Debtors that relate to the Trust Assets.

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(b)          Purpose of Creditor Trust. If established, the Creditor Trust shall be established for the purpose of holding the Creditor Trust Assets, reducing the Credit Trust Assets to Cash and depositing such proceeds for subsequent distribution to the Holders of Allowed Claims under the Plan and for making distributions of Creditor Trust Assets in accordance with the Creditor Trust Agreement, the Plan and the Confirmation Order, with no objective to continue or engage in the conduct of a trade or business.

(c)           Fees and Expenses of Creditor Trust. The actual and reasonable fees, expenses and costs of the Creditor Trust, including reasonable professional fees, shall be funded by the Plan Administrator.

(d)           Creditor Trust Assets. The Creditor Trust shall consist of the Creditor Trust Assets and the proceeds therefrom. As of the Effective Date, the Debtors shall assign and transfer to the Creditor Trust all of its rights, title and interests in and to the Creditor Trust Assets on the Effective Date such Rights of Action shall be assigned to the Creditor Trustee in trust pursuant to sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code for the benefit of the Holders of Allowed Claims against the Debtors, whether Allowed on or after the Effective Date. The Debtors or such other Persons that may have possession or control of such Creditor Trust Assets shall transfer or assign possession or control of such property or rights to the Creditor Trust prior to or as of the Effective Date and shall execute the documents or instruments necessary to effectuate such transfers. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors, shall have any interest, legal, beneficial, or otherwise, in the Creditor Trust or the Creditor Trust Assets upon their assignment and transfer to the Creditor Trust (other than as provided herein, in the Creditor Trust Agreement or in the Confirmation Order).

(e)           Governance of Creditor Trust. The Creditor Trust shall be governed by the Creditor Trust Agreement and administered by the Creditor Trustee. The Trust Board shall govern its proceedings through the adoption of by-laws, which the Trust Board may adopt by majority vote.

(f)           Appointment of a Creditor Trustee. If a Creditor Trust is to be established, prior to the Effective Date, the Committee shall select the Creditor Trustee. The identity of and contact information for the Creditor Trustee (or proposed Creditor Trustee, if applicable) shall be set forth in the Plan Supplement. In the event the Creditor Trustee dies, is terminated, or resigns for any reason, the Trust Board shall designate a successor in accordance with the Creditor Trust Agreement.

(g)          The Trust Board. The Creditor Trustee shall take direction from the Trust Board. The identity of the directors nominated to serve on the Trust Board shall be set forth in the Plan Supplement. The Committee shall select the directors of the Creditors Trust Board. In the event one of the Trust Board directors dies, is terminated, or resigns for any reason, the remaining Trust Board directors shall designate a successor.

(h)           Role of the Creditor Trustee. In furtherance of and consistent with the purpose of the Creditor Trust and the Plan, the Creditor Trustee shall hold the Creditor Trust Assets for the benefit of the Holders of Allowed Claims against the Debtors. The Creditor Trustee may be the same Person as the Plan Administrator, and the Trust Board may consist of members of the Post-Confirmation Oversight Committee. In addition, the Creditor Trustee’s professionals may be the same as the Plan Administrator’s professionals and the Trust Board’s professionals may be the same as the Post-Confirmation Oversight Committee’s professionals.

(i)            Creditor Trust Agreement. In addition to the provisions set forth herein and in the Confirmation Order, the Creditor Trust shall be governed in all respects by the Creditor Trust Agreement.

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ARTICLE 7
DISTRIBUTION OF ESTATE PROPERTY

7.1    Disputed Claim Reserve.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall establish and maintain the Disputed Claim Reserve as a separate reserve in order to satisfy Disputed Claims upon the resolution of such claims. Estate Property deposited into the Disputed Claim Reserve shall be distributed to the holders of Disputed Claims when such Disputed Claims become Allowed Claims. Any funds remaining in the Disputed Claim Reserve after all Disputed Claims are resolved shall be used to first cover any necessary shortfalls in other reserves and any remaining available funds shall then be included for distribution on the next Distribution Date to Allowed Claimants.

7.2    Right to Enforce, Compromise, or Adjust Estate Property.

(a)           The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve any disputes related to Estate Property, including without limitation any and all Rights of Action, in accordance with this Plan and the Plan Administration Agreement, subject to the rights and powers of the Creditor Trustee. All rights, positions, claims, interests, title, warranties and privileges with respect to any Estate Property, including without limitation all Rights of Action and all proceeds thereof and other property and rights derived therefrom, shall constitute Estate Property. In accordance with Bankruptcy Code section 1123(b)(3), any and all Rights of Action shall vest in the Plan Administrator, except those with respect to the Creditor Trust Assets which shall vest with the Creditor Trustee.

(b)           Subject to the terms of the Plan, the Plan Administrator, with the approval of the Post-Confirmation Oversight Committee, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, assert as a set-off or other defenses, abandon, settle, compromise, release, withdraw or litigate to judgment any Rights of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court as set forth in this Plan and the Plan Administration Agreement.

ARTICLE 8
RELEASE AND EXTINGUISHMENT
OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION

8.1    Releases.

(a)          Officer and Director Releases.

Except as otherwise provided for in the Plan on the Effective Date, each of (i) the Debtors; and (ii) the Committee, as applicable, shall be deemed to have released the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors) and their professionals, from any and all claims, causes of actions, and other liabilities accruing on or before the Effective Date, and arising from or relating to any actions taken or not taken in connection with the decision to file bankruptcy on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the wind down and operation of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all distributions thereunder), the administration of the Plan, and the property to be distributed under the Plan; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, or other liability arising out of (i) any express contractual obligation owing by any such Directors and Officers, or (ii) the willful misconduct or gross negligence of such Directors and Officers in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, or (iii) a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114.

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(b)          Creditor Releases.

Except as otherwise provided for in the Plan, effective on the Effective Date, each holder of a Claim who votes in favor of the Plan and does not opt-out of such release by checking the appropriate box on the Ballot and properly and timely completing and returning such Ballot pursuant to the Solicitation Materials shall be conclusively presumed to have released the Debtors, the Committee, and their respective Directors and Officers, members, employees, insurers, attorneys, advisors, and professionals, each in its capacity as such, from any and all actions, causes of action, liabilities, obligations, rights, suits, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, debts, remedies and demands, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, at equity or otherwise, based in whole or in part on any act, transaction, omission or other event occurring before the commencement of the Bankruptcy Cases or during the course of the Bankruptcy Cases (including through the Effective Date), in any way relating to the Debtors, the Bankruptcy Cases, or the ownership, management, and operation of the Debtors. The Debtors and the Committee acknowledge that the PBGC has duly exercised its opt-out right hereunder, such that the creditor releases provided in this Section 8.1(b) shall not apply to or otherwise be binding on the PBGC.

(c)           Self-Execution of Releases.

The releases provided for in this section 8.1 shall be self-executing, and shall be effective with respect to all such Persons and binding on all such Persons as of the Effective Date without further order of the Bankruptcy Court and without the need for a separate document executed by the parties memorializing such releases.

8.2    Exculpation.

On the Effective Date, each of (a) the Debtors and the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors); (b) the Debtors’ attorneys, advisors and other professionals; (c) the Committee and its members, solely in their capacity as Committee members; (d) the Committee’s attorneys, advisors and other professionals; (e) Wind Down Officer and the attorneys, advisors and other professionals of the Wind Down Officer; (f) the Plan Administrator their members, principals, employees and agents; (g) the attorneys advisors and other professionals to the Plan Administrator; (h) the Post-Confirmation Oversight Committee and their members and directors (solely in their capacity as such); (i) the attorneys, advisors and other professionals to the Post-Confirmation Oversight Committee and the Trust Board, if any; (j) the Disbursing Agent, its members, principals, employees and agents; and (k) the attorneys, advisors and other professionals to the Disbursing Agent, shall have no liability to any holder of a Claim or Equity Interest or to any other person for any action taken or not taken in connection with the decision to file a bankruptcy petition on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the operation, sale and wind down of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all Distributions hereunder), the administration of the Plan, and the property to be distributed under the Plan. In all such instances, such parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Bankruptcy Cases and under the Plan. Nothing contained in this section shall operate as a release, waiver, or discharge of any Claim, cause of action, right, or other liability against Person listed in subsection (a)-(k) above in any capacity other than as in subsections (a)-(k) above; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, right or other liability arising out of the willful misconduct or gross negligence, or a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114, in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, the wind down of the Debtors’ Estates or the administration of Estate Property.

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8.3    Indemnification.

Nothing herein shall limit, impair or affect, in any way or manner whatsoever, the rights and ability of any present or former officers, directors or employees of any of the Debtors ability to seek indemnification from any of the Debtors and to seek payment therefor, or for any other reason, from any applicable insurance policies, including but not limited to any fiduciary liability or director and officer liability insurance, provided, however, that such person’s sole recourse on account of any right of indemnification shall be to, and sole right to recovery on account of any right of indemnification shall be from, any such insurance.

8.4    Direct Claims.

Subject to the provisions of the Plan, the Plan shall in no manner act or be construed to waive, release or enjoin any direct, non-derivative claims, or actions held by a non-Debtor against any third-party based upon any act or occurrence, or failure to act, taking place prior to the Petition Date.

8.5    United States Securities and Exchange Commission

Notwithstanding any language to the contrary contained in this Disclosure Statement, the Plan, and/or the Confirmation Order, no provision shall release any non-debtor, including any of the Directors and Officers, from liability in connection with any legal action or claim brought by the United States Securities and Exchange Commission.

8.6    The PBGC

The PBGC shall not collect on any claims the PBGC may have relating to a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114 from the assets of the Debtors or their estates, or on any such claim that relates to the Defined Benefit Plans from assets of the Plan Administrator or the Disbursing Agent. The claims already filed by PBGC against the Debtors do not relate to these sections of ERISA, and, as Allowed, will be paid in accordance with the terms of the Plan.

8.7    Sale Transaction

NOTWITHSTANDING ANYTHING HEREIN, IN THE DISCLOSURE STATEMENT, OR IN THE CONFIRMATION ORDER TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, ANY BAR DATES, RELEASES, EXCULPATIONS, INJUNCTIONS (INCLUDING WITH RESPECT TO ASSERTING A SETOFF), AND PROVISIONS GOVERNING DISTRIBUTIONS, NOTHING HEREIN, IN THE PLAN OR IN THE CONFIRMATION ORDER SHALL LIMIT, IMPAIR, MODIFY, ALTER, ENJOIN, RELEASE, EXCULPATE OR BAR ANY RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THE SALE ORDER AND THE SALE TRANSACTION DOCUMENTS.

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8.8    ACE American Insurance Company

Notwithstanding anything to the contrary in the Disclosure Statement, Disclosure Statement Approval Order, Solicitation Materials, Ballot, Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) the ACE Program shall, in its entirety, continue under the Plan in full force and effect after the Effective Date or if applicable, be assumed in accordance with Bankruptcy Code Section 365, (ii) after the Effective Date, the Debtors or their successors or assigns shall be liable to the ACE Companies for all of their obligations and liabilities arising under or related to the ACE Program, provided, however, that all parties reserve all rights, claims and defenses regarding the allowance or disallowance of any Claim asserted by the ACE Companies, (iii) the Claims of the ACE Companies arising under or related to the ACE Program shall not be released or discharged as a result of the occurrence of the Effective Date and shall continue to be secured by the ACE Collateral which the ACE Companies may draw upon, hold and/or apply pursuant to the terms of the ACE Program, subject to the rights, if any, of the Debtors with respect thereto, and (iv) subject to clause (ii) hereof, the ACE Program, ACE Collateral and the Debtors’ and the ACE Companies’ rights, defenses, obligations and liabilities thereunder shall survive and shall continue after the Effective Date unaltered by the Plan or the Confirmation and nothing with respect to the Bankruptcy Cases shall alter the terms and conditions of the ACE Program or the coverage provided thereunder and the respective rights and defenses of the parties with respect thereto, provided, however, that the treatment of any Claims arising under or relating to the ACE Program shall be pursuant to the Plan, and (v) the ACE Companies may administer, settle and/or pay workers’ compensation claims covered by the ACE Program (regardless of whether such claims arose prior to or after the Petition Date) in the ordinary course pursuant to the terms of the ACE Program and applicable non-bankruptcy law without seeking or receiving the approval or consent of the Bankruptcy Court. The Debtors acknowledge that the ACE Companies have elected to opt-out of the Creditor Releases provided for in section 8.1(b) above. Any Administrative Claims of the ACE Companies arising under or related to the ACE Program shall be subject to the applicable bar date set forth in Section 3.1(a) of the Plan or order of the Bankruptcy Court. Any Claims of the ACE Companies arising under or related to the ACE Program shall be subject to the applicable bar date(s) set forth in Section 3.1(a) of the Plan, the Order establishing deadlines for filing proofs of claim entered on March 3, 2010, or other applicable order of the Bankruptcy Court.

8.9    National Union

Notwithstanding anything to the contrary in the Disclosure Statement, Disclosure Statement Approval Order, Solicitation Materials, Ballot Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) the National Union Program shall, in its entirety, continue under the Plan in full force and effect after the Effective Date or if applicable, be assumed in accordance with Bankruptcy Code Section 365, (ii) after the Effective Date, the Debtors or their successors or assigns shall be liable to National Union for all of their obligations and liabilities arising under or related to the National Union Program, provided, however, that all parties reserve all rights, claims and defenses regarding the allowance or disallowance of any Claim asserted by National Union, (iii) the Claims of National Union arising under or related to the National Union Program shall not be released or discharged as a result of the occurrence of the Effective Date and shall continue to be secured by the National Union Collateral which National Union may draw upon, hold and/or apply pursuant to the terms of the National Union Program, subject to the rights, if any, of the Debtors with respect thereto, and (iv) subject to clause (ii) hereof, the National Union Program, National Union Collateral and the Debtors’ and the National Union’s rights, defenses obligations and liabilities thereunder shall survive and shall continue after the Effective Date unaltered by the Plan or the Confirmation and nothing with respect to the Bankruptcy Cases shall alter the terms and conditions of the National Union Program or the coverage provided thereunder and the respective rights and defenses of the parties with respect thereto, provided, however, that the treatment of any Claims arising under or relating to the National Union Program shall be pursuant to the Plan. The Debtors acknowledge that National Union has elected to opt- out of the Creditor Releases provided for in section 8.1(b) above. For the avoidance of doubt, National Union and the National Union Program shall be subject to any bar date set forth in the Plan or any order of the Bankruptcy Court.

National Union shall be deemed to have preserved all its rights to seek arbitration of any dispute between the Debtors and National Union and may do so in the pending arbitration proceeding commenced by the Debtors. Nothing in the Plan or any order of this Court shall be deemed to preclude National Union from asserting its claims against the Debtors in the now pending arbitration between National Union and the Debtors. To the extent that there are any issues between the Debtors and National Union not resolved as a result of the now pending arbitration, National Union and the Debtors reserve their rights to assert such claims or causes of action, provided however, nothing herein shall be deemed to suggest that the terms and issues subject to the now pending arbitration shall be limited or reduced.

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ARTICLE 9
INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS
AND EQUITY INTERESTS

9.1    Injunction Enjoining Holders of Claims Against and Equity Interests in Debtors.

Except as otherwise provided in the Plan, the Plan Administration Agreement or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all entities that have held, hold or may hold a Claim or other debt or liability against any of the Debtors or Equity Interest in any of the Debtors are permanently enjoined from taking any of the following actions against any of the Debtors, the Estate, the Committee, the Plan Administrator, the Post-Confirmation Oversight Committee, along with each of their respective present or former affiliates, members, employees, agents, officers, directors and principals and professionals on account of any such Claims or Equity Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding on account of any such Claim or Equity Interest; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order on account of any such Claim or Equity Interest; (c) creating, perfecting or enforcing any lien or encumbrance on account of any such Claim or Equity Interest; (d) asserting a setoff of any kind against any debt, liability or obligation due to any of the Debtors to the extent such right of setoff was or could have been asserted on or before the applicable bar date on account of any such Claim or Equity Interest; (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan on account of any such Claim or Equity Interest; or (f) taking any actions to interfere with the implementation of the Plan; provided, however, that (i) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and (ii) nothing contained in this Section 9.1 shall preclude any person from exercising rights in connection with any claim, cause of action, right or other liability arising out of a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114.

9.2    Preservation of all Rights of Action.

(a)           On and after the Effective Date, all Rights of Action, shall be, and hereby are, preserved as Estate Property immediately upon the Effective Date without further order of the Bankruptcy Court. All named plaintiffs (including certified and uncertified classes of plaintiffs) in any actions pending on the Effective Date relating to any Rights of Action and their respective servants, agents, attorneys, and representatives, other than the Plan Administrator or the Creditor Trustee, if any and as applicable, and their servants, agents, attorneys and representatives, shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Rights of Action. Nothing herein shall impair claims or causes of action that any Person may have directly (as opposed to derivatively) against any other Person.

(b)           Except as expressly provided in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, legal or equitable defenses to Claims or Rights of Action. The Plan Administrator or the Creditor Trustee, as applicable, shall have, retain, reserve and be entitled to assert all such Claims, Rights of Action, rights of setoff and other legal or equitable defenses that the Debtors have as fully as if these Bankruptcy Cases had not been commenced, and all of the Debtors’ legal and equitable rights respect any Claim or Right of Action, that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if these Bankruptcy Cases had not been commenced.

(c)           All Claims and Rights of Action, regardless of whether such Rights of Action are the subject of a pending adversary proceeding, contested matter, lawsuit, or proceeding on the Petition Date, are expressly reserved as Estate Property.

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ARTICLE 10
DEFAULTS REGARDING PLAN PERFORMANCE OR OBLIGATIONS

10.1    Defaults or Breaches.

A default or breach of the Plan shall occur if a Person takes any action, fails to take any action, or fails to refrain from taking an action which is prevented, required, or otherwise contrary to a requirement or obligation of a party as set forth in the Plan or the Plan Administration Agreement.

ARTICLE 11
RESOLUTION OF DISPUTED CLAIMS

11.1    Right to Object to Claims.

On and after the Effective Date, the Plan Administrator shall have and retain the exclusive right to any and all objections (whether or not filed), rights and defenses the Debtors or their Estates had with respect to any Claim or Equity Interest immediately prior to the Effective Date, subject to the provisions of the Plan. The Plan Administrator shall have the exclusive right, but not the obligation, to object to any Claims.

11.2    Deadline for Objecting to Claims.

Except as provided herein, objections to Claims must be filed with the Bankruptcy Court in accordance with its local rules, and a copy of the objection must be served on the subject Claimant(s) before the expiration of the Claim Objection Deadline; otherwise such Claims shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder of the deadline for responding to such objection.

11.3    Deadline for Responding to Claim Objections.

Within thirty (30) days after service of an objection, the Claimholder whose Claim was objected to must, in accordance with the local rules of the Bankruptcy Court, serve and file a written response to the objection with the Bankruptcy Court and serve a copy on the respective Plan Administrator and the parties identified in section 13.2 of the Plan. Failure to serve and file a written response within the thirty (30) day time period may result in the Bankruptcy Court granting the relief demanded in the Claim objection without further notice or hearing.

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11.4    Right to Request Estimation of Claims.

(a)           Pursuant to Bankruptcy Code section 502(c), the Debtors and the Plan Administrator, as applicable, may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim.

(b)           Before the Effective Date, the Debtors may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code section 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. From and after the Effective Date, the Plan Administrator may (but is not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code section 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. With respect to any request for estimation, the Bankruptcy Court shall retain jurisdiction to estimate any such Claim at any time, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant party may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

11.5    Setoff Against Claims.

The Debtors and the Plan Administrator (in consultation with the Post-Confirmation Oversight Committee and the Creditor Trustee, if any), as applicable, may set off against any Claim, and the payments made pursuant to this Plan in respect of such Claim, any claims of any nature whatsoever that any of the Debtors may have against the holder of the Claim, but neither the failure to do so nor the allowance of such Claim shall constitute a waiver or release by the Debtors of any claims or rights against the holder of the Claim. Any payment in respect of a disputed, unliquidated, or contingent Claim shall be returned promptly to the Plan Administrator in the event and to the extent such Claims are determined by the Bankruptcy Court or any other court of competent jurisdiction not to be Allowed Claims.

11.6       Alternate Claim Resolution Procedures.

Not later than five (5) Business Days before the Voting Deadline, the Debtors, with the consent of the Committee, may file as part of the Plan Supplement, alternative dispute resolution-based claim resolution procedures applicable to certain contingent, unliquidated or disputed claims (other than workers’ compensation claims) as a Plan Document, which shall become a part of the Plan and effective on the Effective Date.

11.7       Disallowance of Late Claims.

ANY AND ALL PROOFS OF CLAIM FILED AFTER THE GENERAL BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

11.8       Tax Implications for Recipients of Distributions.

Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash or other consideration pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any Governmental Unit on account of the distribution, including income, withholding and other tax obligations.

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11.9       No Levy.

Except as otherwise provided herein, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

11.10     Offer of Judgment.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Debtors after the making of such offer, the Plan Administrator is entitled to setoff such amounts against the amount of any distribution to be paid to such holder without any further notice to or action, order or approval of the Bankruptcy Court.

11.11     Adjustments to Claims Without Objection.

Any Claim that has been paid or satisfied in full, or any Claim that has been amended or superseded by the Claimant as confirmed by the Claims Agent, may be adjusted or expunged on the Claims Register by the Plan Administrator, as applicable, without a claim objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least ninety (90) days after the Effective Date and every calendar quarter thereafter, the Plan Administrator shall file a list of all Claims that have been allowed, settled, paid, satisfied, amended or superseded during such prior calendar quarter and distribute it to the Court and U.S. Trustee and others requesting service.

11.12     Disputed Claims.

Any holder of a Disputed Claim that becomes an Allowed Claim may only be entitled to receive a Distribution on its Allowed Claim from the Disputed Claim Reserve or insurance proceeds, if appropriate, but such limitation shall only apply if the Disputed Claim Reserve has been fully funded and properly maintained as required by Section 7.1 of this Plan, otherwise such limitation shall not apply and this Section 11.12 shall have no force and effect with respect to the claimholder, including without limitation any rights and remedies such claimholder may elect to pursue.

11.13     Provisions Governing Distributions.

(a)           Disbursing Agent. The Disbursing Agent shall make all Distributions required under this Plan. The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall determine whether to give a bond or other surety in an applicable amount. In the event that a Disbursing Agent is required to give a bond or surety or other security for the performance of its duties, all costs and expenses of procuring any such bond or surety or other security shall be a Plan Administrator Operating Expense.

(b)           Distributions to Holders of Class 3 Allowed General Unsecured Claims. On each Quarterly Distribution Date, the Disbursing Agent shall make all distributions that became deliverable to holders of Allowed Claims during the preceding calendar quarter; provided, however, that if the Plan Administrator determines, in consultation with the Post-Confirmation Oversight Committee, that the amount of any quarterly Distribution otherwise to be made should not be made, including if the amount of any quarterly distribution otherwise to be made is too small to justify the administrative costs associated with such distribution, the Plan Administrator may postpone such quarterly Distribution. On each Quarterly Distribution Date, each holder of a Class 3 Allowed General Unsecured Claim that has been Allowed as of the applicable Quarterly Test Date shall receive, from the Plan Administrator, its Pro Rata Share of Cash in the amount of the difference between (1) the amount such holder would have received on the Effective Date, if its Claim had been Allowed as of the Effective Date, if all other Class 3 Claims that were Allowed or disallowed on or prior such to the Quarterly Test Date were Allowed or disallowed as of the Effective Date, and if the Cash that was available for distribution or that were previously distributed had been available for distribution of the Effective Date, minus (2) the aggregate amount of Cash previously distributed on account of the Claim. On each Quarterly Distribution Date, each holder of an Allowed Claim other than a Class 3 Allowed General Unsecured Claim that has been Allowed as of the Quarterly Test Date shall receive its Distribution minus the aggregate the amount of any Distribution previously distributed to such holder on account of such claims.

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(c)           Distributions to Holders of Class 5 Allowed Convenience Class Claims. On the first practicable Quarterly Distribution Date (as determined by the Plan Administrator), the Disbursing Agent shall make all distributions to all holders of Allowed Class 5 Claims.

(d)           Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided, distributions to be made on the Effective Date to holders of Claims that are Allowed as of the Effective Date shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable or such later date when the applicable conditions of the Plan and the Plan Administration Agreement are satisfied. Distributions on account of Claims Allowed after the Effective Date shall be made pursuant to applicable provisions of the Plan and the Plan Administration Agreement.

(e)           Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any other provision of the Plan and except as otherwise agreed by the relevant parties, the Plan Administrator shall not be required to (i) make any partial payments or partial Distributions to a Person, estate or trust with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order or (ii) make any distributions on account of an Allowed Claim of any Person, estate or trust that holds both an Allowed Claim and a Disputed Claim, unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and both Claims have been Allowed. To the extent that there is any holder of a Claim that is the subject of a Right of Action, the Plan Administrator shall have the authority to withhold any Distribution to such holder of a Claim until such Right of Action is subject to final non-appealable order or otherwise settled or adjudicated in the Bankruptcy Court.

(f)            Limited Recourse for Disputed Claims. The holder of a Disputed Claim is not entitled to recover unless a Disputed Claim becomes an Allowed Claim and in such event any Disputed Claimholder may only be entitled to receive a Distribution on its Allowed Claim from the Disputed Claim Reserve.

(g)           Claim Amounts. Notwithstanding anything in the applicable holder’s proof of Claim or otherwise to the contrary, the holder of a Claim shall not be entitled to receive or recover a Distribution under the Plan on account of a Claim in excess of the lesser of the amount: (i) stated in the holder’s proof of Claim, if any, as of the Distribution Date, plus interest thereon (if any) to the extent provided for by the Plan; (ii) if the Claim is denominated as contingent or unliquidated as of the Distribution Date, the amount the Plan Administrator, elects to reserve on account of such Claim, or such other amount as may be estimated by the Bankruptcy Court prior to the Confirmation Hearing; (iii) if a Claim has been estimated, the amount reserved by the Plan Administrator to satisfy such Claim after such estimation; or (iv) as Allowed by Bankruptcy Court order.

(h)           Surrender of Certificates.  The Plan Administrator may require, as a condition to making any payment or other distribution under the Plan, that each holder of an Allowed Claim surrender the note, certificate or other document evidencing such Allowed Claim to the Plan Administrator with respect to distributions on account of Allowed Claims. In that event, any holder of an Allowed Claim that fails, upon request, to surrender such note, certificate or other document (or, in lieu thereof if requested by the Plan Administrator, furnish an indemnity or bond in the form, substance and amount reasonably satisfactory to the Plan Administrator) within one-hundred twenty (120) days after the date of the Plan Administrator’s request shall be deemed to have forfeited all rights and may not participate in any distribution under the Plan.

(i)           Right to Setoff. The Plan Administrator may (but shall not be required to), pursuant to Bankruptcy Code sections 553 and 558 or applicable non-bankruptcy law, setoff against or recoup from any Distribution to be made under the Plan any claims or causes of action of any nature whatsoever the Plan Administrator or Creditor Trustee, if any, may have; provided, however, that neither the failure to effect such offset or recoupment nor the allowance of any Claim shall constitute a waiver or release by the Plan Administrator or Creditor Trustee, if any, of any setoff or recoupment the Plan Administrator or Creditor Trustee, if any, may have, nor of any other claim or cause of action. Any payment in respect of a disputed, unliquidated or contingent Claim shall be returned promptly to the Plan Administrator in the event and to the extent such Claims are determined by the Bankruptcy Court or any other court of competent jurisdiction not to be Allowed Claims. Confirmation of this Plan shall bar any right of setoff claimed by a Creditor unless such Creditor filed, prior to the Confirmation Date, a motion for relief from the automatic stay seeking the authority to effectuate such a setoff right. All defenses of any of the Debtors or the Plan Administrator, as the success or the Debtors or otherwise with respect to any such motion, are hereby preserved.

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(j)            Distribution Record Date. As of the close of business on the Distribution Record Date under the Plan, the Claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Plan Administrator shall not have any obligation to recognize any transfer of any Claim occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Distribution Record Date; provided, however, the Plan Administrator may choose, in its sole discretion, to recognize a transfer of any Claim upon presentation of appropriate and acceptable documentation. With respect to Claims arising from rejection of Executory Contracts in accordance with the terms of Article 5 of this Plan, the Distribution Record Date will be the Rejection Damage Claim Bar Date.

(k)           Delivery of Distributions.  Subject to Bankruptcy Rule 9010 and except as otherwise set forth in the Plan, all Distributions under the Plan shall be made: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (ii) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no proof of Claim is filed or if the Debtors, the Claims Agent, or Plan Administrator, as applicable, has been notified in writing of a change of address), (iii) at the addresses set forth in any written notices of address changes delivered to the Debtors, the Claims Agent, or the Plan Administrator, as applicable, after the date of any related proof of Claim, (iv) at the addresses reflected in the Debtors’ Schedules of Assets and Liabilities if no proof of Claim has been filed and the Claims Agent has not received a written notice of a change of address, or (v) on any counsel that has appeared in the Bankruptcy Cases on the holder’s behalf. Subject to the provisions herein specifically governing unclaimed Distributions, in the event that any distribution to any holder is returned as undeliverable, the Plan Administrator shall use reasonable efforts to determine the current address of such holder, but no Distribution to such holder shall be made unless and until the Plan Administrator has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

(l)            Distributions of Cash. Any Distribution of Cash under the Plan shall, at the Plan Administrator’s option, be made by check drawn on a domestic bank or wire transfer.

(m)          Timing of Distributions. Any payment or Distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(n)           Minimum Distributions. Notwithstanding any other provision of the Plan Administration Agreement or the Plan to the contrary, in consultation with the Post-Confirmation Oversight Committee, the Plan Administrator shall not be required to make Distributions of Available Cash unless the aggregate amount to be distributed on such date is at least $100,000.00 (other than in connection with a final Distribution and payments to be made relating to the Priority Claim Reserve, the Plan Administration Reserve, the Professional Compensation Claim Reserve or the Disputed Claim Reserve). No payment of Cash less than $25 shall be made by the Plan Administrator to any holder of a Claim unless a request therefor is made in writing to the Plan Administrator no later than thirty (30) days after the Effective Date; provided that the Plan Administrator shall not be required to make any interim Distributions to the holder of a Claim in an amount less than $25 provided, further, that any such payments shall be withheld until final distribution under the Plan. Moreover, as to a final distribution, in no event shall the Plan Administrator be required to make payment of Cash less than an amount as determined by the Plan Administrator, in consultation with the Post-Confirmation Oversight Committee. In the event there are funds remaining after final Distributions, the Plan Administrator is authorized to donate any such remaining funds to a recognized tax-exempt charity, and/or provide appropriate retainers to the Plan Administrator’s professionals, in consultation with the Post-Confirmation Oversight Committee.

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(o)           Unclaimed or Undeliverable Distributions. In the event (i) a claimant entitled to payments from the Plan Administrator under the Plan fails to provide to the Plan Administrator its Federal Tax Identification Number within ninety (90) days after the date of the Plan Administrator’s written request, (ii) a check issued to a claimant remains uncashed for one-hundred twenty (120) days after its issuance date, (iii) a request made directly to the Plan Administrator by the holder of the Allowed Claim to whom an uncashed check originally was issued is not made on or before one-hundred eighty (180) days after the date of issuance of such check, or (iv) a Distribution or other payment is returned as undeliverable, then the Distribution or payment and any related Claim or obligation shall be deemed waived, or claimant shall no longer be entitled to receive Distributions or payments, and such unclaimed or undeliverable Distribution or payment shall be distributed on the next Distribution Date to the claimants entitled to payments from the Plan Administrator. Payroll checks shall escheat to the applicable state as required by applicable state law.

(p)           Fractional Distributions. The Plan Administrator shall not be required to make distributions or payments of fractions of dollars. Whenever payment of a fraction of a dollar under the Plan or the Plan Administration Agreement would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down) with half dollars or less rounded down.

(q)           Allocation Between Principal and Accrued Interest. To the extent applicable, all Distributions to a holder of an Allowed Claim shall apply first to the principal amount of such Claim until such principal amount is paid in full and then to any interest accrued on such Allowed Claim, if any.

(r)            Compromise and Settlement of Claims and Controversies.   Pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such a Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Equity Interests and is fair, equitable and reasonable. In accordance with and subject to the applicable provisions of the Plan, pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Plan Administrator, in accordance with the Plan and the Plan Administration Agreement, may compromise and settle Claims against them and Rights of Action against other entities.

(s)           Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties, Distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Quarterly Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim; provided, however, that in consultation with the Post-Confirmation Oversight Committee, Disputed Secured Claims, Disputed Priority Tax Claims and Disputed Priority Non-tax Claims that become Allowed Claims after the Effective Date, unless otherwise agreed by the parties, shall be paid in full in Cash on the Quarterly Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim or over a five (5)-year period as provided in Bankruptcy Code section 1129(a)(9)(C) with annual interest provided by applicable non-bankruptcy law.

(t)           Subordinate Claims. The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510 or otherwise. Pursuant to Bankruptcy Code section 510, the Debtors or the Plan Administrator, as applicable reserve the right to re-classify any Allowed Claim or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto.

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ARTICLE 12
RETENTION OF JURISDICTION

12.1    Retention of Jurisdiction.

The Bankruptcy Court, even after the Bankruptcy Cases have been closed by entry of a final decree, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Cases, including proceedings to:

(a)           ensure that the Plan is fully consummated and implemented;

(b)           enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indemnifications, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c)           consider any modification of the Plan under Bankruptcy Code section 1127;

(d)           hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. §§ 157 and 1334;

(e)           allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f)            hear, determine, and adjudicate any litigation involving any Rights of Action, to recover property and assets of the Estate (in each case, as successors-in-interest to the Debtors) wherever located, and to adjudicate any and all other Rights of Actions, suits, adversary proceedings, motions, applications, and contested matters that may be commenced or maintained in the Bankruptcy Cases or pursuant to the Plan, proceedings to adjudicate the Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(g)           decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date, including without limitation any matters arising out of or relating to the Bankruptcy Cases that are subsequently remanded to the Bankruptcy Court;

(h)           resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i)            hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;

(j)            hear and determine all Professional Compensation Claims and all other requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k)           enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

(l)            enter an order concluding and terminating the Bankruptcy Cases;

(m)          correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

(n)           determine all questions and disputes regarding title to the Estate Property;

(o)           classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

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(p)          take any action described in the Plan involving the Debtors;

(q)          enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

(r)           enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(s)           hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code section 1112;

(t)            enter a final decree as contemplated by Bankruptcy Rule 3022;

(u)           hear,  determine  and  adjudicate  any  and  all  objections  to  Claims  brought  by  the  Plan Administrator;

(v)           to hear and adjudicate any and all disputes of the type contemplated under the Plan;

(w)          hear and determine all controversies, suits, and disputes that may arise out of or in connection with the Creditor Trust, Creditor Trustee and/or the Creditor Trust Agreement; and

(z)            hear, determine, and adjudicate any and all Claims brought by the Creditor Trustee.

ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1    Confirmation Order.

The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

13.2    Notices.

Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

The Debtors:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th  Floor
New York, NY 10020
Attn:      Lenard Parkins
Michael E. Foreman

Morris, Nichols, Arsht & Tunnell
1201 North Market Street, 18th Floor
P.O. Box 1347
Wilmington, DE 19899-1347
Attn:      Gregory Werkheiser

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The Committee:

Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169
Attn:      Scott L. Hazan
Jenette A. Barrow-Bosshart

Stevens & Lee, P.C.
1105 North Market Street
Suite 700
Wilmington, DE 19801
Attn:      Joseph H. Huston, Jr.

The Plan Administrator:

WDC Solutions, Ltd.
464 Central Avenue
Suite 20
Northfield, IL 60093
Attn: Susan D. Watson

13.3    Dates.

The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

13.4    Further Action.

Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

13.5    Exhibits.

All exhibits attached to the Plan and Plan Administration Agreement are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

13.6    Exemption from Transfer Taxes.

Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax.

13.7    Binding Effect.

The Plan shall be binding on, and inure to the benefit of, the Debtors, the Committee, the Plan Administrator, the holders of Claims and Equity Interests, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

13.8    Governing Law.

Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other non-bankruptcy federal law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles.

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13.9    Headings.

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

13.10    Withdrawal or Revocation of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

13.11    Reservation of Rights.

Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest by the Debtors and (b) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (i) against any other person or (ii) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

13.12    Defects, Omissions, and Amendments.

The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may, with the consent of the Committee, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may, with the consent of the Committee and the Plan Administrator propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

13.13    Good Faith.

Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (b) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

13.14    Successors and Assigns.

The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each entity.

13.15    Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(g) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan or herein, each entity acquiring property under the Plan and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

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13.16    Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, (a) the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation and (b) no re-solicitation of any acceptance or rejection of the Plan shall be required. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (c) nonseverable and mutually dependent.

13.17    Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date is achieved. None of the filing of the Plan, any statement or provision contained in the Plan or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Documents shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Equity Interests prior to the Effective Date.

13.18    Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Bankruptcy Court at a hearing pursuant to Bankruptcy Code section 1128, shall be paid for each quarter (including any fraction thereof) until the Effective Date and thereafter such fee shall be paid in accordance with Article 3 hereof.

ARTICLE 14
SUBSTANTIAL CONSUMMATION

14.1    Substantial Consummation.

The Plan shall be deemed substantially consummated immediately on the completion of the principal actions required to be undertaken as provided in section 15.1 of the Plan.

14.2    Final Decree.

Following substantial consummation, the Plan Administrator may request the Bankruptcy Court to enter a final decree closing any or all of the Bankruptcy Cases and such other orders that may be necessary and appropriate, consistent with the substantive consolidation of the Debtors, their Estates and the Bankruptcy Cases.

ARTICLE 15
CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

15.1    Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with section 15.3 of the Plan:

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(a)           The Confirmation Order, the Plan and the Plan Administration Agreement shall be in form and substance acceptable to the Debtors and the Committee;

(b)           The Plan Administrator shall have been appointed and the Plan Administration Agreement shall have been executed;

(c)            The date after which all ballots of Creditors entitled to vote on this Plan shall have passed; and

(d)            All other conditions precedent, as set forth in the Bankruptcy Code shall have been satisfied.

15.2    Conditions Precedent to Effectiveness.

The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with section 15.3 of the Plan:

(a)           The Confirmation Order that complies with section 15.1 of the Plan shall not be stayed; and

(b)           All actions, documents, and agreements necessary to implement the Plan and all transactions described in the Plan, shall have been effected or executed as applicable.

15.3    Waiver of Conditions to Confirmation or Consummation.

The conditions set forth in sections 15.1 and 15.2 of the Plan may be waived by the Debtors, with the consent of the Committee, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The failure of the Debtors or the Committee, in its or their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and such right shall be deemed an ongoing right, which may be asserted at any time.

Dated:  October 27, 2010

THE PENN TRAFFIC COMPANY, SUNRISE PROPERTIES, INC., PENNWAY EXPRESS, INC., PENNY CURTISS BAKING COMPANY, INC., BIG M SUPERMARKETS, INC., COMMANDER FOODS INC., P AND C FOOD MARKETS INC. OF VERMONT, P.T. DEVELOPMENT, LLC, AND P.T. FAYETTEVILLE/UTICA, LLC

/s/ Susan D. Watson
By: Susan D. Watson
Its: Wind Down Officer

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EXHIBIT A TO THE CHAPTER 11 PLAN

GLOSSARY OF DEFINED TERMS

EXHIBIT A

GLOSSARY OF DEFINED TERMS FOR PLAN AND DISCLOSURE STATEMENT

“503(b)(9) Claims” means claims which are granted administrative priority for the value of any goods received by a debtor within twenty (20) days before the commencement of a bankruptcy case in which the goods have been sold to a debtor in the ordinary course of the debtor’s business pursuant to Bankruptcy Code section 503(b)(9).

“ACE Companies” means collectively, ACE American Insurance Company, Indemnity Company of North America, Pacific Employers Insurance Company, ESIS, Inc. and each of their affiliates.

“ACE Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates and each as renewed, amended, modified, endorsed or supplemented from time to time, including any exhibit or addenda thereto.

“ACE Collateral” means any and all security and/or collateral held by, or under the control of, the ACE Companies to secure the Debtors’ obligations under the ACE Program including, but not limited to, Letter of Credit No. S-868672, as amended, confirmed, supplemented or replaced, in the amount of $30,007,182 issued by ABN Amro Bank (including the proceeds thereof) and a paid loss deposit fund in the amount of $18,824.

“Administrative Claim” means a claim, cause of action, right, or other liability, or the portion thereof, that is entitled to priority under 11 U.S.C. §§ 503(b) and 507(a)(2).

“Administrative Claims Bar Date” means the first Business Day that is thirty (30) days after the Effective Date or such earlier deadline established by an order of the Bankruptcy Court. For the avoidance of doubt, the Administrative Claims Bar Date shall not extend the time to file 503(b)(9) Claims and shall not apply to Professional Compensation Claims.

“Allowance Date” means (a) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order; (b) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes a Final Order; and (c) as to any other Claim, the date on which such Claim became an Allowed Claim in accordance with the Plan.

“Allowed” means, with respect to a Claim or Equity Interest, a Claim or Equity Interest allowable under 11 U.S.C. §502: (a) for which a proof of claim or proof of interest was filed on or before, as applicable, the General Bar Date or the Rejection Damage Claim Bar Date or any other bar date with respect to a particular Claim established by the Bankruptcy Court pursuant to a Final Order, and as to which no objection or other challenge to allowance thereof has been filed, or if an objection or challenge has been timely filed, such Claim or Equity Interest is allowed by Final Order; (b) for which a proof of claim or proof of interest is not filed and that has been listed in the Debtor’s Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; (c) that is deemed allowed under the Plan; or (d) which the Plan Administrator has deemed is allowed; provided, however, that so long as the Plan Administrator has an opportunity to object to any Claim or Equity Interest, such Claim or Equity Interest shall not be deemed allowed unless the Plan Administrator deems otherwise. For purposes of determining the amount of an Allowed Claim or Allowed Equity Interest, there shall be deducted therefrom the amount of any claim that the Debtor may hold against the Creditor or equity security holder under 11 U.S.C. § 553 or under the doctrine of recoupment.

A-1

“Allowed Claims” means any Claim that is Allowed.

“Allowed […] Claims” means an Allowed Claim in the particular Class or category specified.

“Allowed Equity Interest” means an Allowed Equity Interest in the particular Class or category specified.

“Alternative Claim Resolution Procedures” means those certain alternative resolution-based claim procedures applicable to contingent, unliquidated or disputed claims which the Debtors may file, with the consent of the Committee not later than five (5) Business Days prior to the Voting Deadline.

“Avoidance Actions” means any causes of action arising under Bankruptcy Code chapter 5, including, without limitation, 11 U.S.C. §§ 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 or comparable provisions of applicable non-bankruptcy law.

“Available Cash” means Cash on deposit at any time less the Plan Administration Operating Reserve, the Priority Claim Reserve and the Professional Compensation Claim Reserve.

“Ballot” means the ballot for voting to accept or reject the Plan.

“Bankruptcy Case(s)” means, collectively or individually, the bankruptcy cases commenced by each of the Debtors on November 18, 2009 by the filing of a voluntary chapter 11 petition in the Bankruptcy Court, which are being jointly administered under Case Number 09-14078 (PJW).

“Bankruptcy Code” means title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Bankruptcy Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or, in the event that such court ceases to exercise jurisdiction over the Bankruptcy Case, such court that may have jurisdiction over the Debtors under chapter 11 of the Bankruptcy Code.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as in effect on the Petition Date and as thereafter amended, as applicable in the Bankruptcy Cases.

“Board of Directors” means an individual member and collectively all members of the Debtors’ board of directors at any time.

A-2

“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means lawful currency of the United States of America, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, and certificates of deposit issues by banks, including interest accrued or earned thereon.

“Cash Collateral” has the meaning prescribed in 11 U.S.C. § 363(a).

“Claim” means a “claim,” as defined in 11 U.S.C. § 101(5), against any or all of the Debtors.

“Claim Objection Deadline” means the first Business Day that is one hundred eighty (180) days after the Effective Date as may be extended in accordance with this Plan by notice or order of the Bankruptcy Court. This deadline to object to Claims may be extended up to an additional ninety (90) days by the Plan Administrator filing a notice with the Court. Thereafter, the Claim Objection Deadline may be further extended by an order of the Bankruptcy Court, upon a notice and hearing, at the request of the Plan Administrator.

“Claimant or Claimholder” means the holder of a Claim.

“Claims Agent” means Donlin Recano & Company, Inc., or any successor thereto.

“Claims Register” means the register of claims in the Debtors cases maintained by the Claims Agent.

“Class” or “Classes” means a category of Claims or Equity Interests as described in the Plan.

“Collective Bargaining Agreements or CBAs” means those certain collective bargaining agreements entitled (1) Bi-Lo and P&C Food Markets and United Food and Commercial Workers Union, Local 1776, dated effective August 10, 2009; (2) P&C Food Markets and United Food and Commercial Workers International Union, District Union Local One, dated effective June 1, 2008; (3) Quality Markets Buffalo Division and United Food and Commercial Workers International Union, District Union Local One, dated effective June 15, 2008; (4) Quality Markets Jamestown Division and United Food and Commercial Workers International Union, District Union Local One, dated effective June 8, 2008; (5) P&C Food Markets, Inc. Drivers Contract and Teamsters Local 294, dated effective February 4, 2006; (6) P&C Food Markets and Teamsters Local 317 Refrigeration and Maintenance, dated effective April 1, 2006, as amended by that certain extension agreement between The Penn Traffic Company and Teamsters Local 317, IBT, dated effective March 27, 2009; (7) P&C Food Markets, Inc. Warehouse Contract and Teamsters Local Union 317, dated effective February 3, 2006; (8) P&C Food Markets, Inc. Drivers Contract and Teamsters Local 317, dated effective February 4, 2006; (9) The Riverside Division of Penn Traffic, Inc. Transportation Employees and United Food and Commercial Workers International Union Local 23, dated October 26, 2009 to April 25, 2010; (10) The Riverside Division of Penn Traffic, Inc. Warehouse Employees and United Food and Commercial Workers International Union Local 23, dated April 26, 2009 to April 25, 2010; (11) The Riverside Division of Penn Traffic, Inc. (Stores Contract) and United Food and Commercial Workers International Union Local 23, dated October 26, 2008 to October 22, 2011; (12) The Riverside Division of Penn Traffic, Inc. Refrigeration and Maintenance Technician Employees and United Food and Commercial Workers International Union Local 23, dated October 26, 2008 to October 22, 2011; (13) Pennway Express, Inc. Drivers and United Food and Commercial Workers Union Local 23, dated June 21, 2009 to June 19, 2010; and (14) Pennway Express, Inc. Laborers and United Food and Commercial Workers Union Local 23, dated April 12, 2009 to April 11, 2010.

A-3

“Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee’s Office in the Bankruptcy Cases, as may be constituted from time to time.

“Confirmation” means the entry of a Confirmation Order subject only to any conditions to Confirmation of the Plan expressly set forth herein having been satisfied or waived.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket in the Bankruptcy Case.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

“Confirmation Order” means the order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

“Convenience Claim” means a Claim (i) in an amount equal to or less than $5,000 for which the Holder thereof has not made a written election to opt out of the classification of Class 5 on a validly executed and timely delivered ballot which election would have caused such Holder to instead be deemed a Holder of a Class 3 General Unsecured Claim for all purposes (including voting and distribution) or (ii) in excess of $5,000 for which the Holder thereof has made a written election to opt into the classification of Class 5 on a validly executed and timely delivered ballot which election would have reduced such Claim to $5,000 and have caused such Holder to instead be deemed a Holder of a Class 5 Convenience Claim for all purposes (including voting and distribution).

“Creditor Trust” means the trust that may be created on the Effective Date for the benefit of Holders of Allowed Claims, in accordance with Section 6.8 of the Plan and the Creditor Trust Agreement.

“Creditor Trust Agreement” means the agreement establishing and delineating the terms and conditions of the Creditor Trust, substantially in the form set forth in the Plan Supplement.

“Creditor Trust Assets” means certain Rights of Action (a) as to which prior to the filing of the Plan Supplement the Committee has commenced any action or brought any motion with respect thereto (including a motion seeking standing to pursue such Rights of Action) or (b) that the Committee has designated in the Plan Supplement for assignment to a Creditor Trust.

A-4

“Creditor Trustee” means the Person or Persons appointed in accordance with the Creditor Trust Agreement, and identified in the Plan Supplement, to administer the Creditor Trust.

“Creditors” has the meaning prescribed in 11 U.S.C. § 101(10).

“Cure Reserve” means that certain reserve of Cash established by the Sale Transaction Documents and the Sale Order in order to satisfy cure related issues with respect to contracts assumed in connection with the Sale Transaction.

“D&O Policy ” means (i) that certain $10,000,000 fiduciary coverage with the Beazley Insurance Company, Inc., policy number V15S9B09PNDM; (ii) that certain $30,000,000 directors and officers liability coverage with XL Specialty Insurance Company policy number ELU086458 04; and (iii) that certain $20,000,000 directors and officers liability coverage with XL Specialty Insurance Company policy number ELU114711-09.

“Debtor(s)” means, individually, Penn Traffic, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC, and collectively all of them, including in their capacity as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108.

“Deficiency Claim” means any portion of a Claim (a) to the extent the value of the holder’s interest in the Estate Property securing such Claim is less than the amount of such Claim or (b) to the extent the amount of a Claim subject to setoff is less than the amount of the Claim, each as determined by the Bankruptcy Court under 11 U.S.C. § 506(a).

“Defined Benefit Plans” means the Penn Traffic Company Big Bear Retirement Plan, Pension Plan for Bargaining Employees of Eastern Pennsylvania and The Riverside Division of Penn Traffic Company Bargaining Employees Pension Plan.

“Directors and Officers” means, individually and collectively, any and all persons serving as a director or officer of any of the Debtors before or after the Petition Date.

“Disbursing Agent” means, for purposes of making distributions under the Plan, the Plan Administrator or a designee thereof.

“Disclosure Statement” means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented.

“Disclosure Statement Approval Date” means the date the Disclosure Statement Approval Order is entered on the docket of the Bankruptcy Case.

“Disclosure Statement Approval Order” means the order of the Bankruptcy Court approving the Disclosure Statement and authorizing the solicitation of acceptances of the Plan.

A-5

“Disputed Claim” means a Claim in a particular Class as to which a proof of claim has been filed, may be filed, or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that (a) the amount of a Claim specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the Debtor in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (c) no corresponding Claim has been scheduled by the Debtor in the Schedules of Assets and Liabilities.

“Disputed […] Claim” means Disputed Claim in the particular class or category specified.

“Disputed Claim Reserve” means that portion of the Estate Property constituting Cash which otherwise would have been distributed to the holder of such Disputed Claim if the Disputed Claim had been Allowed in the full amount asserted by such Claimant or as estimated or otherwise fixed for distribution purposes by agreement of the parties or order of the Bankruptcy Court.

“Distribution” means a distribution of Cash or other non-Cash consideration made under the Plan.

“Distribution Date” means any date that a Distribution is made under the Plan and the Plan Administration Agreement.

“Distribution Record Date” means the Confirmation Date, except with respect to Claims arising from rejection of Executory Contracts in accordance with the terms of Article 5 of the Plan, the Distribution Record Date will be the Rejection Damage Claim Bar Date.

“Effective Date” means a date selected by the Debtors which is a Business Day after the Confirmation Date on which (a) the Confirmation Order is not stayed and (b) all conditions in Article 15.2 of the Plan have been satisfied or waived as provided in the Plan.

“Equity Interest” means any interest in the Debtors arising from any capital stock or other equity securities existing immediately before the Effective Date, as defined in 11 U.S.C. § 101(16).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461.

“Estate” means, with regard to each Debtor, the bankruptcy estate that was created by the commencement by such Debtor of its Bankruptcy Case pursuant to section 541 of the Bankruptcy Code. “Estates” has a correlative meaning.

A-6

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature, owned by each Debtor or its respective Estate on the Effective Date as defined by 11 U.S.C. § 541.

“Exclusive Period” means the first one hundred twenty (120) days after the Petition Date during which only the debtor may file a chapter 11 plan as provided for in 11 U.S.C. § 1121, including any extension of that period as ordered by the Bankruptcy Court.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in 11 U.S.C. § 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary on the Confirmation Date, but excluding all D&O Policies.

“Final Order” means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has finally adjudicated; or (c) in the event an appeal, writ of certiorari or motion for reargument or rehearing has been filed and no stay of the order or judgment has been granted.

“General Bar Date” means 5:00 p.m. prevailing Eastern Time on April 30, 2010, for Claims of Persons other than Governmental Units and 5:00 p.m. (prevailing Eastern Time on May 17, 2010, for Claims of Governmental Units, other than with respect to those Claims that are expressly excluded from the General Bar Date pursuant to order of the Bankruptcy Court or that are otherwise governed by order of the Bankruptcy Court. For the avoidance of doubt, the General Bar Date applies to Claims arising under section 503(b)(9) of the Bankruptcy Code.

“General Unsecured Claims” means an Unsecured Claim that is not: (a) an Administrative Claim, (b) a Professional Compensation Claim, (c) a Priority Non-Tax Claim or (d) a Priority Tax Claim. For the avoidance of doubt, General Unsecured Claims shall include Convenience Claims.

“Governmental Unit” has the meaning prescribed in 11 U.S.C. § 101(27).

“Health and Welfare Plans” means the United Food and Commercial Workers Union District Union Local One Health Care Fund; the United Food and Commercial Workers Local 23 and Employers Health Fund; the New York State Teamsters Council Health and Hospital Fund; the 501(c)(9) Trust for United Food and Commercial Workers Union; Local 23 for the Employees of the Riverside Division of Penn Traffic, Inc.; the United Food and Commercial Workers; Local 23 and Employers Legal Fund; and the Bud Lutty Charitable Scholarship Trust.

“Impaired or Impairment” has the meaning prescribed in 11 U.S.C. § 1124.

“Insider” has meaning prescribed in 11 U.S.C. § 101(31).

“Interestholder” means the holder of an Equity Interest.

“IRS” means the Internal Revenue Service.

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“Lien” means a lien, security interest, or other interest or encumbrance as defined in 11 U.S.C. § 101(37) asserted against any Estate Property.

“Litigation Claim” means those claims subject to the Alternative Claim Resolution Procedures, except any claims against C&S Wholesale Grocers, Inc.

“National Union” means National Union Fire Insurance Company of Pittsburgh, PA, AIU Insurance Company, Chartis Excess Limited, Chartis Specialty Insurance Company, Commerce and Industry Company, Illinois National Insurance Company, The Insurance Company of the State of Pennsylvania, and certain other entities related to Chartis, Inc. that provided insurance coverage to Debtors.

“National Union Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by National Union (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates and each as renewed, amended, modified, endorsed or supplemented from time to time, including any exhibit or addenda thereto.

“National Union Collateral” means any and all security and/or collateral held by, or under the control of, National Union to secure the Debtors’ obligations under the National Union Program including, but not limited to the proceeds received from, Letter of Credit No. SM219889W, issued by Wachovia Bank as amended, confirmed, supplemented or replaced, drawn in the amount of $6,150,000, minus amounts due to National Union charged or chargable against such proceeds, and $425,000 from a loss deposit fund minus amounts due to National Union charged or chargable against such fund. The parties reserve the right to dispute whether any particular amount is or was due to National Union and is or was chargable against such collateral.

“Ordinary Course Liabilities” means an Administrative Claim (other than Professional Compensation Claims, §503(b)(3)(D) claims and §363 fee claims) based on liabilities incurred with respect to the operation or the wind down of the Debtors’ businesses.

“Oversight Committee Parties” means the Post-Confirmation Oversight Committee and its members, counsel, accountants, financial advisors, or other professionals, and any duly designated agent or representative of any such party.

“Penn Traffic” means The Penn Traffic Company, a Delaware corporation.

“Pension Plans” means the United Food and Commercial Workers Union Local One Pension Fund; the UFCW Local 1776 and Participating Employers 401(k) Plan; the UFCW Local One 401(k) Savings Fund; and the New York State Teamsters Conference Pension and Retirement Fund.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a Governmental Unit.

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“Petition Date” means November 18, 2009, the date each of the Bankruptcy Cases was filed.

“Plan” means the Consolidated Chapter 11 Plan Of The Debtors, the Plan Documents, and all exhibits annexed thereto or referenced therein, as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code and the Bankruptcy Rules.

“Plan Administrator” means WDC Solutions, Ltd. or a successor thereof.

“Plan Administration Agreement” means that certain Plan Administration Agreement attached to the Plan as Exhibit B and incorporated therein by reference, and including all supplements and amendments thereto.

“Plan Administration Operating Expenses” means the reasonable costs and expenses of the Plan Administrator, including, but not limited to, the Plan Administrator’s fees and expenses and payment of professional fees and expenses for the Plan Administrator.

“Plan Administration Reserve” means the necessary Cash to be reserved out of Estate Property and to be used to fund and satisfy the Plan Administration Operating Expenses; provided, however, any such sums not utilized to satisfy Plan Administration Operating Expenses shall be available to the Plan Administrator for distribution to holders of Allowed General Unsecured Claims.

“Plan Documents” mean the documents, other than the Plan, to be executed, delivered, assumed, performed or filed in connection with the consummation of the Plan, including without limitation, the documents to be included in the Plan Supplement.

“Plan Supplement” means the supplemental appendix to this Plan, if any, to be filed five (5) Business Days prior to the Voting Deadline; provided, that such supplemental appendix may be amended, supplemented or modified from time to time.

“Post-Confirmation Date Committee Expenses” means the reasonable expenses of the Committee between the Confirmation Date and the Effective Date, and the reasonable expenses of the members of the Post-Confirmation Oversight Committee on and after the Effective Date.

“Post -Confirmation Oversight Committee” means the Committee selected entity consisting of three (3) holders of General Unsecured Claims (which may consist of one or more members of the Committee) or any substitute members selected by the Committee prior to the Effective Date of the Plan and Post-Confirmation Oversight Committee after the Effective Date of the Plan, appointed pursuant to the Plan Administration Agreement to advise the Plan Administrator on various matters in accordance with the terms and conditions of the Plan Administration Agreement.

“Post-Confirmation Oversight Committee Professional Fees” means the reasonable fees and expenses of the professional persons employed by the Post-Confirmation Oversight Committee in connection with its duties and responsibilities as set forth in the Plan.

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“Post-Effective Date Estates” means the Estates from and after the Effective Date.

“Priority Claim Reserve” means the necessary Cash to be used for payment and satisfaction of Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Tax Claims, and Allowed Priority Non- Tax Claims pursuant to the Plan; provided however, any such sums not utilized for payment of Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims shall be available to the Plan Administrator for payment of Plan Administration Operating Expenses and for distribution to holders of Allowed General Unsecured Claims.

“Priority Non-Tax Claims” means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under 11 U.S.C. § 507(a)(8).

“Priority Tax Claim” means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means, as to a particular holder of a General Unsecured Claim in Class 3, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all General Unsecured Claims in Class 3. Such ratio shall be calculated as if all Disputed General Unsecured Claims asserted against the Debtor are Allowed Claims as of the Effective Date, unless specifically provided otherwise by the Plan.

“Professionals” means a professional employed or compensated in the Bankruptcy Case pursuant to Final Order under 11 U.S.C. §§ 327, 328, 363, or 1103.

“Professional Compensation Claim” means a claim for compensation or reimbursement of expenses of a Professional incurred on or before the Effective Date and including fees and expenses incurred in preparing final fee applications and participating in hearings on such applications, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 363, 503(b), and 1103.

“Professional Compensation Claim Reserve” means an amount of Cash to be estimated by the Debtors in consultation with the Committee, sufficient to satisfy Professional Compensation Claims and reserved for payment and satisfaction of Allowed Professional Compensation Claims; provided however, any such sums not utilized for payment of Allowed Professional Compensation Claims shall be available to the Plan Administrator for payment of Plan Administration Operating Expenses and for distribution to holders of Allowed General Unsecured Claims.

“Quarterly Distribution Date” means the last Business Day of each of August, November, February and May; provided that the first Quarterly Distribution Date after the Effective Date shall be at least forty-five (45) days after the Effective Date.

“Quarterly Test Date” means with respect to any Quarterly Distribution Date, the date that is the last day of the month preceding such Quarterly Distribution Date.

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“Rejection Damage Claim Bar Date” means the first Business Day that is thirty (30) days after the Effective Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract.

“Released Claim” means any claim, rights or causes of action of any of the Debtors or their Estates released pursuant to the Plan, the Confirmation Order or other Final Order of the Bankruptcy Court.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of any Debtor or its Estate, including but not limited to (a) all rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) all causes of action arising under Bankruptcy Code chapter 11, (c) Avoidance Actions, (d) all tax setoff and refund rights arising under Bankruptcy Code section 505, (e) claims pursuant to 11 U.S.C. § 362, and (f) all claims and defenses arising from or relating to the foregoing, including without limitation fraud, mistake, duress, and usury; provided however that Rights of Action shall and do not include any Released Claims and Claims by the Debtors against each other.

“Sale Order” means (i) Order (I)(A) Approving Asset Purchase Agreement (“APA”) for the Sale of Substantially All of the Debtors’ Assets Outside the Ordinary Course of Business; (B) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (C) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (II) Approving Interim Operating Agreement (“IOA”); (III) Approving Transition Services Agreement (“TSA”); (IV) Approving C&S Agreement; and (V) Granting Related Relief dated January 25, 2010 (D.I. 468), (ii) Order Approving Agency Agreement (“AA”) Appointing Agent to (A) Sell All of the Debtors’ Merchandise and (B) Conduct Going Out of Business Sales at the Debtors’ Stores dated January 25, 2010 (D.I. 462), (iii) Order (I) Approving Compromises of Claims Between Debtors, (A) C&S and (B) The UFCW Local One Pension Fund; (II) Approving Agreement Between C&S and Debtors; and (III) Approving Agreement Between United Food and Commercial Local One, The UFCW Local One Pension Fund, Tops Markets, LLC and Debtors dated January 25, 2010 (D.I. 464), (iv) Order Approving Stipulation by and Among Debtors, The Official Committee of Unsecured Creditors, National Industrial Portfolio, LLC and C&S dated January 25, 2010 (D.I. 465), (v) Order in Aid of Consummation of Transactions with Tops Markets, LLC Establishing Mechanism For the Assumption and Assignment of (I) Contracts and (II) Unexpired Leases of Non-Residential Real Property to Third- Parties in Accordance with the Asset Purchase dated February 17, 2010 (D.I. 593), (vi) Order Approving Stipulation Extending Debtors’ Time To Assume Or Reject A Non-Residential Lease Pursuant To 11 U.S.C. § 365(d)(4), dated June 2, 2010 (D.I. 1028) and (vii) Order Approving Second Stipulation Extending Debtors’ Time To Assume Or Reject A Non-Residential Lease Pursuant To U.S.C. § 365(d)(4), dated July 28, 2010 (D.I. 1262).

“Sale Transaction” means the comprehensive sale transaction negotiated between the Debtors and Tops PT, LLC as assignee of Tops Markets, LLC, that closed on January 29, 2010.

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“Sale Transaction Documents” shall mean, without limitation, those certain transaction documents executed by the Debtors and Tops PT, LLC as assignee of Tops Markets, LLC in order to effectuate the Sale Transaction, including, without limitation, the AA, IOA, APA, TSA and the Sale Order.

“Schedules of Assets and Liabilities” means the schedules of assets and liabilities filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

“SEC” means the Securities and Exchange Commission.

“Secured Claim” means a Claim for which a Claimant (i) asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or (ii) holds a Claim for which a Claimant asserts a setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant’s interest in the Debtor’s interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under 11 U.S.C. § 1111(b)(2), or (iii) is a beneficiary of a letter of credit issued on behalf of the Debtors pursuant to the terms and conditions of such letter of credit (including all instances where the Claimholder holds collateral with respect thereto.)

“Solicitation Materials” means the Disclosure Statement Approval Order, the Disclosure Statement, the Plan, solicitation letters, Ballot, any plan supplement and any other materials to be used in the solicitation of votes on the Plan.

“Statement of Financial Affairs” means the statement of financial affairs filed by the Debtor in the Bankruptcy Case, as may be amended, modified, or supplemented.

“Trust Board” means the committee to be formed to oversee the Creditor Trustee as further described in the Creditor Trust Agreement.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“Union(s)” means the United Food and Commercial Workers and the International Brotherhood of Teamsters and their respective local unions.

“Unsecured Claim” means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to 11 U.S.C. § 506(a), any Claim of a Creditor against any Debtor to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under 11 U.S.C. § 365, and any Claim not otherwise classified under the Plan. For the avoidance of doubt, Unsecured Claims shall include Convenience Claims.

“Unsecured Creditor Distribution” means Estate Property less Plan Administration Operating Expenses, all Allowed Professional Compensation Claims, all Allowed Administrative Claims, all Allowed Secured Claims, all Allowed Priority Tax Claims, and all Allowed Priority Non-Tax Claims.

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“Voting Deadline” means the deadline established by the Bankruptcy Court for submitting a Ballot to accept or reject the Plan.

“Wind Down Officer” means Susan D. Watson as ordered by the Bankruptcy Court in an order dated June 25, 2010 [D.I. 1163].

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EXHIBIT B TO THE CHAPTER 11 PLAN

THE PLAN ADMINISTRATION AGREEMENT

PLAN ADMINISTRATION AGREEMENT

BETWEEN

THE PENN TRAFFIC COMPANY, SUNRISE PROPERTIES, INC., PENNWAY EXPRESS, INC., PENNY CURTISS BAKING COMPANY, INC., BIG M SUPERMARKETS, INC., COMMANDER FOODS INC., P AND C FOOD MARKETS INC. OF VERMONT, P.T. DEVELOPMENT, LLC, AND P.T. FAYETTEVILLE/UTICA, LLC

AND

WDC SOLUTIONS, LTD., AS PLAN ADMINISTRATOR

DATED AS OF ____________ __, 2010

PLAN ADMINISTRATION AGREEMENT

PREAMBLE

This Plan Administration Agreement (the “Agreement”) is made as of this _____ day of August, 2010, by and among: The Penn Traffic Company, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC (collectively, the “Debtors”) and WDC Solutions, Ltd. (the “Plan Administrator”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Consolidated Chapter 11 Plan of the Debtors, dated June 15, 2010, as may be further modified by order of the Bankruptcy Court (the “Plan”). Notwithstanding the date of execution, the Plan Administration Agreement shall only become effective on the Effective Date (as defined in the Plan).

RECITALS

WHEREAS, on November 18, 2009, the Debtors filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §101-1330 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, on June15 2010, the Debtors filed the Plan with the Bankruptcy Court; and

WHEREAS, WDC Solutions, Ltd. is a Illinois corporation; and

WHEREAS, pursuant to, and upon the Effective Date of, the Plan, the Debtors’ property and assets shall remain vested in the Debtors; and

WHEREAS, by Order dated June 25, 2010 Susan D. Watson was retained to act as the Debtors’ Wind Down Officer; and

WHEREAS, the rights, powers and duties of the Debtors under the Plan shall be exercised by the Plan Administrator, as provided for in the Plan and this Plan Administration Agreement; and

WHEREAS, all capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I.
PLAN ADMINISTRATOR

1.1          Appointment.  The Debtors, with the consent of the Committee1, hereby appoint WDC Solutions Ltd. to serve as the initial Plan Administrator under the Plan, and WDC Solutions Ltd. hereby accepts such appointment and agrees to serve in such capacity, effective upon the Effective Date of the Plan and agrees to observe and perform all duties and obligations imposed upon the Plan Administrator (as Plan Administrator or sole director, officer or shareholder of the Debtors, as applicable). In the event that the Plan Administrator is removed or resigns pursuant to the Plan Administration Agreement or the Plan Administrator otherwise vacates the position, a successor Plan Administrator shall be appointed in accordance with section 4.3 hereof and the Plan.

1.2          Generally.  The Plan Administrator’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of the Plan and not otherwise. The Plan Administrator shall have the authority to manage, commit and dispose of Estate Property as soon as practicable but shall for all purposes hereunder be acting in the capacity as Plan Administrator and not individually. The Post -Confirmation Oversight Committee shall consult with the Plan Administrator after the Effective Date concerning the Plan Administrator’s duties.

1.3          Scope of Authority.  The responsibilities of the Plan Administrator under the Plan Administration Agreement, the Confirmation Order and this Plan shall include, without limitation, the following: (i) the establishment and maintenance of such operating, reserve and trust account(s) as are necessary and appropriate to wind up the affairs of the Debtors; (ii) the investment of the Cash; (iii) the pursuit of objections to, estimations of and settlements of Claims and Equity Interests, regardless of whether such Claim is listed in the Debtors’ Schedules of Assets and Liabilities; (iv) the prosecution of any cause of action of the Debtors not otherwise released or assigned under the Plan, including, the Rights of Action, which may be pursued by the Creditor Trustee, if any, as set forth herein; (v) the calculation and distribution of all Distributions to be made under this Plan to holders of Allowed Claims; (vi) the filing of all required tax returns and operating reports and paying of taxes and all other obligations on behalf of the Post-Effective Date Estates, if any; (vii) the filing of periodic reports regarding the status of Distributions under the Plan to holders of Allowed Claims that are outstanding against the Debtors at any such time; (viii) the payment of fees pursuant to 28 U.S.C. § 1930 incurred after the Effective Date until the closing of the applicable Bankruptcy Case; (ix) take all steps necessary to terminate and perform any follow-up activities after termination of any benefit plans, Collective Bargaining Agreements and Health and Welfare Plans of the Debtors; (x) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan, the Plan Administration Agreement, the Confirmation Order, other Bankruptcy Court orders, or as otherwise may be necessary and proper to carry out the provisions of the Plan; and (xi) if as and when appropriate to seek a Final Order.

1  Terms not defined herein shall have the meaning ascribed to them in the Plan.

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1.4          Powers.

(a)          The powers of the Plan Administrator shall, without any further Bankruptcy Court approval (except as specifically required herein or in the Plan) and subject in all respects to the other terms and conditions of the Plan and the Plan Administration Agreement, include (i) the power to invest funds in, and withdraw, make Distributions and pay other obligations owed by the Debtors’ Estates from the appropriate Estate Property held by the Plan Administrator in accordance with the Plan, (ii) the power to engage employees and professionals to assist the Plan Administrator with respect to its responsibilities, (iii) the power to litigate, compromise and settle Claims and Rights of Action on behalf of or against the Debtors and the Estates, to the extent not assigned to the Creditor Trust, if any, as set forth in the Plan, and (iv) such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. Except as expressly set forth in the Plan Administration Agreement or the Plan, the Plan Administrator shall have absolute discretion to pursue or not to pursue the Rights of Action, as it determines is in the best interests of the beneficiaries of the Plan and consistent with the purposes of the Plan, and shall have no liability for the outcome of its decision, except as such decision may constitute an act of gross negligence or willful misconduct. The Plan Administrator may incur any reasonable and necessary expenses in liquidating and converting any Estate Property to cash.

(b)          In connection with administering the Plan, except as otherwise set forth in the Plan Administration Agreement or the Plan, the Plan Administrator is authorized to perform any and all acts necessary and reasonable to accomplish the purposes of the Plan. Without limiting, but subject to the foregoing, and subject in all respects to the other terms and conditions of the Plan Administration Agreement, the Plan Administrator shall be expressly authorized, but shall not be required to:

(i)          To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors;

(ii)         In consultation with the Post-Confirmation Oversight Committee, to maintain accounts, to make distributions to holders of Allowed Claims provided for or contemplated by the Plan; and take other actions consistent with the Plan and the Plan Administration Agreement and the implementation thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, including the Priority Claim Reserve, Professional Compensation Claim Reserve, the Disputed Claim Reserve and the Plan Administrator Reserve;

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(iii)        In consultation with the Post-Confirmation Oversight Committee, to object to any Claims or Equity Interests (whether Disputed Claims or otherwise), to compromise or settle any Claims or Equity Interests prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan, the Confirmation Order or the Plan Administration Agreement;

(iv)        With the approval of the Post-Confirmation Oversight Committee, to sell or otherwise liquidate any non-Cash assets as necessary or desirable without further Bankruptcy Court approval;

(v)         In consultation with the Post-Confirmation Oversight Committee, to make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants, and to pay the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees and expenses of professionals (including those retained by the Plan Administrator and the Post-Confirmation Oversight Committee), disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court;

(vi)        In consultation with the Post-Confirmation Oversight Committee, to (a) seek a determination of tax liability under Bankruptcy Code section 505, if any (b) pay taxes, if any, related to the Debtors or the sale of non- Cash assets of the Debtors, (c) file, if necessary, any and all tax and information returns, (d) make tax elections by and on behalf of the Plan Administrator and (e) pay taxes, if any, payable by the Estate;

(vii)       In consultation with the Post-Confirmation Oversight Committee, to take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

(viii)      In consultation with the Post-Confirmation Oversight Committee, to invest Cash as deemed appropriate by the Plan Administrator and in compliance with section 345 of the Bankruptcy Code. Any investments of Cash that are not in compliance with Bankruptcy Code section 345 shall require the approval of the Post-Confirmation Oversight Committee;

(ix)        In consultation with the Post- Confirmation Oversight Committee, to collect any accounts receivable or other claims of the Debtors or the Estates on behalf of the appropriate beneficiaries not otherwise disposed of pursuant to the Plan or the Confirmation Order;

(x)         In consultation with the Post-Confirmation Oversight Committee, to maintain any books and records, including financial books and records, as is necessary and/or appropriate in the Plan Administrator’s discretion;

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(xi)        In consultation with the Post-Confirmation Oversight Committee, to implement and/or enforce all provisions of this Plan, including entering into any agreement or executing any document required by or consistent with the Plan, the Confirmation Order and the Plan Administration Agreement and perform all of the Debtors’ obligations thereunder;

(xii)       In consultation with the Post-Confirmation Oversight Committee, to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice and/or provide appropriate retainers to the Plan Administrator’s professionals, any assets if the Plan Administrator concludes that they are of no benefit to the Estates;

(xiii)      With the approval of the Post-Confirmation Oversight Committee, to investigate, prosecute and/or settle Claims that have not been assigned to the Creditor Trust, without approval of the Bankruptcy Court, including, without limitation, Rights of Action, Administrative Claims, Secured Claims, Priority Non-Tax Claims, Priority Claims and General Unsecured Claims, and other causes of action and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and pursue to settlement or judgment such actions;

(xiv)      In consultation with the Post-Confirmation Oversight Committee, to retain, purchase or create and carry all insurance policies and pay all insurance premiums and costs the Plan Administrator deems necessary or advisable;

(xv)       In consultation with the Post- Confirmation Oversight Committee, to collect and liquidate and/or distribute all assets of the Estates pursuant to the Plan, the Confirmation Order and the Plan Administration Agreement and administer the winding down of the affairs of the Debtors;

(xvi)      To hold legal title to a single share of Penn Traffic stock;

(xvii)     To pay any and all fees incurred pursuant to 28 U.S.C. § 1930 and to file all necessary reports with the Bankruptcy Court until such time as a Final Order is entered or the Bankruptcy Court orders otherwise;

(xviii)   Exercise such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement, the Confirmation Order, other orders of the Bankruptcy Court, or as may be desirable, necessary and/or proper to carry out the provision of the Plan and to wind up the affairs of the Debtors;

(xix)      Take any and all actions required to dissolve the Debtors with respect to their public status, in accordance with any and all requirements of the United States Securities and Exchange Commission, after the administration of the Estate is complete; and

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(xx)       Take any and all actions required in order to effectuate the Sale Transaction pursuant to the Sale Order, the Sale Transaction Documents and the Cure Reserve.

1.5          Additional Powers.  Except as otherwise set forth in the Plan Administration Agreement or in the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the Plan Administrator may control and exercise authority over the Estate Property and over the protection, conservation and disposition thereof. No Person or entity dealing with the Plan Administrator shall be obligated to inquire into its authority in connection with the protection, conservation or disposition of the Estate Property. It is intended that a signed copy of the Plan Administration Agreement will serve as adequate proof of the Plan Administrator’s authority to act if such proof is required for any reason by a third party. The enumeration of the powers in this section or section 1.4 shall not be considered in any way to limit or control the power of the Plan Administrator to act as specifically authorized by any other section or provision of the Plan Administration Agreement or the Plan.

1.6           Limitation of Plan Administrator’s Authority.

(a)           No Trade or Business.  The Plan Administrator shall not and shall not be authorized to engage in any trade or business with respect to the Estate Property or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the purpose of the Plan and the Plan Administration Agreement and shall take such actions consistent with the prompt orderly distribution of the Estate Property as are required by applicable law and consistent with the Plan.

(b)           Released Claims.  The Plan Administrator shall not have any authority to pursue any Claims or causes of action waived, exculpated, released or transferred in accordance with the provisions of the Plan or the Confirmation Order, including, without limitation, any Rights of Action assigned to the Creditor Trust as set forth in the Plan.

(c)            Investment and Safekeeping of Estate Property.  All moneys and other assets comprising the Estate Property shall, until distributed or paid over as herein provided, be held for the benefit of the appropriate Claimholders of the Plan, but need not be segregated from other Estate Property, unless and to the extent required by law or by the Plan. The Plan Administrator shall be under no liability for interest or producing income on any moneys received hereunder and held for distribution or payment to the beneficiaries of the Plan, except as such interest shall actually be received by the Plan Administrator. Investments of any moneys comprising the Estate Property shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Plan Administrator to invest the Estate Property, the proceeds thereof, or any income earned, shall be limited to the right and power to invest such assets in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills, except for such other investments as may be authorized by a Final Order of the Bankruptcy Court; without limiting the foregoing, the Plan Administrator shall invest Cash in compliance with section 345 of the Bankruptcy Code. Any investments of Cash that are not in compliance with section 345 of the Bankruptcy Code shall require the approval of the Post-Confirmation Oversight Committee.

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1.7          Liability of Plan Administrator.  In no event shall the Plan Administrator, the Plan Administrator’s employees, or any of the Plan Administrator’s professionals or representatives be held personally liable for any Claim asserted against the Debtors, the Plan Administrator, the Plan Administrator’s employees, or any of the Plan Administrator’s professionals or representatives, except to the extent occasioned by or based upon willful misconduct or gross negligence. Specifically, the Plan Administrator, the Plan Administrator’s employees, and any of the Plan Administrator’s professionals or representatives shall not be liable for any negligence or any error of judgment in either case made in good faith, or with respect to any action taken or omitted to be taken in good faith, except to the extent that the action taken or omitted to be taken by the Plan Administrator, the Plan Administrator’s employees, or any of the Plan Administrator’s professionals or representatives are determined by a Final Order to be due to their own respective gross negligence or willful misconduct. The Plan Administrator shall have no duty or obligation hereunder other than to take such specific actions as are expressly required of it from time to time under the provisions of the Plan Administration Agreement, the Plan or the Confirmation Order, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than any liability from resulting from its own gross negligence or willful misconduct.

1.8          Reliance by Plan Administrator and its Professionals.  Except as otherwise provided in Section 1.6 hereof:

(a)           the Plan Administrator may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           the Plan Administrator may consult with legal counsel, financial or accounting advisors and other professionals to be selected by it, and the Plan Administrator shall not be liable for any action taken or omitted to be taken by it in accordance with the advice thereof; and

(c)           Persons or entities dealing with the Plan Administrator shall look only to Estate Property to satisfy any liability incurred by the Plan Administrator to such Person or Entity in carrying out the terms of the Plan Administration Agreement, and the Plan Administrator shall have no personal obligation to satisfy any such liability, except to the extent such liability or obligation arises as a result of the gross negligence or willful misconduct of the Plan Administrator in which case the Estate Property shall not be subject to such claims or liabilities.

1.9          Compensation of the Plan Administrator.

(a)           The Plan Administrator will be reimbursed in accordance with the Plan for the actual reasonable out-of-pocket expenses incurred by the Plan Administrator, including, without limitation, necessary travel, lodging, postage, telephone and facsimile charges upon receipt of periodic billings through the date of termination, resignation, death, dissolution, or removal of the Plan Administrator, or the distribution of all property in accordance with the terms of the Plan Administration Agreement and the Plan and the entry of a Final Order by the Bankruptcy Court closing these Bankruptcy Cases.

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(b)           Through the date of termination, resignation, death, dissolution, or removal of the Plan Administrator, or the Distribution of all property in accordance with the terms of the Plan Administration Agreement and the Plan and the entry of a Final Order by the Bankruptcy Court closing these Bankruptcy Cases, the Plan Administrator shall be entitled to receive compensation in the amount of $40,000 per month for services rendered in implementing the Plan for the first six (6) months and $20,000 per month thereafter.

(c)           On or before the last day of each month, the Plan Administrator shall provide a monthly statement to the Post-Confirmation Oversight Committee of the compensation that has been, or will be paid, to the Plan Administrator and each of its professionals in the preceding month for services provided under the Plan Administration Agreement. The Post -Confirmation Oversight Committee will have ten (10) days from the date such statement is received to review the statement and object to any payments by serving a written objection on the Plan Administrator or its professional, which objection shall set forth the precise nature of the objection and the amount at issue. The parties shall attempt to resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the Plan Administrator may bring such dispute before the Bankruptcy Court upon proper notice to the other party, and the disputed portion of the invoice shall not be paid until the dispute is resolved. The undisputed portion of such fees and expenses shall be paid as provided above.

1.10        Bond.  The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall determine whether to give a bond or other surety in an applicable amount.

1.11        Indemnification.   The Plan Administrator shall not be personally liable  for the acts or omissions of any officer, employee, or agent of the Plan Administrator unless the Plan Administrator acted with gross negligence or willful misconduct in the selection, retention, or supervision of such officer, employee, or agent. Except in those situations in which the Plan Administrator is not exonerated of personal liability in accordance with the foregoing, the Plan Administrator shall be indemnified by the Estate against and held harmless by the Estate from any losses, claims, damages, liabilities, or expenses (including, without limitation, attorney fees, disbursements, and related expenses) to which the Plan Administrator may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against the Plan Administrator. If the Plan Administrator becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Plan Administration Agreement, or the affairs of the Plan Administrator, the Estate shall periodically advance or otherwise reimburse on demand the Plan Administrator’s reasonable legal and other expenses (including, without limitation, attorney fees, disbursements, and related expenses) incurred in connection therewith, but the Plan Administrator shall be required to repay promptly to the Estate the amount of any such advanced or reimbursed expenses paid to the Plan Administrator to the extent that it shall be ultimately determined by Final Order that the Plan Administrator engaged in fraud, willful misconduct, or gross negligence in connection with the affairs of the Estate with respect to which such expenses were paid. The Estate may indemnify and hold harmless the employees and agents of the Estate to the same extent as provided in this section 1.11 for the Plan Administrator. Without limiting the generality of the foregoing, the Plan Administrator shall have no liability to any holder of a Claim on account of the Plan Administrator’s investment or non-investment of any Estate Property or any losses with respect to any such investments of Estate Property, provided such investments are made, or the Plan Administrator’s decision not to invest in any Estate Property.

8

1.12        Confidentiality. The Plan Administrator shall, and shall cause its agents and representatives to, during the period that it serves as Plan Administrator under the Plan Administration Agreement to hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity or matter to which any Estate Property relates or of which the Plan Administrator has become aware in its capacity as Plan Administrator.

1.13         Final Decree.  It shall be the duty of the Plan Administrator to seek and obtain a final decree from the Bankruptcy Court upon full administration of the Plan.

1.14        Termination.    The   Plan   Administrator’s   appointment   shall   terminate   upon   the Distribution of all property in accordance with the terms of the Plan and the Plan Administration Agreement and the entry of a Final Order by the Bankruptcy Court closing these Bankruptcy Cases, or by termination at the mutual consent of the Plan Administrator and the Post-Confirmation Oversight Committee, or by death, dissolution or incapacity of the Plan Administrator. The termination shall become effective upon twenty (20) days notice of the agreement to mutually terminate by filing a written notice of termination with the Bankruptcy Court, or prior to the expiration of the twenty (20) day notice period upon the appointment of a permanent or interim successor Plan Administrator by the Post-Confirmation Oversight Committee within the twenty (20) day notice period described above. Absent such mutual consent, the Post-Confirmation Oversight Committee may terminate the appointment of the Plan Administrator upon approval of the Bankruptcy Court.

1.15        Rights of Action. The Post -Confirmation Oversight Committee or the Trust Board, if any, as applicable, shall approve or reject any settlement or abandonment of Rights of Action that the Plan Administrator or Creditor Trustee, if any, or any member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may propose; provided, however, that (i) no member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may cast a vote with respect to any matter to which it is a party; and (ii) the Plan Administrator or the Creditor Trustee, if any, may seek Bankruptcy Court approval of a settlement if the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, fails to act on a proposed settlement within thirty (30) days of receiving notice of such proposed settlement, including a deadlocked vote of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable. The Plan Administrator shall not settle or compromise any Administrative or Priority Claim in excess of the Allowed amount of $200,000, or unsecured Claims, in excess of $500,000 (such $200,000 and $500,000 monetary thresholds may be increased or decreased at the discretion of the Post-Confirmation Oversight Committee), without either the approval of the Post-Confirmation Oversight Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the Post-Confirmation Oversight Committee, the Plan Administrator may settle or compromise any Claim without an order of the Bankruptcy Court, subject to the approval of the Post-Confirmation Oversight Committee and the requirements set forth in this section 1.15.

9

1.16        Action Upon Instructions. If in performing the Plan Administrator’s duties under the Plan Administration Agreement, the Plan Administrator is required to decide between alternate courses of action, or the Plan Administrator is unsure of the application of any provision of the Plan Administration Agreement or the Plan, then the Plan Administrator may promptly deliver a notice to the Post-Confirmation Oversight Committee requesting written instructions as to the course of action to be taken by the Plan Administrator. If the Plan Administrator does not receive such written directions within five (5) Business Days after the Plan Administrator has delivered such notice, the Plan Administrator may, but shall be under no duty to, take or refrain from taking such action not inconsistent with the Plan Administration Agreement as the Plan Administrator shall deem advisable. If the Plan Administrator does not receive direction from the Post-Confirmation Oversight Committee within such five (5) Business Day period or the Plan Administrator believes that a Court order is necessary to determine the Plan Administrator’s rights or duties in any respect under the Plan Administration Agreement, then the Plan Administrator may apply to the Bankruptcy Court for such order.

ARTICLE II.
PURPOSE, AUTHORITY, LIMITATIONS, AND DISTRIBUTIONS

2.1          Consummation of the Plan by the Plan Administrator.

(a)           The Plan Administrator shall be empowered to and, in its discretion (subject to the provisions hereof), may take all appropriate action with respect to the prosecution, settlement or other resolution of claims and causes of action (not assigned to the Creditor Trust) in connection with administering the Plan. The Plan Administrator shall deal with all collections and settlements within the normal course of its duties.

(b)           Notwithstanding anything contained in the Plan Administration Agreement to the contrary, the Plan Administrator may, but is not required to, submit a proposed settlement of claims or causes of action to the Bankruptcy Court or such other court of competent jurisdiction for its approval.

2.2          Books and Records. For the benefit of the Claimholders, the Plan Administrator shall maintain, in respect of the Estate Property and the Claimholders, books and records relating to the payment of expenses of, and liabilities of, Claims against or assumed by, the Debtors’ Estates in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law. Except as provided herein, nothing in the Plan Administration Agreement requires the Plan Administrator to file any accounting or seek approval of any court with respect to the administration of the Plan, or as a condition for making any payment or distribution out of the Estate Property. Claimholders shall have the right upon thirty (30) days’ prior written notice delivered to the Plan Administrator to inspect such books and records, provided that, if so requested, such Claimholder shall have entered into a confidentiality agreement satisfactory in form and substance to the Plan Administrator.

10

2.3          Compliance with Laws. Any and all distributions of Estate Property shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

ARTICLE III.
ADMINISTRATION OF THE ESTATE

3.1          Establishment of Available Cash. Prior to making any Distributions, the Plan Administrator shall determine the total amount of Available Cash, taking into account any Reserves created pursuant to this Article III.

3.2          Establishment of Reserves and Related Matters.

(a)           Priority Claim Reserve. The Plan Administrator shall reserve the Priority Claim Reserve in Cash to pay the Allowed Administrative Claims, Priority Tax Claims, Class 1 Priority Non-Tax Claims and Class 2 Secured Claims, including any applicable interest accruing from the Effective Date to the Allowance Date. Any Distribution to holders of Administrative Claims, Priority Tax Claims, Class 1 Priority Non-Tax Claims and Class 2 Secured Claims shall be fully and completely satisfied by the payment of Cash from the Priority Claim Reserve in an amount equal to the amount of such claim in accordance with the Plan. To the extent any funds held in the Priority Claim Reserve relate to an Administrative Claim, Priority Unsecured Tax Claim, Class 1 Priority Non-Tax Claims or Class 2 Secured Claims that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by a written release of such Claim, then such funds shall be distributed on the next Distribution Date to the remaining holders of Claims as if such funds were Available Cash. The Priority Claim Reserve shall be dissolved or reduced once required payments have been made, and any unused balance of the Priority Claim Reserve shall be included in Cash for distribution to Allowed Claim Holders on the next Distribution Date. If any payment under this section is returned as undeliverable, any check (excluding a payroll check) evidencing payment of such Claim remains uncashed for one hundred twenty (120) days after the date upon which the check was issued, or if a claimant fails to provide a correct address to the Plan Administrator, then the underlying Claim shall be deemed to be waived, and such funds shall be distributed on the next Distribution Date to holders of Claims as if such funds were Available Cash. Payroll checks shall escheat to the applicable state as required by applicable state law.

(b)           Plan Administration Operating Reserve. The Plan Administrator shall reserve the Plan Administration Reserve in an amount sufficient for the payment of Plan Administration Operating Expenses, including, but not limited to (1) the unpaid liabilities, debts, or obligations of the post-Effective Date Debtors; (2) the fees of the Plan Administrator; (3) all fees associated with the retention of professionals by the Plan Administrator; (4) the costs of pursuing, litigating, settling, or abandoning any Rights of Action that constitute Estate Property; and (5) any and all other costs associated with the liquidation or preservation of the Debtors and Estate Property. The Plan Administration Reserve may be funded from time to time with additional Cash in an amount determined by the Plan Administrator, to be reasonably necessary to pay anticipated Plan Administration Operating Expenses, fund litigation, fund contingent liabilities, and otherwise conduct the affairs of the Plan Administrator. Any unused balance of the Plan Administration Reserve shall be included in Available Cash for distribution on the next Distribution Date.

11

(c)           Professional Compensation Claim Reserve. The Plan Administrator shall establish, fund, and segregate the Professional Compensation Claim Reserve in an amount sufficient to pay the claimed amount of all Professional Compensation Claims. Professional Compensation Claims shall be fully and completely satisfied in accordance with the Plan. The Professional Compensation Claim Reserve may be funded from time to time, to the extent deemed necessary by the Plan Administrator, with additional Cash in an amount determined by the Plan Administrator. After payment of all Professional Compensation Claims, any unused balance of the Professional Compensation Claim Reserve shall be included in Available Cash for distribution on the next Distribution Date.

(d)           Disputed Claim Reserve. The Plan Administrator shall reserve the Disputed Claim Reserve in an amount sufficient to pay the claimed amount of all Disputed Claims. The Disputed Claim Reserve may be funded from time to time, to the extent deemed necessary by the Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, with additional Cash in an amount determined by the Plan Administrator, in consultation with the Post-Confirmation Oversight Committee. After resolution and payment of all Disputed Claims, any unused balance of the Disputed Claim Reserve shall be included in Available Cash for distribution on the next Distribution Date.

(e)           Notwithstanding anything herein to the contrary, the Plan Administrator may establish any of the reserves described in this Article III by accounting or book entries instead of establishing separate accounts for each of the reserves.

3.3          Withholding Requirements. The Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority (and all Distributions shall be subject to any such withholding and reporting requirements). No Distributions shall be required to be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Plan Administrator for the payment and satisfaction of such tax obligations or has, to the Plan Administrator’s satisfaction, established an exemption therefrom.

ARTICLE IV.
SUCCESSOR PLAN ADMINISTRATOR

4.1          Removal. The Plan Administrator may be removed by the Bankruptcy Court for cause shown, including, without limitation, for (1) fraud or willful misconduct, (2) for such physical or mental disability as substantially prevents the Plan Administrator from performing the duties of Plan Administrator hereunder, or (3) a breach of fiduciary duty or an unresolved conflict of interest. In the event of the resignation, removal or the death, dissolution or incapacity of the Plan Administrator, the Post-Confirmation Oversight Committee shall, by majority vote, designate a person to serve as successor Plan Administrator.

12

4.2     Resignation. The Plan Administrator may resign by giving not less than thirty (30) days’ prior written notice thereof to the Bankruptcy Court and the Post-Confirmation Oversight Committee. Such resignation shall become effective on the later to occur of (a) the date specified in such notice and (b) the selection of a successor and the acceptance by such successor of such appointment.

4.3     Acceptance of Appointment by Successor Plan Administrator. In the event of the resignation or removal of the Plan Administrator, the Post-Confirmation Oversight Committee shall, by majority vote, designate a person to serve as successor Plan Administrator. The successor Plan Administrator shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code and disclosing the terms and conditions of such person or entity’s compensation. Thereupon, such successor Plan Administrator shall, without any further act, become vested with all the estates, properties, rights, powers and duties of its predecessor with like effect as if originally named herein; provided, however, that a removed or resigning Plan Administrator shall, nevertheless, when requested in writing by the successor Plan Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Plan Administrator under the Plan all the estates, properties, rights, powers, and duties of such predecessor Plan Administrator. The successor Plan Administrator shall file an affidavit demonstrating that such Person is disinterested as defined by Bankruptcy Code section 101(14) and disclosing the terms and conditions of such person or entity’s compensation.

ARTICLE V.
REPORTING

5.1     Financial Reports. As soon as practicable after the end of each calendar year, and as soon as practicable upon consummation of the Plan, the Plan Administrator shall submit to the Bankruptcy Court a written report including: (a) statements maintained by the Plan Administrator at the end of such calendar year or period of the receipts and disbursements made in connection with the administration of the Plan by the Plan Administrator for such period; and b) a description of any action taken by the Plan Administrator in the performance of its duties, which materially and adversely affects the Estate Property and in which notice has not previously been given. The Plan Administrator shall promptly submit additional reports to the Bankruptcy Court whenever an adverse material event or change occurs which materially affects the Estate Property or the rights of the Claimholders hereunder. The Plan Administrator shall provide any additional reports reasonably requested by the Post-Confirmation Oversight Committee.

5.2     Responsible for Post-Confirmation Debtors. The Plan Administrator shall be responsible for filing any statements, returns or disclosures required to be filed by any governmental unit or under applicable law, guidelines, rules and regulations with respect to the Debtors, including, but not limited to, federal and state tax returns.

5.3     Other. The Plan Administrator shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Estate Property, which are required to be filed by any governmental unit or under applicable law, guidelines, rules and regulations, including, without limitation, post-confirmation quarterly reports required by the United States Trustee, and shall be responsible for making payment of any post-confirmation fees required by the United States Trustee.

13

ARTICLE VI.
MISCELLANEOUS PROVISIONS

6.1     Cooperation. The Debtors shall, to the best of their abilities, provide the Plan Administrator with the books and records as the Plan Administrator shall reasonably require for the purpose of performing its duties and exercising its powers hereunder.

6.2     Governing Law. The Plan Administration Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws. In the case of a conflict between the Plan and the Plan Administration Agreement, the Plan shall control.

6.3     Severability. If any provision of the Plan Administration Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of the Plan Administration Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of the Plan Administration Agreement shall be valid and enforced to the fullest extent permitted by law unless the Plan Administration Agreement, as modified, will no longer effectuate the intent of the parties hereto in all material respects.

6.4     Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if by electronic mail, or if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended at such address as set forth below or such other address as filed with the Bankruptcy Court:

If to the Plan Administrator:

WDC Solutions, Ltd.
464 Central Avenue
Suite 20
Northfield, IL 60093
Attention: Susan D. Watson
Email: swatson@wdc-ltd.com

14

with copies to:

Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, New York 10169
Attn: Scott L. Hazan and Jenette A. Barrow-Bosshart
Email: shazan@oshr.com and jbarrow@oshr.com

6.5     Notices if to a Claimholder. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the Person or entity for whom such notice is intended to the name and address set forth on the Debtors’ Schedules of Assets and Liabilities or such Claimholder’s proof of claim, such other notice filed with the Bankruptcy Court or such other means reasonably calculated to apprise the Claimholder.

6.6     Headings. The section headings contained in the Plan Administration Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of the Plan Administration Agreement or of any term or provision hereof.

6.7     Recitals. All recitals set forth above are hereby incorporated herein by reference and are deemed a material part of the Plan Administration Agreement.

6.8     Counterparts. The Plan Administration Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

6.9     Conflict. To the extent the Plan Administration Agreement conflicts with the Plan or Confirmation Order, the Plan or Confirmation Order, as applicable, shall control.

6.10   Effective  Date. The  Plan  Administration  Agreement  and  the  authority  of  the  Plan Administrator shall become effective the later to occur of (i) the Effective Date or (ii) the execution of the Plan Administration Agreement.

6.11  Consent to Jurisdiction. Each of the parties hereto (and each Claimholder by its acceptance of the benefits of the Plan Administrator created hereunder) (1) consents and submits to the jurisdiction of the United States Bankruptcy Court for the District of Delaware for all purposes of the Plan Administration Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation, or liability arising under or by reason hereof, and (2) consents and submits to the venue of such action or proceeding in the United States Bankruptcy Court for the District of Delaware (or such Judicial District of a Court of the United States as shall include the same).

6.12   Waiver of Jury Trial. ANY AND ALL RIGHT TO TRIAL BY JURY IS HEREBY WAIVED, AND THERE SHALL BE NO RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN ADMINISTRATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15

6.13   Amendment. Material amendments to this Plan Administration Agreement require Bankruptcy Court approval after notice and consultation with the Post-Confirmation Oversight Committee. This Plan Administration Agreement may be amended by the Plan Administrator without Bankruptcy Court approval to correct typographical errors or if such amendment is not material upon authorization by the Post-Confirmation Oversight Committee.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged the Plan Administration Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

THE PENN TRAFFIC COMPANY, SUNRISE
PROPERTIES, INC., PENNWAY EXPRESS,
INC., PENNY CURTISS BAKING COMPANY,
INC., BIG M SUPERMARKETS, INC.,
COMMANDER FOODS INC., P AND C FOOD
MARKETS INC. OF VERMONT, P.T.
DEVELOPMENT, LLC, AND P.T.
FAYETTEVILLE/UTICA, LLC

By:
Name: Daniel J. Mahoney
Title: General Counsel

WDC Solutions, Ltd., as Plan Administrator

By:
Name: Susan D. Watson
Title: President

AGREED AND ACKNOWLEDGED:

OFFICIAL COMMITTEE OF UNSECURED
CREDITORS

By:
Name:
Title: In his capacity as Chair of the Official
Committee of Unsecured Creditors

16

EXHIBIT C TO THE CHAPTER 11 PLAN

EXECUTORY CONTRACTS NOT REJECTED

The Debtors reserve all rights, claims, causes of action, affirmative defenses and positions with respect to any contract listed on this exhibit, including, without limitation that any such agreement is not executory and therefore is not subject to the provisions of Bankruptcy Code section 365.

Contracts
Contract	Date	Company
Trust Agreement Master		Marine Midland Bank, N.A.
Trust

Insurance

Coverage Description	Company	Policy No.	Policy Year
Fiduciary	Beazley Insurance Company, Inc.	V15S9B09PNDM	4/10/2010
Directors & Officers Liability			4/13/2011
Six year runoff	XL Specialty	ELU086458-04
Directors & Officers Liability
Six year runoff	XL Specialty	ELU114711-09	11/19/2010
General Liability	ACE-Pacific Employers Insurance	G20586084	3/1/2002-3/1/2003
General Liability	ACE American Insurance Co.	XSL G21737872	3/1/2003-3/1/2004
General Liability	ACE American Insurance Co.	XSL G20595152	3/1/2004-3/1/2005
General Liability	ACE American Insurance Co.	G21717629	3/1/2005-3/1/2006
General Liability	ACE American Insurance Co.	G21725237	3/1/2006-3/1/2007
General Liability	ACE American Insurance Co.	G21735115	3/1/2007-3/1/2008
General Liability	ACE American Insurance Co.	G23739422	3/1/2008-3/1/2009
General Liability	ACE American Insurance Co.	G2375017A	3/1/2009-3/1/2010
Workers Compensation	ACE-Pacific Employers Insurance	C43142719	3/1/2002-3/1/2003
Workers Compensation	ACE American Insurance Co.	C43516176	3/1/2003-3/1/2004
Workers Compensation	ACE American Insurance Co.	C4397063A	3/1/2004-3/1/2005
Workers Compensation	ACE American Insurance Co.	C44171673	3/1/2005-3/1/2006
Workers Compensation	ACE American Insurance Co.	C44339894	3/1/2006-3/1/2007
Workers Compensation	ACE American Insurance Co.	C44464433	3/1/2007-3/1/2008
Workers Compensation	ACE American Insurance Co.	C44482708	3/1/2008-3/1/2009
Workers Compensation	ACE Indemnity Insurance Co.	C44367567	3/1/2009-3/1/2010
Auto Liability	ACE-Pacific Employers Insurance	H07675896	3/1/2002-3/1/2003
Auto Liability	ACE American Insurance Co.	H07676682	3/1/2003-3/1/2004
Auto Liability	ACE American Insurance Co.	H07677352	3/1/2004-3/1/2005
Auto Liability	ACE American Insurance Co.	H0793631A	3/1/2005-3/1/2006
Auto Liability	ACE American Insurance Co.	H08008486	3/1/2006-3/1/2007
Auto Liability	ACE American Insurance Co.	H08230183	3/1/2007-3/1/2008
Auto Liability	ACE American Insurance Co.	H07836193	3/1/2008-3/1/2009
Auto Liability	ACE American Insurance Co.	H08253171	3/1/2009-3/1/2010
All other ACE Program Agreements
Workers Compensation	Kemper-Luberman's Mutual Casualty	5BA129470-00	3/1/1999-3/1/2000
5BA129470-01
Workers Compensation	Kemper-Luberman's Mutual Casualty	5BA129479-01	5/1/2000-5/1/2001
Workers Compensation	Kemper-Luberman's Mutual Casualty		5/1/2001-2/28/2002
Workers Compensation	AIG-National Union Fire Insurance	WC1565459	3/1/1991-3/1/1992
Workers Compensation	AIG-National Union Fire Insurance	WC4198119	3/1/1992-3/1/1993
Workers Compensation	AIG-National Union Fire Insurance	WC1239296	3/1/1993-3/1/1994
WC4060341
Workers Compensation	AIG-National Union Fire Insurance	WC4060342	3/1/1994-3/1/1995
WC4063303
WC4063304
Workers Compensation	AIG-National Union Fire Insurance	WC4063321	3/1/1995-3/1/1996
WC4064233
Workers Compensation	AIG-National Union Fire Insurance	WC4064232	3/1/1996-3/1/1997
WC2178280
WC2178281
GL1438347
Workers Compensation	AIG-National Union Fire Insurance	AL1439288	3/1/1997-3/1/1998
WC1165575
Workers Compensation	AIG-National Union Fire Insurance	AL3208616	3/1/1998-2/28/1999
Workers Compensation	Ohio Bureau of Workers Compensation	1030536	1/1/1994
Workers Compensation	Ohio Bureau of Workers Compensation	2004070	1/30/2004
Workers Compensation	Ohio Bureau of Workers Compensation	472148	5/30/2003
Workers Compensation	Ohio Bureau of Workers Compensation	1461511	9/11/2004
Workers Compensation	PMA Insurance Co.	208600-65-75-36-9	3/1/1986-3/1/1987
Workers Compensation	PMA Insurance Co.	208700-65-75-36-9	3/1/1987-3/1/1988
Workers Compensation	PMA Insurance Co.	208800-65-75-36-9	3/1/1988-3/1/1989
Workers Compensation	PMA Insurance Co.	208900-65-75-36-9	3/1/1989-3/1/1990
Workers Compensation	PMA Insurance Co.	209000-65-75-36-9	3/1/1990-3/1/1991
Workers Compensation	PMA Insurance Co.	209100-65-75-36-9	3/1/1991-3/1/1992
Workers Compensation	PMA Insurance Co.		3/1/1992-7/30/1992

EXHIBIT 2

Amended Plan (Blackline)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
§
The Penn Traffic Company, ET AL.[1]	§	Case No. 09-14078 (PJW)
§
Debtors.	§	Jointly Administered
§
	§	Re: D.I. 1096, 1097, 1338, 1339, 1364, 1365

THIRD AMENDED CONSOLIDATED CHAPTER 11 PLAN OF THE DEBTORS

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	HAYNES AND BOONE, LLP
1201 North Market Street, 18th Floor	1221 Avenue of the Americas
P.O. Box 1347	26th Floor
Wilmington, Delaware 19899	New York, New York 10020
Telephone: (302) 658-9200	Telephone: (212) 659-7300
Facsimile: (302) 658-3989	Facsimile: (212) 918-8989

Dated: October 27, 2010	Attorneys for Debrots and
Debtors in Possession
 _________________________

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: The Penn Traffic Company (6800), Sunrise Properties, Inc. (4868), Pennway Express, Inc. (0863), Penny Curtiss Baking Company, Inc. (6750), Big M Supermarkets, Inc. (8022), Commander Foods Inc. (8023), P and C Food Markets Inc. of Vermont (5531), P.T. Development, LLC (8594), and P.T. Fayetteville/Utica, LLC (8582). The mailing address for all Debtors is: P.O. Box 4737, Syracuse, NY 13221-4737.

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1	DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS	1

1.1	Scope of Definitions	1

1.2	Definitions	1

1.3	Rules of Interpretation and Construction	1

ARTICLE 2	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT	1

2.1	Classification	1

2.2	Identification of Classes	2

2.3	Unimpaired Classes	2

2.4	Impaired Classes	2

2.5	Cramdown	2

2.6	Elimination of Classes	2

2.7	Consolidation of Claims	2

ARTICLE 3	TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS	2

3.1	Administrative Claims	2

3.2	Professional Compensation Claims	3

3.3	Priority Tax Claims	3

3.4	U. S. Trustee Fees	3

3.5	Tax Matters – In General	3

ARTICLE 4	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	3

4.1	Treatment of Priority Non-Tax Claims (Class – 1)	4

4.2	Treatment of Secured Claims (Class – 2)	4
	(a) Determination of Secured Claims	4
	(b) Treatment of Secured Claims	4
	(c) Deficiency Claim	4

4.3	Treatment of General Unsecured Claims (Class - 4)	4

4.4	Treatment of Equity Interests (Class - 4)	5

4.5	Treatment of Convenience Claims (Class - 5)	5

ARTICLE 5	EXECUTORY CONTRACTS	5

5.1	Deemed Rejection	5

5.2	Approval of Rejection and Assumption	5

5.3	Rejection Damage Claim Bar Date	6

5.4	Indemnification Obligations Regarding Prepetition Acts or Omissions	6

5.5	Cure Procedures for Assumed Executory Contracts	6

ARTICLE 6	MEANS FOR IMPLEMENTATION OF THE PLAN	6

6.1	The Plan Administrator	6

i

6.2	Substantive Consolidation of the Debtors	10

6.3	Sale Fee and Clear of Liens	10

6.4	Transfer Taxes	10

6.5	Dissolution of the Committee	10

6.6	Avoidance Actions and Rights of Action	11

6.7	Post-Confirmation Oversight Committee	11

6.8	Creditor Trust	12

ARTICLE 7	DISTRIBUTION OF ESTATE PROPERTY	14

7.1	Dispute Claim Reserve	14

7.2	Right to Enforce, Compromise, or Adjust Estate Property	14

ARTICLE 8	RELEASE AND EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES, EXCULPATION	14

8.1	Releases	14
	(a) Officer and Director Releases	14
	(b) Creditor Releases	15
	(c) Self-Execution of Releases	15

8.2	Exculpation	15

8.3	Indemnification	16

8.4	Direct Claims	16

8.5	United States Securities and Exchange Commission	16

8.6	The PBGC	16

8.7	Sale Transaction	16

8.8	ACE American Insurance Company	16

8.9	National Union	17

ARTICLE 9	INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS	18

9.1	Injunction Enjoining Holders of Claims Against and Equity Interests in Debtors	18

9.2	Preservation of all Rights of Action	18

ARTICLE 10	DEFAULTS REGARDING PLAN PERFORMANCE OR OBLIGATIONS	19

10.1	Defaults or Breaches	19

ARTICLE 11	RESOLUTION OF DISPUTED CLAIMS	19

11.1	Right to Object to Claims	19

11.2	Deadline for Objecting to Claims	19

11.3	Deadline for Responding to Claim Objections	19

11.4	Right to Request Estimation of Claims	20

11.5	Setoff Against Claims	20

11.6	Alternate Claim Resolution Procedures	20

11.7	Disallowance of Late Claims	20

11.8	Tax Implications for Recipients of Distributions	20

11.9	No Levy	21

11.10	Offer of Judgment	21

11.11	Adjustments to Claims Without Objection	21

11.12	Disputed Claims	21

11.13	Provisions Governing Distributions	21

ARTICLE 12	RETENTION OF JURISDICTION	24

12.1	Retention of Jurisdiction	24

ARTICLE 13	MISCELLANEOUS PROVISIONS	26

13.1	Confirmation Order	26

13.2	Notices	26

13.3	Dates	27

13.4	Further Action	27

13.5	Exhibits	27

13.6	Exemption from Transfer Taxes	27

13.7	Binding Effect	27

13.8	Governing Law	27

13.9	Headings	28

13.10	Withdrawal or Revocation of the Plan	28

13.11	Reservation of Rights	28

13.12	Defects, Omissions, and Amendments	28

13.13	Good Faith	28

13.14	Successors and Assigns	28

13.15	Immediate Binding Effect	28

13.16	Nonseverability of Plan Provisions	29

13.17	Reservation of Rights	29

13.18	Payment of Statutory Fees	29

ARTICLE 14	SUBSTANTIAL CONSUMMATION	29

14.1	Substantial Consummation	29

14.2	Final Decree	29

ARTICLE 15	CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF PLAN	29

15.1	Conditions Precedent to Confirmation	29

15.2	Conditions Precedent to Effectiveness	30

15.3	Waiver of Conditions to Confirmation or Consummation	30

EXHIBITS TO PLAN

Glossary of Defined Terms	Exhibit A

The Plan Administration Agreement	Exhibit B

Executory Contracts Not Rejected	Exhibit C

INTRODUCTION

The Penn Traffic Company, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC (collectively “Penn Traffic” or the “Debtors”) in these chapter 11 cases, propose this third amended consolidated chapter 11 Plan under Bankruptcy Code section 1121 for the resolution of outstanding Claims and Equity Interests.

The Plan’s purpose is to liquidate and monetize all assets of the Debtors with the goal of distributing the liquidation proceeds to all Creditors holding Allowed Claims. The Plan intent is also intended to maximize distributions to all Creditors holding Allowed Claims. The Debtors, the Committee, the Plan Administration and the Post-Confirmation Oversight Committee reserve all rights to supplement or modify the Plan at any time prior to or subsequent to the Effective Date as they deem necessary and appropriate to facilitate the objectives of the Plan, including, without limitation the transfer of all the Debtors’ assets to a trust vehicle or other entity. Such supplement and/or modification shall be deemed to be a non-material modification of the Plan so long as it is in furtherance of the goals of the Plan as stated herein. In addition, the Plan Administrator is not authorized to engage in any business activity other than the liquidation of the Debtors’ assets, the distribution of such assets to Creditors holding Allowed Claims, resolution of disputed Claims and the wind down of the Debtors corporate entities.

ARTICLE 1
DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

1.1     Scope of Definitions.

All capitalized terms not defined elsewhere in the Plan have the meanings assigned to them in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.2     Definitions.

Defined terms are contained in the Glossary of Defined Terms For Plan and Disclosure Statement attached as Exhibit A to the Plan.

1.3     Rules of Interpretation and Construction.

For purposes of the Plan, (a) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (b) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (c) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (d) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (e) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (f) the rules of construction set forth in Bankruptcy Code section 102 and otherwise applicable to the Bankruptcy Code and the Bankruptcy Rules, apply to the Plan; and (g) in computing any period of time prescribed or allowed by the Plan, unless, otherwise set forth or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE 2
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT
2.1     Classification.

Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (a) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (b) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan.

2.2     Identification of Classes.

Allowed Claims and Allowed Equity Interests are classified under the Plan as follows:

Class - 1	Priority Non-Tax Claims
Class - 2	Secured Claims
Class - 3	General Unsecured Claims
Class - 4	Equity Interests
Class - 5	Convenience Claims

2.3     Unimpaired Classes.

Claims in Classes 1 and 2 are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in these Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan.

2.4     Impaired Classes.

Claims in Class 3 and Class 5 and Equity Interests in Class 4 are Impaired under the Plan. Holders of Claims in Class 3 and Class 5 are entitled to vote to accept or reject the Plan. Holders of Equity Interests in Class 4 are deemed to reject the Plan and not entitled to vote to accept or reject it.

2.5     Cramdown. In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.”

2.6     Elimination of Classes. Any Class of Claims that does not contain, as of the date of the commencement of the Confirmation Hearing, an Allowed Claim or a Claim temporarily Allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for the purpose of voting on acceptance or rejection of the Plan by such Class pursuant to Bankruptcy Code section 1129(a)(8).

2.7     Consolidation of Claims. As a result of the substantive consolidation of the Debtors’ Estates, Claims filed against multiple Debtors will be treated as a single Claim filed against the single consolidated estates of the Debtors.

ARTICLE 3
TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS

3.1     Administrative Claims.

(a)           Applicable Bar Date and Related Matters.

Except as otherwise provided in Article 3 herein, all applications or other requests for allowance and/or payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee and the Plan Administrator by the Administrative Claims Bar Date. Any Administrative Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. The Administrative Claims Bar Date does not apply to fees incurred under 28 U.S.C. § 1930(a)(6). For the avoidance of doubt, the Administrative Claims Bar Date shall not extend the time to file a 503(b)(9) Claim.

(b)           Payment.

The Plan Administrator shall pay Allowed Administrative Claims (except Professional Compensation Claims) arising through the Confirmation Date from the Priority Claim Reserve as soon as reasonably practicable after the later of (a) the Effective Date or (b) the Allowance Date for such Claim.

3.2     Professional Compensation Claims.

(a)           Applicable Bar Date and Related Matters.

All applications or other requests for payment of Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee and the Plan Administrator by the first Business Day that is forty-five (45) days after the Effective Date. Any Professional Compensation Claims for which an application or other request for payment is not filed timely (other than permitted amendments, supplements or modifications of timely, duly filed requests or order of the Court) shall be deemed to be discharged and forever barred from being asserted against the Debtors, the Estates and the Plan Administrator or any Distributions.

(b)           Payment.
The Plan Administrator shall pay Allowed Professional Compensation Claims as soon as reasonably practicable after the Allowance Date for such Claim from the Professional Compensation Claim Reserve.

3.3     Priority Tax Claims.

(a)           Applicable Bar Date and Related Matters.

Except as otherwise provided in Article 3 herein, all applications or other requests for allowance and/or payment of Priority Tax Claims must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee and the Plan Administrator by the General Bar Date applicable to claims of Governmental Units. Any Priority Tax Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. For the avoidance of doubt, the General Bar Date applicable to Claims of governmental units does not apply to fees incurred under 28 U.S.C. § 1930(a)(6).

(b)           Payment.

The Plan Administrator shall pay priority Tax Claims as soon as reasonably practicable after the later of (a) the Effective Date or (b) the Allowance Date for such Claim, from the Priority Claim Reserve.

3.4     U. S. Trustee Fees.

Until the closing of a Bankruptcy Case, upon the entry of a final decree therefor, all fees incurred under 28 U.S.C. § 1930(a)(6) with respect to that Debtor and that Estate shall be paid by the Plan Administrator as required pursuant to the Bankruptcy Code, the Plan and the Plan Administration Agreement.

3.5     Tax Matters – In General

For purposes of paying and/or withholding all employment taxes, unemployment taxes and similar taxes with respect to Claims that are in the nature of wages, salaries, bonuses, severance, vacation pay and similar Claims, including any additions thereto, if any, such taxes shall be withheld and paid based on the tax rates, limitations, wage caps and similar items, all as were in effect with respect to the Debtors on the Petition Date.

ARTICLE 4
TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

4.1     Treatment of Priority Non-Tax Claims (Class – 1).

The Plan Administrator shall pay each Allowed Priority Non-Tax Claim in full from the Priority Claim Reserve as soon as reasonably practicable on the later of (a) the Effective Date or (b) the next Quarterly Distribution Date for such Claim in accordance with this Plan.

4.2     Treatment of Secured Claims (Class – 2).

(a)           Determination of Secured Claims.

If there is more than one Secured Claim, then each Secured Claim shall be classified in a separate subclass. The Plan Administrator may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim. In the event that a Secured Claim is Allowed subsequent to the date of this Plan, such Allowed Secured Claim shall be deemed to be classified in a separate subclass of this Class 2, and shall be treated in the manner set forth in sections 4.2(b) and (c) hereof as applicable.

(b)           Treatment of Secured Claims.

Allowed Secured Claims shall be satisfied in full at the election of the Plan Administrator, without further order of the Bankruptcy Court, as follows:

(i)        Cash Payment.

The Plan Administrator may elect to satisfy any Allowed Secured Claim by the payment of Cash from the Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Secured Claim. The Plan Administrator’s election under this section may not be disputed by any party, except on grounds of gross negligence or intentional misconduct.

(ii)       Abandonment of Property.

The Plan Administrator may elect to satisfy any Allowed Secured Claim by the abandonment to the holder of such Claim the property of the Estate which is subject to the valid and enforceable lien or security interest of such holder. The Plan Administrator’s election under this section may not be disputed by any party, except on grounds of gross negligence or intentional misconduct.

(iii)      Reinstatement

The Plan Administrator may elect to satisfy any Allowed Secured Claim by reinstatement of the Secured Claim pursuant to its terms, including without limitation the continuation of all security interests and liens with respect thereto.

(iv)      Other Agreements.

The Plan Administrator may elect to satisfy any Secured Claim pursuant to an agreement reached with the holder of such Claim.

(c)         Deficiency Claim.

If the holder of an Allowed Secured Claim has an Allowed Deficiency Claim, such Claim shall be treated under the Plan as a General Unsecured Claim.

4.3     Treatment of General Unsecured Claims (Class - 3).

Each holder of an Allowed Class 3 Claim shall receive its Pro Rata Share of the Unsecured Creditor Distribution. Each holder of a Class 3 Claim shall have the option to elect to reduce its Class 3 Claim to $5,000 and opt-in to Class 5 by checking the appropriate box on its Ballot and timely completing and returning such Ballot pursuant to the Solicitation Materials (thereby electing to receive the same treatment as a Class 5 Claimholder).

4.4     Treatment of Equity Interests (Class - 4).

On the Effective Date, the Equity Interests in the Debtors shall be canceled and extinguished, and the holders thereof shall not be entitled to receive any Distributions on account of such Equity Interests. On the Effective Date, the Debtors shall issue a single new share of Penn Traffic’s stock to the Plan Administrator. For the avoidance of doubt, on the Effective Date, all current Directors and Officers of the Debtors shall be terminated from their respective positions.

4.5           Treatment of Convenience Claims (Class - 5).

Each holder of an Allowed Class 5 Claim shall receive, on the first Quarterly Distribution Date which is practicable, as determined by the Plan Administrator, a Cash payment in an amount equal to 10% of the amount of such holder’s Allowed Convenience Claim. Each holder of a Class 5 Claim shall have the option to opt-out of Class 5 by checking the appropriate box on its Ballot and timely completing and returning such Ballot pursuant to the Solicitation Materials (thereby electing to receive the same treatment as a holder of a Class 3 Claim).

ARTICLE 5
EXECUTORY CONTRACTS
5.1      Deemed Rejection.

All of the Debtors’ Executory Contracts, including CBAs, Pension Plans and Health and Welfare Plans, to the extent not expressly assumed or rejected prior to Confirmation shall be, and hereby are deemed rejected as of the Effective Date, excluding all Executory Contracts listed on Exhibit C attached hereto. All Executory Contracts listed on Exhibit C shall be assumed as of the Effective Date. Nothing herein in shall be deemed to be a rejection of the Sale Transaction Documents and such Sale Transaction Documents shall remain in full force and effect prior to and after the Confirmation Date. The Debtors reserve the right to argue that a contract listed on Exhibit C is not an executory contract.

5.2      Approval of Rejection and Assumption.

(a)           Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the Debtors’ rejection of the Executory Contracts not listed on Exhibit C attached hereto, without the need for another or further order of the Bankruptcy Court. Entry of the Confirmation Order shall also constitute the approval, pursuant to Bankruptcy Code section 365(a), of the Debtors’ assumption of the Executory Contracts listed on Exhibit C attached hereto subject to the Debtor’s cure obligations and Section 5.5 below.

(b)           All insurance policies of the Debtors, including without limitation all those set forth in Exhibit C annexed hereto, shall continue to be of full force and effect upon and after the occurrence of the Effective Date, and nothing contained here shall prejudice the rights of any parties to assert claims against or seek payment from any such policies or any rights, obligations or defenses to coverage of any insurance company.

(c)           To the extent that any or all of the insurance policies set forth on Exhibit C attached hereto are considered to be executory contracts, then notwithstanding anything contained herein to the contrary, the Plan will constitute a motion to assume the insurance policies set forth on Exhibit C to the Plan. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit C attached hereto. To the extent cure amounts are determined, the Debtors’ only cure obligations shall be to promptly pay any outstanding annual, bi-annually, quarterly or monthly premium payments (excluding any claims for liability resulting from alleged retrospective premium adjustments or similar type payments). In the event that of a determination by Final Order that any insurance policy is an executory contract, nothing herein shall prejudice the Debtors’ rights, if any, to seek, on appropriate notice and hearing, rejection of such insurance policy or other available relief as if such a rejection had been requested prior to the Effective Date.

5.3      Rejection Damage Claim Bar Date.

Except as otherwise provided in this section, any and all Claims arising from or relating to the rejection of an Executory Contract pursuant to the Plan shall be filed with the Claims Agent no later than the Rejection Damage Claim Bar Date. Any Claim arising from or relating to the rejection of an Executory Contract not filed by the Rejection Damage Claim Bar Date shall be deemed waived and forever barred and shall not be entitled to any Distributions under the Plan. The Plan Administrator shall have the right, but not the obligation, to object to any Claim resulting from the rejection of an Executory Contract.

5.4      Indemnification Obligations Regarding Prepetition Acts or Omissions.

Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including, but not limited to any officer or director of the Debtors, or any agent, professional, financial advisor, or underwriter of any securities issued by Debtors, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (i) shall be and hereby are deemed to be rejected and terminated as of the Effective Date and (ii) any and all Claims resulting from such obligations shall be, and hereby are, disallowed pursuant to Bankruptcy Code section 502(e). Notwithstanding any of the foregoing, nothing contained in the Plan shall constitute, be deemed to be or result in the rejection, cancellation or termination of any D&O Policy or any fiduciary liability policy, nor shall anything contained in the Plan impact, impair or prejudice the rights of any Person which is a beneficiary of or entitled to protection or defense under, or the proceeds of, any D&O Policy or any fiduciary liability policy.

5.5      Cure Procedures for Assumed Executory Contracts.

To the extent that there is any Cash remaining in the Cure Reserve as of the Confirmation Date, the Plan Administrator shall administer such Cure Reserve in accordance with the procedures set forth in the Sale Order and Sale Transaction Documents. Any Cash remaining in the Cure Reserve after all cure related issue are resolved will be made available for Distribution.

5.6      Directors and Officers and Fiduciary Insurance

All insurance policies and directors and officers insurance policies, in accordance with the terms of the Plan and the Confirmation Order, held by the Debtors which provide directors and officers or fiduciary liability insurance to the current and former directors and officers of the Debtors, shall remain in full force and effect, including, specifically, those insurance policies listed on Exhibit C, to the extent any, attached hereto. The current and former directors and officers of the Directors shall be fully insured in accordance with the terms and conditions of the respective insurance policies.

ARTICLE 6
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1     The Plan Administrator.

(a)          Appointment.

On the Effective Date, the Plan Administrator shall be appointed in accordance with the Plan and the Plan Administration Agreement attached hereto as Exhibit A to wind up the affairs of the Debtors and make distributions under the Plan.

(b)          The Plan Administrator.

From and after the Effective Date, the Plan Administrator shall be a Person appointed pursuant to the Plan Administration Agreement, Plan, and Confirmation Order, until death, resignation, or discharge and the appointment of a successor Plan Administrator in accordance with the terms of the Plan and the Plan Administration Agreement. The Plan Administrator shall be the exclusive agent of the Debtors and the Post Effective Date Estates under Title 11 for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3).

(c)          Responsibilities of the Plan Administrator.

The responsibilities of the Plan Administrator under the Plan Administration Agreement, the Confirmation Order and this Plan shall include those set forth in the Plan Administration Agreement, including, without limitation, the following: (i) the establishment and maintenance of such operating, reserve and trust account(s) as are necessary and appropriate to wind up the affairs of the Debtors; (ii) the investment of the Cash; (iii) the pursuit of objections to, estimations of and settlements of Claims and Equity Interests, regardless of whether such Claim is listed in the Debtors’ Schedules of Assets and Liabilities; (iv) the prosecution of any cause of action of the Debtors not otherwise released under the Plan, including, the Rights of Action, which may be pursued by the Creditor Trustee, if any, as set forth herein; (v) the calculation and distribution of all Distributions to be made under this Plan to holders of Allowed Claims; (vi) the filing of all required tax returns and operating reports and paying of taxes and all other obligations on behalf of the Post-Effective Date Estates, if any; (vii) the filing of periodic reports regarding the status of Distributions under the Plan to holders of Allowed Claims that are outstanding against the Debtors at any such time; (viii) the payment of fees pursuant to 28 U.S.C. § 1930 incurred after the Effective Date until the closing of the applicable Bankruptcy Case; (ix) take all steps necessary to terminate and perform any follow-up activities after termination of any benefit plans, Collective Bargaining Agreements and Health and Welfare Plans of the Debtors; (x) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan, the Plan Administration Agreement, the Confirmation Order, other Bankruptcy Court orders, or as otherwise may be necessary and proper to carry out the provisions of the Plan; and (xi) if as and when appropriate to seek a Final Order closing these Bankruptcy Cases.

(d)          Powers of the Plan Administrator.

(i)        To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors;

(ii)       In consultation with the Post-Confirmation Oversight Committee, to maintain accounts, to make Distributions to holders of Allowed Claims provided for or contemplated by the Plan; and take other actions consistent with the Plan and the Plan Administration Agreement and the implementation thereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, including the Priority Claim Reserve, Professional Compensation Claim Reserve, the Disputed Claim Reserve and the Plan Administrator Reserve (notwithstanding anything herein to the contrary, the Plan Administrator may establish any of the reserves described herein by accounting or book entries instead of establishing separate accounts for each of the reserves);

(iii)      To object to any Claims or Equity Interests (whether Disputed Claims or otherwise), to compromise or settle any Claims or Equity Interests prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan, the Confirmation Order or the Plan Administration Agreement;

(iv)      With the approval of the Post-Confirmation Oversight Committee, to sell or otherwise liquidate any non-Cash assets as necessary or desirable without further Bankruptcy Court approval;

(v)       In consultation with the Post-Confirmation Oversight Committee, to make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants, and to pay the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees and expenses of professionals (including those retained by the Plan Administrator and the Post-Confirmation Oversight Committee), disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court;

(vi)      In consultation with the Post- Confirmation Oversight Committee, (i) seek a determination of tax liability under Bankruptcy Code section 505, if any (ii) pay taxes, if any, related to the Debtors or the sale of non-Cash assets of the Debtors, (iii) file, if necessary, any and all tax and information returns, (iv) make tax elections by and on behalf of the Plan Administrator, and (v) pay taxes, if any, payable by the Estate;

(vii)     In consultation with the Post-Confirmation Oversight Committee, to take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

(viii)    In  consultation  with  the  Post-Confirmation  Oversight  Committee,  to  invest  Cash  as deemed appropriate by the Plan Administrator and in compliance with section 345 of the Bankruptcy Code. Any investments of Cash that are not in compliance with Bankruptcy Code section 345 shall require the approval of the Post-Confirmation Oversight Committee;

(ix)       In consultation with the Post-Confirmation Oversight Committee, to collect any accounts receivable or other claims of the Debtors or the Estates on behalf of the appropriate beneficiaries not otherwise disposed of pursuant to the Plan or the Confirmation Order;

(x)        In consultation with the Post-Confirmation Oversight Committee, to maintain any books and records, including financial books and records, as is necessary and/or appropriate in the Plan Administrator’s discretion;

(xi)       In consultation with the Post-Confirmation Oversight Committee, to implement and/or enforce all provisions of this Plan, including entering into any agreement or executing any document required by or consistent with the Plan, the Confirmation Order and the Plan Administration Agreement and perform all of the Debtors’ obligations thereunder;

(xii)      In consultation with the Post-Confirmation Oversight Committee, to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice and/or provide appropriate retainers to the Plan Administrator’s professionals, any assets if the Plan Administrator concludes that they are of no benefit to the Estates;

(xiii)    With the approval of the Post-Confirmation Oversight Committee, to investigate, prosecute and/or settle Claims that have not been assigned to the Creditor Trust, without approval of the Bankruptcy Court, including, without limitation, Rights of Action, Administrative Claims, Secured Claims, Priority Non-Tax Claims, Priority Claims, General Unsecured Claims, and other causes of action and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and pursue to settlement or judgment such actions;

(xiv)    In consultation with the Post-Confirmation Oversight Committee, to retain, purchase or create and carry all insurance policies and pay all insurance premiums and costs the Plan Administrator deems necessary or advisable;

(xv)     In consultation with the Post-Confirmation Oversight Committee, to collect and liquidate and/or distribute all assets of the Estates pursuant to the Plan, the Confirmation Order and the Plan Administration Agreement and administer the winding down of the affairs of the Debtors;

(xvi)    To hold legal title to a single share of Penn Traffic stock;

(xvii)   To pay any and all fees incurred pursuant to 28 U.S.C. § 1930 and to file all necessary reports with the Bankruptcy Court until such time as a Final Order is entered or the Bankruptcy Court orders otherwise;

(xviii)  Exercise such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement, the Confirmation Order, other orders of the Bankruptcy Court, or as may be desirable, necessary and/or proper to carry out the provision of the Plan and to wind up the affairs of the Debtors;

(xix)     Take any and all actions required to dissolve the Debtors with respect to their public status, in accordance with any and all requirements of the United States Securities and Exchange Commission, after the administration of the Estate is complete; and

(xx)      Take any and all actions required in order to effectuate the Sale Transaction pursuant to the Sale Order, the Sale Transaction Documents and the Cure Reserve.

The Plan Administrator shall stand in the same position as the Debtors with respect to any claim the Debtors may have to an attorney-client privilege, the work product doctrine, or any other privilege against production, and the Plan Administrator shall succeed to all of the Debtors’ rights to preserve, assert or waive any such privilege.

(e)	Compensation of Plan Administrator.

The Plan Administrator shall be compensated as set forth in the Plan Administration Agreement from the Plan Administration Reserve. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred, subject to approval by the Plan Administrator. The payment of fees and expenses of the Plan Administrator and its professionals shall not be subject to Bankruptcy Court approval.

(f)	Disposition of Estate Property by the Plan Administrator.

(i)
The sale or other disposition of any Estate Property by the Plan Administrator in accordance with this Plan and the Plan Administration Agreement shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to section 363(f) of the Bankruptcy Code.

(ii)
Any transfer of all or any portion of the Estate Property pursuant to this Plan shall constitute a “transfer under a plan” within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to any stamp tax or similar tax.

(g)	Termination of the Plan Administrator’s Appointment.

The Plan Administrator’s appointment shall terminate upon the distribution of all property in accordance with the terms of the Plan and the Plan Administration Agreement and the entry of a Final Order by the Bankruptcy Court closing these Bankruptcy Cases, or by termination at the mutual consent of the Plan Administrator and the Post-Confirmation Oversight Committee. Absent such mutual consent, the Post-Confirmation Oversight Committee may terminate the appointment of the Plan Administrator upon approval of the Bankruptcy Court.

6.2	Substantive Consolidation of the Debtors.

(a)       On the Effective Date, the Debtors shall be deemed to be substantively consolidated. Any claim against one or more of the Debtors shall be treated as a single claim against the consolidated estate of the Debtors and shall be entitled to a distribution under this Plan by the Plan Administrator only with respect to such single claim. However, the substantive consolidation provided for herein, shall not affect the obligation of each and every one of the Debtors under 28 U.S.C. § 1930(a)(6) until that Debtor’s particular Bankruptcy Case is closed or dismissed.

(b)      Unless the Bankruptcy Court has ordered substantive consolidation of the Bankruptcy Cases before the Confirmation Hearing, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Bankruptcy Cases. The Debtors request for substantive consolidation is based on the grounds set forth in the Disclosure Statement. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim or Equity Interest on or before the deadline for submitting objections to the Plan or such other date as may be established by the Bankruptcy Court, an order approving substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Bankruptcy Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to coincide with the Confirmation Hearing.

(c)       The Debtors reserve the right at any time up to the conclusion of the Confirmation Hearing to withdraw their request for substantive consolidation of these Bankruptcy Cases, to seek Confirmation of the Plan as if there were no substantive consolidation, and to seek Confirmation of the Plan with respect to one Debtor even if Confirmation with respect to the other Debtors is denied or delayed.

6.3	Sale Free and Clear of Liens.

The sale or other disposition of any Estate Property by the Plan Administrator in accordance with this Plan and the Plan Administration Agreement shall be free and clear of any and all liens, claims, interests and encumbrances pursuant to section 363(f) of the Bankruptcy Code.

6.4	Transfer Taxes.

Any transfer of all or any portion of the Assets pursuant to this Plan shall constitute a “transfer under a plan” within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to any stamp tax or similar tax.

6.5	Dissolution of the Committee.

The Committee shall be automatically dissolved on the later of: (a) the Effective Date; and (b) the conclusion of any appeals or other challenges or matters with respect to the Confirmation Order (but such functions shall relate solely to services performed related to such appeal, challenges or matters), except with respect to the review and prosecution of Professional Compensation Claims and any objections thereto. Following the Effective Date, the attorneys and financial advisors to the Committee shall be entitled to assert any reasonable claims for compensation for services rendered or reimbursement for expenses incurred after the Effective Date in connection with services to the Committee, including, the pursuit of their own Professional Compensation Claims or the representation of the Committee in connection with the review of and the right to be heard in connection with all Professional Compensation Claims. The Plan Administrator shall pay, within ten (10) Business Days after submission of a detailed invoice to the Plan Administrator, such reasonable claims for compensation or reimbursement of expenses incurred by the attorneys and financial advisors to the Committee. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. Except as otherwise provided in the Plan, on the Effective Date, all members, employees or agents of the Committee shall be released and discharged from all rights and duties arising from, or related to, the Bankruptcy Cases. The dissolution or termination of the Committee shall not prejudice the rights of any agents of the Committee (including their Professionals and Committee members) to pursue their separate Claims for compensation and reimbursement of expenses, including Professional Compensation Claims under Bankruptcy Code sections 330, 331, and/or 503(b)(3)(F).

6.6      Avoidance Actions and Rights of Action.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee shall have the sole right to pursue any existing or potential Rights of Action except for those that have been assigned pursuant to the Plan to the Creditor Trust.

6.7      Post-Confirmation Oversight Committee.

(a)           The Post-Confirmation Oversight Committee shall be comprised of up to three (3) members selected by the Committee on or prior to the Effective Date and any substitute members selected by the Committee prior to the Effective Date and the Post-Confirmation Oversight Committee on and after the Effective Date. The members of the Post-Confirmation Oversight Committee shall not be compensated for service on the Post-Confirmation Oversight Committee but shall be entitled to reimbursement of reasonable out-of-pocket expenses. Except as noted in the Plan, the Plan Administration Agreement or the Confirmation Order , the role of the Post-Confirmation Oversight Committee shall be, among other things, to consult with the Plan Administrator on the following matters: (i) the timing and amount of interim distributions; (ii) compliance with this Plan and the obligations hereunder; (iii) employment, retention, replacement, and compensation of professionals to represent the Post-Confirmation Oversight Committee or the Plan Administrator with respect to their responsibilities; (iv) objection to Claims as provided in this Plan, and prosecution of such objections; (v) compromise and settlement of any issue or dispute regarding the amount, validity, priority, treatment, or allowance of any Claim; (vi) establishment, replenishment or release of reserves as provided in this Plan, as applicable; (vii) negotiation of any amendments regarding the Plan Administration Agreement, subject to Bankruptcy Court approval; (viii) exercise of such other powers as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or any other Plan Documents or order of the Bankruptcy Court; (ix) taking all actions necessary or appropriate to enforce the Debtors’ rights and to comply with the Debtors obligations owing under the Sale Transaction Documents; (x) filing applicable tax returns for any of the Debtors; and (xi) liquidating any Estate Property. The Post-Confirmation Oversight Committee may replace any member that has resigned or been removed. Any member of the Post -Confirmation Oversight Committee may be removed by the Bankruptcy Court for cause shown, after notice and a hearing. The Post -Confirmation Oversight Committee may retain legal counsel and financial advisors to advise it in the performance of its duties. In the event there are no members of the Post-Confirmation Oversight Committee, whether by death, resignation or removal, the Plan Administrator shall be free to act in its sole discretion subject to the requirements of this Plan and the Confirmation Order. The Plan Administrator shall pay (i) the Post-Confirmation Date Committee Expenses; and (ii) on and after the Effective Date, the Post-Confirmation Oversight Committee Professional Fees. The Post-Confirmation Date Committee Expenses and the Post-Confirmation Oversight Committee Professional Fees shall be paid within ten (10) Business Days after submission of a detailed invoice therefor to the Plan Administrator. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator, the Post-Confirmation Oversight Committee or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. The Post-Confirmation Oversight Committee shall be dissolved and the members thereof shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Bankruptcy Cases on the later of: (i) the final Distribution Date or (ii) the entry of a Final Order or orders closing all of the Debtors’ Bankruptcy Cases. Service as a member of the Post-Confirmation Oversight Committee shall not preclude service on any trust advisory board or other committee to be established, if any.

(b)           The Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, shall approve or reject any settlement or abandonment of Rights of Action that the Plan Administrator or Creditor Trustee, if any, or any member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may propose; provided, however, that (i) no member of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, may cast a vote with respect to any matter to which it is a party; and (ii) the Plan Administrator or the Creditor Trustee, if any, may seek Bankruptcy Court approval of a settlement if the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable, fails to act on a proposed settlement within thirty (30) days of receiving notice of such proposed settlement, including a deadlocked vote of the Post-Confirmation Oversight Committee or the Trust Board, if any, as applicable. The Plan Administrator shall not settle or compromise any Administrative or Priority Claim in excess of the Allowed amount of $200,000, or unsecured Claims, in excess of $500,000 (such $200,000 and $500,000 monetary thresholds may be increased or decreased at the discretion of the Post-Confirmation Oversight Committee), without either the approval of the Post-Confirmation Oversight Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the Post-Confirmation Oversight Committee, the Plan Administrator may settle or compromise any Claim without an order of the Bankruptcy Court, subject to the approval of the Post-Confirmation Oversight Committee and the requirements set forth in this section.

(c)           The Post-Confirmation Oversight Committee may, by majority vote, authorize the Plan Administrator to invest Estate Property in prudent investments other than those described in Bankruptcy Code section 345.

(d)           Notwithstanding any other provision of the Plan, the Oversight Committee Parties shall not be liable to any entity for anything other than such Oversight Committee Parties own gross negligence or willful misconduct. The Post-Confirmation Oversight Committee may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants, financial advisors, or other professionals, or any of its members or designees, and shall not be liable for anything done or omitted or suffered to be done in accordance with the advice or opinions obtained. If the Post -Confirmation Oversight Committee determines not to consult with its counsel, accountants, financial advisors, or other professionals, the failure to so consult shall not itself impose any liability on the Oversight Committee Parties or any of its designees.

(e)           The Post-Confirmation Oversight Committee shall govern its proceedings through the adoption of by-laws, which the Post-Confirmation Oversight Committee may adopt by majority vote. The Post-Confirmation Oversight Committee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Plan and not otherwise. No provision of such by-laws shall conflict with any express provision of the Plan or the Plan Administration Agreement.

(f)            The Plan  Administrator  may be  removed  by the Bankruptcy Court  for  cause shown,  including, without limitation, for (i) fraud or willful misconduct, (ii) such physical or mental disability as substantially prevents the Plan Administrator from performing the duties of Plan Administrator hereunder, or (iii) a breach of fiduciary duty or an unresolved conflict of interest. In the event of the resignation or removal of the Plan Administrator, the Post-Confirmation Oversight Committee shall, by majority vote, designate a Person to serve as successor Plan Administrator. The successor Plan Administrator shall file an affidavit demonstrating that such Person is disinterested as defined by Bankruptcy Code section 101(14) and disclosing the terms and conditions of such person or entity’s compensation.

6.8     Creditor Trust

(a)           General. If the Committee has on or prior to the filing of the Plan Supplement (a) commenced any action or brought any motion with respect to Rights of Action (including a motion seeking standing to pursue such Rights of Action) or (b) designated in a Plan Supplement certain Rights of Action for assignment to a Creditor Trust, then on or before the Effective Date, the Creditor Trust Agreement, in a form reasonably acceptable to the Debtors and the Committee, shall be executed, and all other necessary steps shall be taken to establish the Creditors Trust and the beneficial interests therein, which shall be for the benefit of the Holders of Allowed Claims against the Debtors, whether Allowed on or after the Effective Date. In the event of any conflict between the terms of the Plan and the terms of the Creditor Trust Agreement, the terms of the Creditor Trust Agreement shall govern. Such Creditor Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Creditor Trust as a liquidating trust for United States federal income tax purposes, or otherwise have a material adverse effect on the recovery of Holders of Allowed Claims against the Debtors. On the Effective Date, the Post-Confirmation Oversight Committee shall have the duties set forth herein to maximize distributions to Holders of Allowed Claims. On the Effective Date, the Post-Confirmation Oversight Committee shall succeed in all respects to all of the rights, privileges and immunities of the Committee, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee, except to the extent that a Creditor Trust shall be established, in which event the Creditor Trustee shall succeed in all respects to all of the rights, privileges and immunities of the Committee and the Debtors, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee and the Debtors that relate to the Trust Assets.

(b)           Purpose of Creditor Trust. If established, the Creditor Trust shall be established for the purpose of holding the Creditor Trust Assets, reducing the Credit Trust Assets to Cash and depositing such proceeds for subsequent distribution to the Holders of Allowed Claims under the Plan and for making distributions of Creditor Trust Assets in accordance with the Creditor Trust Agreement, the Plan and the Confirmation Order, with no objective to continue or engage in the conduct of a trade or business.

(c)           Fees and Expenses of Creditor Trust. The actual and reasonable fees, expenses and costs of the Creditor Trust, including reasonable professional fees, shall be funded by the Plan Administrator.

(d)           Creditor Trust Assets. The Creditor Trust shall consist of the Creditor Trust Assets and the proceeds therefrom. As of the Effective Date, the Debtors shall assign and transfer to the Creditor Trust all of its rights, title and interests in and to the Creditor Trust Assets on the Effective Date such Rights of Action shall be assigned to the Creditor Trustee in trust pursuant to sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code for the benefit of the Holders of Allowed Claims against the Debtors, whether Allowed on or after the Effective Date. The Debtors or such other Persons that may have possession or control of such Creditor Trust Assets shall transfer or assign possession or control of such property or rights to the Creditor Trust prior to or as of the Effective Date and shall execute the documents or instruments necessary to effectuate such transfers. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors, shall have any interest, legal, beneficial, or otherwise, in the Creditor Trust or the Creditor Trust Assets upon their assignment and transfer to the Creditor Trust (other than as provided herein, in the Creditor Trust Agreement or in the Confirmation Order).

(e)           Governance of Creditor Trust. The Creditor Trust shall be governed by the Creditor Trust Agreement and administered by the Creditor Trustee. The Trust Board shall govern its proceedings through the adoption of by-laws, which the Trust Board may adopt by majority vote.

(f)           Appointment of a Creditor Trustee. If a Creditor Trust is to be established, prior to the Effective Date, the Committee shall select the Creditor Trustee. The identity of and contact information for the Creditor Trustee (or proposed Creditor Trustee, if applicable) shall be set forth in the Plan Supplement. In the event the Creditor Trustee dies, is terminated, or resigns for any reason, the Trust Board shall designate a successor in accordance with the Creditor Trust Agreement.

(g)           The Trust Board. The Creditor Trustee shall take direction from the Trust Board. The identity of the directors nominated to serve on the Trust Board shall be set forth in the Plan Supplement. The Committee shall select the directors of the Creditors Trust Board. In the event one of the Trust Board directors dies, is terminated, or resigns for any reason, the remaining Trust Board directors shall designate a successor.

(h)           Role of the Creditor Trustee. In furtherance of and consistent with the purpose of the Creditor Trust and the Plan, the Creditor Trustee shall hold the Creditor Trust Assets for the benefit of the Holders of Allowed Claims against the Debtors. The Creditor Trustee may be the same Person as the Plan Administrator, and the Trust Board may consist of members of the Post-Confirmation Oversight Committee. In addition, the Creditor Trustee’s professionals may be the same as the Plan Administrator’s professionals and the Trust Board’s professionals may be the same as the Post-Confirmation Oversight Committee’s professionals.

(i)            Creditor Trust Agreement. In addition to the provisions set forth herein and in the Confirmation Order, the Creditor Trust shall be governed in all respects by the Creditor Trust Agreement.

ARTICLE 7
DISTRIBUTION OF ESTATE PROPERTY
7.1      Disputed Claim Reserve.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall establish and maintain the Disputed Claim Reserve as a separate reserve in order to satisfy Disputed Claims upon the resolution of such claims. Estate Property deposited into the Disputed Claim Reserve shall be distributed to the holders of Disputed Claims when such Disputed Claims become Allowed Claims. Any funds remaining in the Disputed Claim Reserve after all Disputed Claims are resolved shall be used to first cover any necessary shortfalls in other reserves and any remaining available funds shall then be included for distribution on the next Distribution Date to Allowed Claimants.

7.2      Right to Enforce, Compromise, or Adjust Estate Property.

(a)           The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve any disputes related to Estate Property, including without limitation any and all Rights of Action, in accordance with this Plan and the Plan Administration Agreement, subject to the rights and powers of the Creditor Trustee. All rights, positions, claims, interests, title, warranties and privileges with respect to any Estate Property, including without limitation all Rights of Action and all proceeds thereof and other property and rights derived therefrom, shall constitute Estate Property. In accordance with Bankruptcy Code section 1123(b)(3), any and all Rights of Action shall vest in the Plan Administrator, except those with respect to the Creditor Trust Assets which shall vest with the Creditor Trustee.

(b)           Subject to the terms of the Plan, the Plan Administrator, with the approval of the Post-Confirmation Oversight Committee, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, assert as a set-off or other defenses, abandon, settle, compromise, release, withdraw or litigate to judgment any Rights of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court as set forth in this Plan and the Plan Administration Agreement.

ARTICLE 8
RELEASE AND EXTINGUISHMENT
OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION

8.1      Releases.

(a)       Officer and Director Releases.

Except as otherwise provided for in the Plan on the Effective Date, each of (i) the Debtors; and (ii) the Committee, as applicable, shall be deemed to have released the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors) and their professionals, from any and all claims, causes of actions, and other liabilities accruing on or before the Effective Date, and arising from or relating to any actions taken or not taken in connection with the decision to file bankruptcy on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the wind down and operation of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all distributions thereunder), the administration of the Plan, and the property to be distributed under the Plan; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, or other liability arising out of (i) any express contractual obligation owing by any such Directors and Officers, or (ii) the willful misconduct or gross negligence of such Directors and Officers in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, or (iii) a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114.

(b)       Creditor Releases.

Except as otherwise provided for in the Plan, effective on the Effective Date, each holder of a Claim who votes in favor of the Plan and does not opt-out of such release by checking the appropriate box on the Ballot and properly and timely completing and returning such Ballot pursuant to the Solicitation Materials shall be conclusively presumed to have released the Debtors, the Committee, and their respective Directors and Officers, members, employees, insurers, attorneys, advisors, and professionals, each in its capacity as such, from any and all actions, causes of action, liabilities, obligations, rights, suits, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, debts, remedies and demands, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, at equity or otherwise, based in whole or in part on any act, transaction, omission or other event occurring before the commencement of the Bankruptcy Cases or during the course of the Bankruptcy Cases (including through the Effective Date), in any way relating to the Debtors, the Bankruptcy Cases, or the ownership, management, and operation of the Debtors. The Debtors and the Committee acknowledge that the PBGC has duly exercised its opt-out right hereunder, such that the creditor releases provided in this Section 8.1(b) shall not apply to or otherwise be binding on the PBGC.

(c)       Self-Execution of Releases.

The releases provided for in this section 8.1 shall be self-executing, and shall be effective with respect to all such Persons and binding on all such Persons as of the Effective Date without further order of the Bankruptcy Court and without the need for a separate document executed by the parties memorializing such releases.

8.2      Exculpation.

On the Effective Date, each of (a) the Debtors and the Directors and Officers (solely in their respective capacities as directors and/or officers of the Debtors); (b) the Debtors’ attorneys, advisors and other professionals; (c) the Committee and its members, solely in their capacity as Committee members; (d) the Committee’s attorneys, advisors and other professionals; (e) Wind Down Officer and the attorneys, advisors and other professionals of the Wind Down Officer; (f) the Plan Administrator their members, principals, employees and agents; (g) the attorneys advisors and other professionals to the Plan Administrator; (h) the Post -Confirmation Oversight Committee and their members and directors (solely in their capacity as such); (i) the attorneys, advisors and other professionals to the Post-Confirmation Oversight Committee and the Trust Board, if any; (j) the Disbursing Agent, its members, principals, employees and agents; and (k) the attorneys, advisors and other professionals to the Disbursing Agent, shall have no liability to any holder of a Claim or Equity Interest or to any other person for any action taken or not taken in connection with the decision to file a bankruptcy petition on behalf of the Debtors, the sale or shutdown of the Debtors’ operations, the operation, sale and wind down of the Debtors during chapter 11, the administration of the Bankruptcy Cases, the negotiation and implementation of the Plan, Confirmation of the Plan, consummation of the Plan (including all Distributions hereunder), the administration of the Plan, and the property to be distributed under the Plan. In all such instances, such parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Bankruptcy Cases and under the Plan. Nothing contained in this section shall operate as a release, waiver, or discharge of any Claim, cause of action, right, or other liability against Person listed in subsection (a)-(k) above in any capacity other than as in subsections (a)-(k) above; provided, however, that the foregoing shall not operate as a release from any claim, cause of action, right or other liability arising out of the willful misconduct or gross negligence, or a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114, in connection with, related to, or arising out of the Bankruptcy Cases, the pursuit of Confirmation of the Plan or the consummation of the Plan, the wind down of the Debtors’ Estates or the administration of Estate Property.

8.3      Indemnification.

Nothing herein shall limit, impair or affect, in any way or manner whatsoever, the rights and ability of any present or former officers, directors or employees of any of the Debtors ability to seek indemnification from any of the Debtors and to seek payment therefor, or for any other reason, from any applicable insurance policies, including but not limited to any fiduciary liability or director and officer liability insurance, provided, however, that such person’s sole recourse on account of any right of indemnification shall be to, and sole right to recovery on account of any right of indemnification shall be from, any such insurance.

8.4      Direct Claims.

Subject to the provisions of the Plan, the Plan shall in no manner act or be construed to waive, release or enjoin any direct, non-derivative claims, or actions held by a non-Debtor against any third-party based upon any act or occurrence, or failure to act, taking place prior to the Petition Date.

8.5      United States Securities and Exchange Commission

Notwithstanding any language to the contrary contained in this Disclosure Statement, the Plan, and/or the Confirmation Order, no provision shall release any non-debtor, including any of the Directors and Officers, from liability in connection with any legal action or claim brought by the United States Securities and Exchange Commission.

8.6      The PBGC

The PBGC shall not collect on any claims the PBGC may have relating to a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114 from the assets of the Debtors or their estates, or on any such claim that relates to the Defined Benefit Plans from assets of the Plan Administrator or the Disbursing Agent. The claims already filed by PBGC against the Debtors do not relate to these sections of ERISA, and, as Allowed, will be paid in accordance with the terms of the Plan.

8.7      Sale Transaction

NOTWITHSTANDING ANYTHING HEREIN, IN THE DISCLOSURE STATEMENT, OR IN THE CONFIRMATION ORDER TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, ANY BAR DATES, RELEASES, EXCULPATIONS, INJUNCTIONS (INCLUDING WITH RESPECT TO ASSERTING A SETOFF), AND PROVISIONS GOVERNING DISTRIBUTIONS, NOTHING HEREIN, IN THE PLAN OR IN THE CONFIRMATION ORDER SHALL LIMIT, IMPAIR, MODIFY, ALTER, ENJOIN, RELEASE, EXCULPATE OR BAR ANY RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THE SALE ORDER AND THE SALE TRANSACTION DOCUMENTS.

8.8      ACE American Insurance Company

Notwithstanding anything to the contrary in the Disclosure Statement, Disclosure Statement Approval Order, Solicitation Materials, Ballot, Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) the ACE Program shall, in its entirety, continue under the Plan in full force and effect after the Effective Date or if applicable, be assumed in accordance with Bankruptcy Code Section 365, (ii) after the Effective Date, the Debtors or their successors or assigns shall be liable to the ACE Companies for all of their obligations and liabilities arising under or related to the ACE Program, provided, however, that all parties reserve all rights, claims and defenses regarding the allowance or disallowance of any Claim asserted by the ACE Companies (iii) the Claims of the ACE Companies arising under or related to the ACE Program shall not be released or discharged as a result of the occurrence of the Effective Date and shall continue to be secured by the ACE Collateral which the ACE Companies may draw upon, hold and/or apply pursuant to the terms of the ACE Program, subject to the rights, if any, of the Debtors with respect thereto, and (iv) subject to clause (ii) hereof, the ACE Program, ACE Collateral and the Debtors’ and the ACE Companies’ rights, defenses, obligations and liabilities thereunder shall survive and shall continue after the Effective Date unaltered by the Plan or the Confirmation and nothing with respect to the Bankruptcy Cases shall alter the terms and conditions of the ACE Program or the coverage provided thereunder and the respective rights and defenses of the parties with respect thereto, provided, however, that the treatment of any Claims arising under or relating to the ACE Program shall be pursuant to the Plan, and (v) the ACE Companies may administer, settle and/or pay workers’ compensation claims covered by the ACE Program (regardless of whether such claims arose prior to or after the Petition Date) in the ordinary course pursuant to the terms of the ACE Program and applicable non-bankruptcy law without seeking or receiving the approval or consent of the Bankruptcy Court. The Debtors acknowledge that the ACE Companies have elected to opt-out of the Creditor Releases provided for in section 8.1(b) above. Any Administrative Claims of the ACE Companies arising under or related to the ACE Program shall be subject to the applicable bar date set forth in Section 3.1(a) of the Plan or order of the Bankruptcy Court. Any Claims of the ACE Companies arising under or related to the ACE Program shall be subject to the applicable bar date(s) set forth in Section 3.1(a) of the Plan, the Order establishing deadlines for filing proofs of claim entered on March 3, 2010, or other applicable order of the Bankruptcy Court.

8.9      National Union

Notwithstanding anything to the contrary in the Disclosure Statement, Disclosure Statement Approval Order, Solicitation Materials, Ballot Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) the National Union Program shall, in its entirety, continue under the Plan in full force and effect after the Effective Date or if applicable, be assumed in accordance with Bankruptcy Code Section 365, (ii) after the Effective Date, the Debtors or their successors or assigns shall be liable to National Union for all of their obligations and liabilities arising under or related to the National Union Program, provided, however, that all parties reserve all rights, claims and defenses regarding the allowance or disallowance of any Claim asserted by National Union, (iii) the Claims of National Union arising under or related to the National Union Program shall not be released or discharged as a result of the occurrence of the Effective Date and shall continue to be secured by the National Union Collateral which National Union may draw upon, hold and/or apply pursuant to the terms of the National Union Program, subject to the rights, if any, of the Debtors with respect thereto, and (iv) subject to clause (ii) hereof, the National Union Program, National Union Collateral and the Debtors’ and the National Union’s rights, defenses obligations and liabilities thereunder shall survive and shall continue after the Effective Date unaltered by the Plan or the Confirmation and nothing with respect to the Bankruptcy Cases shall alter the terms and conditions of the National Union Program or the coverage provided thereunder and the respective rights and defenses of the parties with respect thereto, provided, however, that the treatment of any Claims arising under or relating to the National Union Program shall be pursuant to the Plan. The Debtors acknowledge that National Union has elected to opt- out of the Creditor Releases provided for in section 8.1(b) above. For the avoidance of doubt, National Union and the National Union Program shall be subject to any bar date set forth in the Plan or any order of the Bankruptcy Court.

National Union shall be deemed to have preserved all its rights to seek arbitration of any dispute between the Debtors and National Union and may do so in the pending arbitration proceeding commenced by the Debtors. Nothing in the Plan or any order of this Court shall be deemed to preclude National Union from asserting its claims against the Debtors in the now pending arbitration between National Union and the Debtors. To the extent that there are any issues between the Debtors and National Union not resolved as a result of the now pending arbitration, National Union and the Debtors reserve their rights to assert such claims or causes of action, provided however, nothing herein shall be deemed to suggest that the terms and issues subject to the now pending arbitration shall be limited or reduced.

ARTICLE 9
INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS
AND EQUITY INTERESTS

9.1      Injunction Enjoining Holders of Claims Against and Equity Interests in Debtors.

Except as otherwise provided in the Plan, the Plan Administration Agreement or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all entities that have held, hold or may hold a Claim or other debt or liability against any of the Debtors or Equity Interest in any of the Debtors are permanently enjoined from taking any of the following actions against any of the Debtors, the Estate, the Committee, the Plan Administrator, the Post-Confirmation Oversight Committee, along with each of their respective present or former affiliates, members, employees, agents, officers, directors and principals and professionals on account of any such Claims or Equity Interests: (a) commencing or continuing, in any manner or in any place, any action or other proceeding on account of any such Claim or Equity Interest; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order on account of any such Claim or Equity Interest; (c) creating, perfecting or enforcing any lien or encumbrance on account of any such Claim or Equity Interest; (d) asserting a setoff of any kind against any debt, liability or obligation due to any of the Debtors to the extent such right of setoff was or could have been asserted on or before the applicable bar date on account of any such Claim or Equity Interest; (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan on account of any such Claim or Equity Interest; or (f) taking any actions to interfere with the implementation of the Plan; provided, however, that (i) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and (ii) nothing contained in this Section 9.1 shall preclude any person from exercising rights in connection with any claim, cause of action, right or other liability arising out of a violation of ERISA Sections 401 to 414, 29 U.S.C. §§ 1101-1114.

9.2     Preservation of all Rights of Action.

(a)           On and after the Effective Date, all Rights of Action, shall be, and hereby are, preserved as Estate Property immediately upon the Effective Date without further order of the Bankruptcy Court. All named plaintiffs (including certified and uncertified classes of plaintiffs) in any actions pending on the Effective Date relating to any Rights of Action and their respective servants, agents, attorneys, and representatives, other than the Plan Administrator or the Creditor Trustee, if any and as applicable, and their servants, agents, attorneys and representatives, shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Rights of Action. Nothing herein shall impair claims or causes of action that any Person may have directly (as opposed to derivatively) against any other Person.

(b)           Except as expressly provided in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, legal or equitable defenses to Claims or Rights of Action. The Plan Administrator or the Creditor Trustee, as applicable, shall have, retain, reserve and be entitled to assert all such Claims, Rights of Action, rights of setoff and other legal or equitable defenses that the Debtors have as fully as if these Bankruptcy Cases had not been commenced, and all of the Debtors’ legal and equitable rights respect any Claim or Right of Action, that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if these Bankruptcy Cases had not been commenced.

(c)           All Claims and Rights of Action, regardless of whether such Rights of Action are the subject of a pending adversary proceeding, contested matter, lawsuit, or proceeding on the Petition Date, are expressly reserved as Estate Property.

ARTICLE 10
DEFAULTS REGARDING PLAN PERFORMANCE OR OBLIGATIONS

10.1    Defaults or Breaches.

A default or breach of the Plan shall occur if a Person takes any action, fails to take any action, or fails to refrain from taking an action which is prevented, required, or otherwise contrary to a requirement or obligation of a party as set forth in the Plan or the Plan Administration Agreement.

ARTICLE 11
RESOLUTION OF DISPUTED CLAIMS
11.1    Right to Object to Claims.

On and after the Effective Date, the Plan Administrator shall have and retain the exclusive right to any and all objections (whether or not filed), rights and defenses the Debtors or their Estates had with respect to any Claim or Equity Interest immediately prior to the Effective Date, subject to the provisions of the Plan. The Plan Administrator shall have the exclusive right, but not the obligation, to object to any Claims.

11.2    Deadline for Objecting to Claims.

Except as provided herein, objections to Claims must be filed with the Bankruptcy Court in accordance with its local rules, and a copy of the objection must be served on the subject Claimant(s) before the expiration of the Claim Objection Deadline; otherwise such Claims shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder of the deadline for responding to such objection.

11.3    Deadline for Responding to Claim Objections.

Within thirty (30) days after service of an objection, the Claimholder whose Claim was objected to must, in accordance with the local rules of the Bankruptcy Court, serve and file a written response to the objection with the Bankruptcy Court and serve a copy on the respective Plan Administrator and the parties identified in section 13.2 of the Plan. Failure to serve and file a written response within the thirty (30) day time period may result in the Bankruptcy Court granting the relief demanded in the Claim objection without further notice or hearing.

11.4    Right to Request Estimation of Claims.

(a)       Pursuant to Bankruptcy Code section 502(c), the Debtors and the Plan Administrator, as applicable, may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim.

(b)      Before the Effective Date, the Debtors may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code section 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. From and after the Effective Date, the Plan Administrator may (but is not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code section 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. With respect to any request for estimation, the Bankruptcy Court shall retain jurisdiction to estimate any such Claim at any time, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant party may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

11.5    Setoff Against Claims.

The Debtors and the Plan Administrator (in consultation with the Post-Confirmation Oversight Committee and the Creditor Trustee, if any), as applicable, may set off against any Claim, and the payments made pursuant to this Plan in respect of such Claim, any claims of any nature whatsoever that any of the Debtors may have against the holder of the Claim, but neither the failure to do so nor the allowance of such Claim shall constitute a waiver or release by the Debtors of any claims or rights against the holder of the Claim. Any payment in respect of a disputed, unliquidated, or contingent Claim shall be returned promptly to the Plan Administrator in the event and to the extent such Claims are determined by the Bankruptcy Court or any other court of competent jurisdiction not to be Allowed Claims.

11.6    Alternate Claim Resolution Procedures.

Not later than five (5) Business Days before the Voting Deadline, the Debtors, with the consent of the Committee, may file as part of the Plan Supplement, alternative dispute resolution-based claim resolution procedures applicable to certain contingent, unliquidated or disputed claims (other than workers’ compensation claims) as a Plan Document, which shall become a part of the Plan and effective on the Effective Date.

11.7    Disallowance of Late Claims.

ANY AND ALL PROOFS OF CLAIM FILED AFTER THE GENERAL BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

11.8    Tax Implications for Recipients of Distributions.

Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash or other consideration pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any Governmental Unit on account of the distribution, including income, withholding and other tax obligations.

11.9        No Levy.

Except as otherwise provided herein, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

11.10     Offer of Judgment.

The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Debtors after the making of such offer, the Plan Administrator is entitled to setoff such amounts against the amount of any distribution to be paid to such holder without any further notice to or action, order or approval of the Bankruptcy Court.

11.11     Adjustments to Claims Without Objection.

Any Claim that has been paid or satisfied in full, or any Claim that has been amended or superseded by the Claimant as confirmed by the Claims Agent, may be adjusted or expunged on the Claims Register by the Plan Administrator, as applicable, without a claim objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court. Beginning on the end of the first full calendar quarter that is at least ninety (90) days after the Effective Date and every calendar quarter thereafter, the Plan Administrator shall file a list of all Claims that have been allowed, settled, paid, satisfied, amended or superseded during such prior calendar quarter and distribute it to the Court and U.S. Trustee and others requesting service.

11.12     Disputed Claims.

Any holder of a Disputed Claim that becomes an Allowed Claim may only be entitled to receive a Distribution on its Allowed Claim from the Disputed Claim Reserve or insurance proceeds, if appropriate, but such limitation shall only apply if the Disputed Claim Reserve has been fully funded and properly maintained as required by Section 7. 1 of this Plan, otherwise such limitation shall not apply and this Section 11.12 shall have no force and effect with respect to the claimholder, including without limitation any rights and remedies such claimholder may elect to pursue.

11.13     Provisions Governing Distributions.

(a)           Disbursing Agent. The Disbursing Agent shall make all Distributions required under this Plan. The Plan Administrator, in consultation with the Post-Confirmation Oversight Committee, shall determine whether to give a bond or other surety in an applicable amount. In the event that a Disbursing Agent is required to give a bond or surety or other security for the performance of its duties, all costs and expenses of procuring any such bond or surety or other security shall be a Plan Administrator Operating Expense.

(b)           Distributions to Holders of Class 3 Allowed General Unsecured Claims. On each Quarterly Distribution Date, the Disbursing Agent shall make all distributions that became deliverable to holders of Allowed Claims during the preceding calendar quarter; provided, however, that if the Plan Administrator determines, in consultation with the Post- Confirmation Oversight Committee, that the amount of any quarterly Distribution otherwise to be made should not be made, including if the amount of any quarterly distribution otherwise to be made is too small to justify the administrative costs associated with such distribution, the Plan Administrator may postpone such quarterly Distribution. On each Quarterly Distribution Date, each holder of a Class 3 Allowed General Unsecured Claim that has been Allowed as of the applicable Quarterly Test Date shall receive, from the Plan Administrator, its Pro Rata Share of Cash in the amount of the difference between (1) the amount such holder would have received on the Effective Date, if its Claim had been Allowed as of the Effective Date, if all other Class 3 Claims that were Allowed or disallowed on or prior such to the Quarterly Test Date were Allowed or disallowed as of the Effective Date, and if the Cash that was available for distribution or that were previously distributed had been available for distribution of the Effective Date, minus (2) the aggregate amount of Cash previously distributed on account of the Claim. On each Quarterly Distribution Date, each holder of an Allowed Claim other than a Class 3 Allowed General Unsecured Claim that has been Allowed as of the Quarterly Test Date shall receive its Distribution minus the aggregate the amount of any Distribution previously distributed to such holder on account of such claims.

(c)           Distributions to Holders of Class 5 Allowed Convenience Class Claims. On the first practicable Quarterly Distribution Date (as determined by the Plan Administrator), the Disbursing Agent shall make all distributions to all holders of Allowed Class 5 Claims.

(d)           Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided, distributions to be made on the Effective Date to holders of Claims that are Allowed as of the Effective Date shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable or such later date when the applicable conditions of the Plan and the Plan Administration Agreement are satisfied. Distributions on account of Claims Allowed after the Effective Date shall be made pursuant to applicable provisions of the Plan and the Plan Administration Agreement.

(e)           Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any other provision of the Plan and except as otherwise agreed by the relevant parties, the Plan Administrator shall not be required to (i) make any partial payments or partial Distributions to a Person, estate or trust with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order or (ii) make any distributions on account of an Allowed Claim of any Person, estate or trust that holds both an Allowed Claim and a Disputed Claim, unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and both Claims have been Allowed. To the extent that there is any holder of a Claim that is the subject of a Right of Action, the Plan Administrator shall have the authority to withhold any Distribution to such holder of a Claim until such Right of Action is subject to final non-appealable order or otherwise settled or adjudicated in the Bankruptcy Court.

(f)           Limited Recourse for Disputed Claims. The holder of a Disputed Claim is not entitled to recover unless a Disputed Claim becomes an Allowed Claim and in such event any Disputed Claimholder may only be entitled to receive a Distribution on its Allowed Claim from the Disputed Claim Reserve.

(g)           Claim Amounts. Notwithstanding anything in the applicable holder’s proof of Claim or otherwise to the contrary, the holder of a Claim shall not be entitled to receive or recover a Distribution under the Plan on account of a Claim in excess of the lesser of the amount: (i) stated in the holder’s proof of Claim, if any, as of the Distribution Date, plus interest thereon (if any) to the extent provided for by the Plan; (ii) if the Claim is denominated as contingent or unliquidated as of the Distribution Date, the amount the Plan Administrator, elects to reserve on account of such Claim, or such other amount as may be estimated by the Bankruptcy Court prior to the Confirmation Hearing; (iii) if a Claim has been estimated, the amount reserved by the Plan Administrator to satisfy such Claim after such estimation; or (iv) as Allowed by Bankruptcy Court order.

(h)           Surrender of Certificates. The Plan Administrator may require, as a condition to making any payment or other distribution under the Plan, that each holder of an Allowed Claim surrender the note, certificate or other document evidencing such Allowed Claim to the Plan Administrator with respect to distributions on account of Allowed Claims. In that event, any holder of an Allowed Claim that fails, upon request, to surrender such note, certificate or other document (or, in lieu thereof if requested by the Plan Administrator, furnish an indemnity or bond in the form, substance and amount reasonably satisfactory to the Plan Administrator) within one-hundred twenty (120) days after the date of the Plan Administrator’s request shall be deemed to have forfeited all rights and may not participate in any distribution under the Plan.

(i)            Right to Setoff. The Plan Administrator may (but shall not be required to), pursuant to Bankruptcy Code sections 553 and 558 or applicable non-bankruptcy law, setoff against or recoup from any Distribution to be made under the Plan any claims or causes of action of any nature whatsoever the Plan Administrator or Creditor Trustee, if any, may have; provided, however, that neither the failure to effect such offset or recoupment nor the allowance of any Claim shall constitute a waiver or release by the Plan Administrator or Creditor Trustee, if any, of any setoff or recoupment the Plan Administrator or Creditor Trustee, if any, may have, nor of any other claim or cause of action. Any payment in respect of a disputed, unliquidated or contingent Claim shall be returned promptly to the Plan Administrator in the event and to the extent such Claims are determined by the Bankruptcy Court or any other court of competent jurisdiction not to be Allowed Claims. Confirmation of this Plan shall bar any right of setoff claimed by a Creditor unless such Creditor filed, prior to the Confirmation Date, a motion for relief from the automatic stay seeking the authority to effectuate such a setoff right. All defenses of any of the Debtors or the Plan Administrator, as the success or the Debtors or otherwise with respect to any such motion, are hereby preserved.

(j)            Distribution Record Date. As of the close of business on the Distribution Record Date under the Plan, the Claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Plan Administrator shall not have any obligation to recognize any transfer of any Claim occurring after the Distribution Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Distribution Record Date; provided, however, the Plan Administrator may choose, in its sole discretion, to recognize a transfer of any Claim upon presentation of appropriate and acceptable documentation. With respect to Claims arising from rejection of Executory Contracts in accordance with the terms of Article 5 of this Plan, the Distribution Record Date will be the Rejection Damage Claim Bar Date.

(k)           Delivery of Distributions. Subject to Bankruptcy Rule 9010 and except as otherwise set forth in the Plan, all Distributions under the Plan shall be made: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (ii) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no proof of Claim is filed or if the Debtors, the Claims Agent, or Plan Administrator, as applicable, has been notified in writing of a change of address), (iii) at the addresses set forth in any written notices of address changes delivered to the Debtors, the Claims Agent, or the Plan Administrator, as applicable, after the date of any related proof of Claim, (iv) at the addresses reflected in the Debtors’ Schedules of Assets and Liabilities if no proof of Claim has been filed and the Claims Agent has not received a written notice of a change of address, or (v) on any counsel that has appeared in the Bankruptcy Cases on the holder’s behalf. Subject to the provisions herein specifically governing unclaimed Distributions, in the event that any distribution to any holder is returned as undeliverable, the Plan Administrator shall use reasonable efforts to determine the current address of such holder, but no Distribution to such holder shall be made unless and until the Plan Administrator has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

(l)            Distributions of Cash. Any Distribution of Cash under the Plan shall, at the Plan Administrator’s option, be made by check drawn on a domestic bank or wire transfer.

(m)          Timing of Distributions. Any payment or Distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(n)           Minimum Distributions. Notwithstanding any other provision of the Plan Administration Agreement or the Plan to the contrary, in consultation with the Post-Confirmation Oversight Committee, the Plan Administrator shall not be required to make Distributions of Available Cash unless the aggregate amount to be distributed on such date is at least $100,000.00 (other than in connection with a final Distribution and payments to be made relating to the Priority Claim Reserve, the Plan Administration Reserve, the Professional Compensation Claim Reserve or the Disputed Claim Reserve). No payment of Cash less than $25 shall be made by the Plan Administrator to any holder of a Claim unless a request therefor is made in writing to the Plan Administrator no later than thirty (30) days after the Effective Date; provided that the Plan Administrator shall not be required to make any interim Distributions to the holder of a Claim in an amount less than $25 provided, further, that any such payments shall be withheld until final distribution under the Plan. Moreover, as to a final distribution, in no event shall the Plan Administrator be required to make payment of Cash less than an amount as determined by the Plan Administrator, in consultation with the Post-Confirmation Oversight Committee. In the event there are funds remaining after final Distributions, the Plan Administrator is authorized to donate any such remaining funds to a recognized tax-exempt charity, and/or provide appropriate retainers to the Plan Administrator’s professionals, in consultation with the Post-Confirmation Oversight Committee.

(o)           Unclaimed or Undeliverable Distributions. In the event (i) a claimant entitled to payments from the Plan Administrator under the Plan fails to provide to the Plan Administrator its Federal Tax Identification Number within ninety (90) days after the date of the Plan Administrator’s written request, (ii) a check issued to a claimant remains uncashed for one-hundred twenty (120) days after its issuance date, (iii) a request made directly to the Plan Administrator by the holder of the Allowed Claim to whom an uncashed check originally was issued is not made on or before one-hundred eighty (180) days after the date of issuance of such check, or (iv) a Distribution or other payment is returned as undeliverable, then the Distribution or payment and any related Claim or obligation shall be deemed waived, or claimant shall no longer be entitled to receive Distributions or payments, and such unclaimed or undeliverable Distribution or payment shall be distributed on the next Distribution Date to the claimants entitled to payments from the Plan Administrator. Payroll checks shall escheat to the applicable state as required by applicable state law.

(p)           Fractional Distributions. The Plan Administrator shall not be required to make distributions or payments of fractions of dollars. Whenever payment of a fraction of a dollar under the Plan or the Plan Administration Agreement would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down) with half dollars or less rounded down.

(q)           Allocation Between Principal and Accrued Interest. To the extent applicable, all Distributions to a holder of an Allowed Claim shall apply first to the principal amount of such Claim until such principal amount is paid in full and then to any interest accrued on such Allowed Claim, if any.

(r)            Compromise and Settlement of Claims and Controversies.   Pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such a Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Equity Interests and is fair, equitable and reasonable. In accordance with and subject to the applicable provisions of the Plan, pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Plan Administrator, in accordance with the Plan and the Plan Administration Agreement, may compromise and settle Claims against them and Rights of Action against other entities.

(s)           Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties, Distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Quarterly Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim; provided, however, that in consultation with the Post-Confirmation Oversight Committee, Disputed Secured Claims, Disputed Priority Tax Claims and Disputed Priority Non-tax Claims that become Allowed Claims after the Effective Date, unless otherwise agreed by the parties, shall be paid in full in Cash on the Quarterly Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim or over a five (5)-year period as provided in Bankruptcy Code section 1129(a)(9)(C) with annual interest provided by applicable non-bankruptcy law.

(t)            Subordinate Claims. The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510 or otherwise. Pursuant to Bankruptcy Code section 510, the Debtors or the Plan Administrator, as applicable reserve the right to re-classify any Allowed Claim or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto.

ARTICLE 12
RETENTION OF JURISDICTION

12.1     Retention of Jurisdiction.

The Bankruptcy Court, even after the Bankruptcy Cases have been closed by entry of a final decree, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Cases, including proceedings to:

(a)           ensure that the Plan is fully consummated and implemented;

(b)           enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indemnifications, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c)           consider any modification of the Plan under Bankruptcy Code section 1127;

(d)           hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. §§ 157 and 1334;

(e)           allow,  disallow,  determine,  liquidate,  classify,  estimate,  or  establish  the  priority  or  secured  or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f)           hear, determine, and adjudicate any litigation involving any Rights of Action, to recover property and assets of the Estate (in each case, as successors-in-interest to the Debtors) wherever located, and to adjudicate any and all other Rights of Actions, suits, adversary proceedings, motions, applications, and contested matters that may be commenced or maintained in the Bankruptcy Cases or pursuant to the Plan, proceedings to adjudicate the Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(g)           decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date, including without limitation any matters arising out of or relating to the Bankruptcy Cases that are subsequently remanded to the Bankruptcy Court;

(h)           resolve  any  cases, controversies,  suits,  or  disputes  that  may  arise  in  connection  with  the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i)           hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;

(j)           hear and determine all Professional Compensation Claims and all other requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k)           enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

(l)            enter an order concluding and terminating the Bankruptcy Cases;

(m)          correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

(n)          determine all questions and disputes regarding title to the Estate Property;

(o)           classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

(p)           take any action described in the Plan involving the Debtors;

(q)           enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

(r)           enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(s)           hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code section 1112;

(t)           enter a final decree as contemplated by Bankruptcy Rule 3022;

(u)           hear, determine and adjudicate any and all objections to Claims brought by the Plan Administrator;

(v)           to hear and adjudicate any and all disputes of the type contemplated under the Plan;

(w)          hear and determine all controversies, suits, and disputes that may arise out of or in connection with the Creditor Trust, Creditor Trustee and/or the Creditor Trust Agreement; and

(z)           hear, determine, and adjudicate any and all Claims brought by the Creditor Trustee.

ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1    Confirmation Order.

The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

13.2    Notices.

Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

The Debtors:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th  Floor
New York, NY 10020
Attn:      Lenard Parkins
Michael E. Foreman

Morris, Nichols, Arsht & Tunnell
1201 North Market Street, 18th  Floor
P.O. Box 1347
Wilmington, DE 19899-1347
Attn:      Gregory Werkheiser

The Committee:

Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169
Attn:      Scott L. Hazan
Jenette A. Barrow-Bosshart

Stevens & Lee, P.C.
1105 North Market Street
Suite 700
Wilmington, DE 19801
Attn:      Joseph H. Huston, Jr.

The Plan Administrator:

WDC Solutions, Ltd.
464 Central Avenue
Suite 20
Northfield, IL 60093
Attn: Susan D. Watson

13.3        Dates.

The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

13.4        Further Action.

Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

13.5        Exhibits.

All exhibits attached to the Plan and Plan Administration Agreement are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

13.6        Exemption from Transfer Taxes.

Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax.

13.7        Binding Effect.

The Plan shall be binding on, and inure to the benefit of, the Debtors, the Committee, the Plan Administrator, the holders of Claims and Equity Interests, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

13.8       Governing Law.

Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other non-bankruptcy federal law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles.

13.9        Headings.

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

13.10     Withdrawal or Revocation of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

13.11     Reservation of Rights.

Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest by the Debtors and (b) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (i) against any other person or (ii) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

13.12     Defects, Omissions, and Amendments.

The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may, with the consent of the Committee, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may, with the consent of the Committee and the Plan Administrator propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

13.13     Good Faith.

Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (b) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

13.14     Successors and Assigns.

The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each entity.

13.15     Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(g) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan or herein, each entity acquiring property under the Plan and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

13.16     Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, (a) the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation and (b) no re-solicitation of any acceptance or rejection of the Plan shall be required. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (c) nonseverable and mutually dependent.

13.17     Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date is achieved. None of the filing of the Plan, any statement or provision contained in the Plan or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Documents shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Equity Interests prior to the Effective Date.

13.18     Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Bankruptcy Court at a hearing pursuant to Bankruptcy Code section 1128, shall be paid for each quarter (including any fraction thereof) until the Effective Date and thereafter such fee shall be paid in accordance with Article 3 hereof.

ARTICLE 14
SUBSTANTIAL CONSUMMATION

14.1        Substantial Consummation.

The Plan shall be deemed substantially consummated immediately on the completion of the principal actions required to be undertaken as provided in section 15.1 of the Plan.

14.2        Final Decree.

Following substantial consummation, the Plan Administrator may request the Bankruptcy Court to enter a final decree closing any or all of the Bankruptcy Cases and such other orders that may be necessary and appropriate, consistent with the substantive consolidation of the Debtors, their Estates and the Bankruptcy Cases.

ARTICLE 15
CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

15.1        Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with section 15.3 of the Plan:

(a)           The Confirmation Order, the Plan and the Plan Administration Agreement shall be in form and substance acceptable to the Debtors and the Committee;

(b)           The Plan Administrator shall have been appointed and the Plan Administration Agreement shall have been executed;

(c)           The date after which all ballots of Creditors entitled to vote on this Plan shall have passed; and

(d)           All other conditions precedent, as set forth in the Bankruptcy Code shall have been satisfied.

15.2       Conditions Precedent to Effectiveness.

The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with section 15.3 of the Plan:

(a)           The Confirmation Order that complies with section 15.1 of the Plan shall not be stayed; and

(b)           All actions, documents, and agreements necessary to implement the Plan and all transactions described in the Plan, shall have been effected or executed as applicable.

15.3        Waiver of Conditions to Confirmation or Consummation.

The conditions set forth in sections 15.1 and 15.2 of the Plan may be waived by the Debtors, with the consent of the Committee, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The failure of the Debtors or the Committee, in its or their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and such right shall be deemed an ongoing right, which may be asserted at any time.

Dated:  October 27, 2010

THE PENN TRAFFIC COMPANY, SUNRISE  PROPERTIES, INC., PENNWAY EXPRESS, INC., PENNY CURTISS BAKING COMPANY, INC., BIG M SUPERMARKETS, INC., COMMANDER  FOODS INC., P AND C FOOD MARKETS INC. OF VERMONT, P.T. DEVELOPMENT, LLC, AND P.T. FAYETTEVILLE/UTICA, LLC

/s/ Susan D. Watson
By: Susan D. Watson
Its: Wind Down Officer

EXHIBIT A TO THE CHAPTER 11 PLAN

GLOSSARY OF DEFINED TERMS

EXHIBIT B TO THE CHAPTER 11 PLAN

THE PLAN ADMINISTRATION AGREEMENT

EXHIBIT C TO THE CHAPTER 11 PLAN

EXECUTORY CONTRACTS NOT REJECTED

The Debtors reserve all rights, claims, causes of action, affirmative defenses and positions with respect to any contract listed on this exhibit, including, without limitation that any such agreement is not executory and therefore is not subject to the provisions of Bankruptcy Code section 365.

Contracts

Contract	Date	Company
Trust Agreement Master Trust		Marine Midland Bank, N.A.

EXHIBIT 3

Amended Exhibit A (Blackline)

EXHIBIT A

GLOSSARY OF DEFINED TERMS FOR PLAN AND DISCLOSURE STATEMENT

“503(b)(9) Claims” means claims which are granted administrative priority for the value of any goods received by a debtor within twenty (20) days before the commencement of a bankruptcy case in which the goods have been sold to a debtor in the ordinary course of the debtor’s business pursuant to Bankruptcy Code section 503(b)(9).

“ACE Companies” means collectively, ACE American Insurance Company, Indemnity Company of North America, Pacific Employers Insurance Company, ESIS, Inc. and each of their affiliates.

“ACE Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates and each as renewed, amended, modified, endorsed or supplemented from time to time, including any exhibit or addenda thereto.

“ACE Collateral” means any and all security and/or collateral held by, or under the control of, the ACE Companies to secure the Debtors’ obligations under the ACE Program including, but not limited to, Letter of Credit No. S-868672, as amended, confirmed, supplemented or replaced, in the amount of $30,007,182 issued by ABN Amro Bank (including the proceeds thereof) and a paid loss deposit fund in the amount of $18,824.

“Administrative Claim” means a claim, cause of action, right, or other liability, or the portion thereof, that is entitled to priority under 11 U.S.C. §§ 503(b) and 507(a)(2).

“Administrative Claims Bar Date” means the first Business Day that is thirty (30) days after the Effective Date or such earlier deadline established by an order of the Bankruptcy Court. For the avoidance of doubt, the Administrative Claims Bar Date shall not extend the time to file 503(b)(9) Claims and shall not apply to Professional Compensation Claims.

“Allowance Date” means (a) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order; (b) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes a Final Order; and (c) as to any other Claim, the date on which such Claim became an Allowed Claim in accordance with the Plan.

“Allowed” means, with respect to a Claim or Equity Interest, a Claim or Equity Interest allowable under 11 U.S.C. §502: (a) for which a proof of claim or proof of interest was filed on or before, as applicable, the General Bar Date or the Rejection Damage Claim Bar Date or any other bar date with respect to a particular Claim established by the Bankruptcy Court pursuant to a Final Order, and as to which no objection or other challenge to allowance thereof has been filed, or if an objection or challenge has been timely filed, such Claim or Equity Interest is allowed by Final Order; (b) for which a proof of claim or proof of interest is not filed and that has been listed in the Debtor’s Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; (c) that is deemed allowed under the Plan; or (d) which the Plan Administrator has deemed is allowed; provided, however, that so long as the Plan Administrator has an opportunity to object to any Claim or Equity Interest, such Claim or Equity Interest shall not be deemed allowed unless the Plan Administrator deems otherwise. For purposes of determining the amount of an Allowed Claim or Allowed Equity Interest, there shall be deducted therefrom the amount of any claim that the Debtor may hold against the Creditor or equity security holder under 11 U.S.C. § 553 or under the doctrine of recoupment.

“Allowed Claims” means any Claim that is Allowed.

“Allowed […] Claims” means an Allowed Claim in the particular Class or category specified.

“Allowed Equity Interest” means an Allowed Equity Interest in the particular Class or category specified.

“Alternative Claim Resolution Procedures” means those certain alternative resolution-based claim procedures applicable to contingent, unliquidated or disputed claims which the Debtors may file, with the consent of the Committee not later than five (5) Business Days prior to the Voting Deadline.

“Avoidance Actions” means any causes of action arising under Bankruptcy Code chapter 5, including, without limitation, 11 U.S.C. §§ 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 or comparable provisions of applicable non-bankruptcy law.

“Available Cash” means Cash on deposit at any time less the Plan Administration Operating Reserve, the Priority Claim Reserve and the Professional Compensation Claim Reserve.

“Ballot” means the ballot for voting to accept or reject the Plan.

“Bankruptcy Case(s)” means, collectively or individually, the bankruptcy cases commenced by each of the Debtors on November 18, 2009 by the filing of a voluntary chapter 11 petition in the Bankruptcy Court, which are being jointly administered under Case Number 09-14078 (PJW).

“Bankruptcy Code” means title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Bankruptcy Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or, in the event that such court ceases to exercise jurisdiction over the Bankruptcy Case, such court that may have jurisdiction over the Debtors under chapter 11 of the Bankruptcy Code.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as in effect on the Petition Date and as thereafter amended, as applicable in the Bankruptcy Cases.

“Board of Directors” means an individual member and collectively all members of the Debtors’ board of directors at any time.

“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means lawful currency of the United States of America, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, and certificates of deposit issues by banks, including interest accrued or earned thereon.

“Cash Collateral” has the meaning prescribed in 11 U.S.C. § 363(a).

“Claim” means a “claim,” as defined in 11 U.S.C. § 101(5), against any or all of the Debtors.

“Claim Objection Deadline” means the first Business Day that is one hundred eighty (180) days after the Effective Date as may be extended in accordance with this Plan by notice or order of the Bankruptcy Court. This deadline to object to Claims may be extended up to an additional ninety (90) days by the Plan Administrator filing a notice with the Court. Thereafter, the Claim Objection Deadline may be further extended by an order of the Bankruptcy Court, upon a notice and hearing, at the request of the Plan Administrator.

“Claimant or Claimholder” means the holder of a Claim.

“Claims Agent” means Donlin Recano & Company, Inc., or any successor thereto.

“Claims Register” means the register of claims in the Debtors cases maintained by the Claims Agent.

“Class” or “Classes” means a category of Claims or Equity Interests as described in the Plan.

“Collective Bargaining Agreements or CBAs” means those certain collective bargaining agreements entitled (1) Bi-Lo and P&C Food Markets and United Food and Commercial Workers Union, Local 1776, dated effective August 10, 2009; (2) P&C Food Markets and United Food and Commercial Workers International Union, District Union Local One, dated effective June 1, 2008; (3) Quality Markets Buffalo Division and United Food and Commercial Workers International Union, District Union Local One, dated effective June 15, 2008; (4) Quality Markets Jamestown Division and United Food and Commercial Workers International Union, District Union Local One, dated effective June 8, 2008; (5) P&C Food Markets, Inc. Drivers Contract and Teamsters Local 294, dated effective February 4, 2006; (6) P&C Food Markets and Teamsters Local 317 Refrigeration and Maintenance, dated effective April 1, 2006, as amended by that certain extension agreement between The Penn Traffic Company and Teamsters Local 317, IBT, dated effective March 27, 2009; (7) P&C Food Markets, Inc. Warehouse Contract and Teamsters Local Union 317, dated effective February 3, 2006; (8) P&C Food Markets, Inc. Drivers Contract and Teamsters Local 317, dated effective February 4, 2006; (9) The Riverside Division of Penn Traffic, Inc. Transportation Employees and United Food and Commercial Workers International Union Local 23, dated October 26, 2009 to April 25, 2010; (10) The Riverside Division of Penn Traffic, Inc. Warehouse Employees and United Food and Commercial Workers International Union Local 23, dated April 26, 2009 to April 25, 2010; (11) The Riverside Division of Penn Traffic, Inc. (Stores Contract) and United Food and Commercial Workers International Union Local 23, dated October 26, 2008 to October 22, 2011; (12) The Riverside Division of Penn Traffic, Inc. Refrigeration and Maintenance Technician Employees and United Food and Commercial Workers International Union Local 23, dated October 26, 2008 to October 22, 2011; (13) Pennway Express, Inc. Drivers and United Food and Commercial Workers Union Local 23, dated June 21, 2009 to June 19, 2010; and (14) Pennway Express, Inc. Laborers and United Food and Commercial Workers Union Local 23, dated April 12, 2009 to April 11, 2010.

“Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee’s Office in the Bankruptcy Cases, as may be constituted from time to time.

“Confirmation” means the entry of a Confirmation Order subject only to any conditions to Confirmation of the Plan expressly set forth herein having been satisfied or waived.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket in the Bankruptcy Case.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

“Confirmation Order” means the order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

“Convenience Claim” means a Claim (i) in an amount equal to or less than $5,000 for which the Holder thereof has not made a written election to opt out of the classification of Class 5 on a validly executed and timely delivered ballot which election would have caused such Holder to instead be deemed a Holder of a Class 3 General Unsecured Claim for all purposes (including voting and distribution) or (ii) in excess of $5,000 for which the Holder thereof has made a written election to opt into the classification of Class 5 on a validly executed and timely delivered ballot which election would have reduced such Claim to $5,000 and have caused such Holder to instead be deemed a Holder of a Class 5 Convenience Claim for all purposes (including voting and distribution).

“Creditor Trust” means the trust that may be created on the Effective Date for the benefit of Holders of Allowed Claims, in accordance with Section 6.8 of the Plan and the Creditor Trust Agreement.

“Creditor Trust Agreement” means the agreement establishing and delineating the terms and conditions of the Creditor Trust, substantially in the form set forth in the Plan Supplement.

“Creditor Trust Assets” means certain Rights of Action (a) as to which prior to the filing of the Plan Supplement the Committee has commenced any action or brought any motion with respect thereto (including a motion seeking standing to pursue such Rights of Action) or (b) that the Committee has designated in the Plan Supplement for assignment to a Creditor Trust.

“Creditor Trustee” means the Person or Persons appointed in accordance with the Creditor Trust Agreement, and identified in the Plan Supplement, to administer the Creditor Trust.

“Creditors” has the meaning prescribed in 11 U.S.C. § 101(10).

“Cure Reserve” means that certain reserve of Cash established by the Sale Transaction Documents and the Sale Order in order to satisfy cure related issues with respect to contracts assumed in connection with the Sale Transaction.

“D&O Policy ” means (i) that certain $10,000,000 fiduciary coverage with the Beazley Insurance Company, Inc., policy number V15S9B09PNDM; (ii) that certain $30,000,000 directors and officers liability coverage with XL Specialty Insurance Company policy number ELU086458 04; and (iii) that certain $20,000,000 directors and officers liability coverage with XL Specialty Insurance Company policy number ELU114711-09.

“Debtor(s)” means, individually, Penn Traffic, Sunrise Properties, Inc., Pennway Express, Inc., Penny Curtiss Baking Company, Inc., Big M Supermarkets, Inc., Commander Foods Inc., P and C Food Markets Inc. of Vermont, P.T. Development, LLC, and P.T. Fayetteville/Utica, LLC, and collectively all of them, including in their capacity as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108.

“Deficiency Claim” means any portion of a Claim (a) to the extent the value of the holder’s interest in the Estate Property securing such Claim is less than the amount of such Claim or (b) to the extent the amount of a Claim subject to setoff is less than the amount of the Claim, each as determined by the Bankruptcy Court under 11 U.S.C. § 506(a).

“Defined Benefit Plans” means the Penn Traffic Company Big Bear Retirement Plan, Pension Plan for Bargaining Employees of Eastern Pennsylvania and The Riverside Division of Penn Traffic Company Bargaining Employees Pension Plan.

“Directors and Officers” means, individually and collectively, any and all persons serving as a director or officer of any of the Debtors before or after the Petition Date.

“Disbursing Agent” means, for purposes of making distributions under the Plan, the Plan Administrator or a designee thereof.

“Disclosure Statement” means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented.

“Disclosure Statement Approval Date” means the date the Disclosure Statement Approval Order is entered on the docket of the Bankruptcy Case.

“Disclosure Statement Approval Order” means the order of the Bankruptcy Court approving the Disclosure Statement and authorizing the solicitation of acceptances of the Plan.

“Disputed Claim” means a Claim in a particular Class as to which a proof of claim has been filed, may be filed, or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that (a) the amount of a Claim specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the Debtor in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (c) no corresponding Claim has been scheduled by the Debtor in the Schedules of Assets and Liabilities.

“Disputed […] Claim” means Disputed Claim in the particular class or category specified.

“Disputed Claim Reserve” means that portion of the Estate Property constituting Cash which otherwise would have been distributed to the holder of such Disputed Claim if the Disputed Claim had been Allowed in the full amount asserted by such Claimant or as estimated or otherwise fixed for distribution purposes by agreement of the parties or order of the Bankruptcy Court.

“Distribution” means a distribution of Cash or other non-Cash consideration made under the Plan.

“Distribution Date” means any date that a Distribution is made under the Plan and the Plan Administration Agreement.

“Distribution Record Date” means the Confirmation Date, except with respect to Claims arising from rejection of Executory Contracts in accordance with the terms of Article 5 of the Plan, the Distribution Record Date will be the Rejection Damage Claim Bar Date.

“Effective Date” means a date selected by the Debtors which is a Business Day after the Confirmation Date on which (a) the Confirmation Order is not stayed and (b) all conditions in Article 15.2 of the Plan have been satisfied or waived as provided in the Plan.

“Equity Interest” means any interest in the Debtors arising from any capital stock or other equity securities existing immediately before the Effective Date, as defined in 11 U.S.C. § 101(16).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461.

“Estate” means, with regard to each Debtor, the bankruptcy estate that was created by the commencement by such Debtor of its Bankruptcy Case pursuant to section 541 of the Bankruptcy Code. “Estates” has a correlative meaning.

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature, owned by each Debtor or its respective Estate on the Effective Date as defined by 11 U.S.C. § 541.

“Exclusive Period” means the first one hundred twenty (120) days after the Petition Date during which only the debtor may file a chapter 11 plan as provided for in 11 U.S.C. § 1121, including any extension of that period as ordered by the Bankruptcy Court.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in 11 U.S.C. § 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary on the Confirmation Date, but excluding all D&O Policies.

“Final Order” means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has finally adjudicated; or (c) in the event an appeal, writ of certiorari or motion for reargument or rehearing has been filed and no stay of the order or judgment has been granted.

“General Bar Date” means 5:00 p.m. prevailing Eastern Time on April 30, 2010, for Claims of Persons other than Governmental Units and 5:00 p.m. (prevailing Eastern Time on May 17, 2010, for Claims of Governmental Units, other than with respect to those Claims that are expressly excluded from the General Bar Date pursuant to order of the Bankruptcy Court or that are otherwise governed by order of the Bankruptcy Court. For the avoidance of doubt, the General Bar Date applies to Claims arising under section 503(b)(9) of the Bankruptcy Code.

“General Unsecured Claims” means an Unsecured Claim that is not: (a) an Administrative Claim, (b) a Professional Compensation Claim, (c) a Priority Non-Tax Claim or (d) a Priority Tax Claim. For the avoidance of doubt, General Unsecured Claims shall include Convenience Claims.

“Governmental Unit” has the meaning prescribed in 11 U.S.C. § 101(27).

“Health and Welfare Plans” means the United Food and Commercial Workers Union District Union Local One Health Care Fund; the United Food and Commercial Workers Local 23 and Employers Health Fund; the New York State Teamsters Council Health and Hospital Fund; the 501(c)(9) Trust for United Food and Commercial Workers Union; Local 23 for the Employees of the Riverside Division of Penn Traffic, Inc.; the United Food and Commercial Workers; Local 23 and Employers Legal Fund; and the Bud Lutty Charitable Scholarship Trust.

“Impaired or Impairment” has the meaning prescribed in 11 U.S.C. § 1124.

“Insider” has meaning prescribed in 11 U.S.C. § 101(31).

“Interestholder” means the holder of an Equity Interest.

“IRS” means the Internal Revenue Service.

“Lien” means a lien, security interest, or other interest or encumbrance as defined in 11 U.S.C. § 101(37) asserted against any Estate Property.

“Litigation Claim” means those claims subject to the Alternative Claim Resolution Procedures, except any claims against C&S Wholesale Grocers, Inc.

“National Union” means National Union Fire Insurance Company of Pittsburgh, PA, AIU Insurance Company, Chartis Excess Limited, Chartis Specialty Insurance Company, Commerce and Industry Company, Illinois National Insurance Company, The Insurance Company of the State of Pennsylvania, and certain other entities related to Chartis, Inc. that provided insurance coverage to Debtors.

“National Union Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by National Union (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates and each as renewed, amended, modified, endorsed or supplemented from time to time, including any exhibit or addenda thereto.

“National Union Collateral” means any and all security and/or collateral held by, or under the control of, National Union to secure the Debtors’ obligations under the National Union Program including, but not limited to the proceeds received from, Letter of Credit No. SM219889W, issued by Wachovia Bank as amended, confirmed, supplemented or replaced, drawn in the amount of $6,150,000, minus amounts due to National Union charged or chargable against such proceeds, and $425,000 from a loss deposit fund minus amounts due to National Union charged or chargable against such fund. The parties reserve the right to dispute whether any particular amount is or was due to National Union and is or was chargable against such collateral.

“Ordinary Course Liabilities” means an Administrative Claim (other than Professional Compensation Claims, §503(b)(3)(D) claims and §363 fee claims) based on liabilities incurred with respect to the operation or the wind down of the Debtors’ businesses.

“Oversight Committee Parties” means the Post -Confirmation Oversight Committee and its members, counsel, accountants, financial advisors, or other professionals, and any duly designated agent or representative of any such party.

“Penn Traffic” means The Penn Traffic Company, a Delaware corporation.

“Pension Plans” means the United Food and Commercial Workers Union Local One Pension Fund; the UFCW Local 1776 and Participating Employers 401(k) Plan; the UFCW Local One 401(k) Savings Fund; and the New York State Teamsters Conference Pension and Retirement Fund.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a Governmental Unit.

“Petition Date” means November 18, 2009, the date each of the Bankruptcy Cases was filed.

“Plan” means the Consolidated Chapter 11 Plan Of The Debtors, the Plan Documents, and all exhibits annexed thereto or referenced therein, as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code and the Bankruptcy Rules.

“Plan Administrator” means WDC Solutions, Ltd. or a successor thereof.

“Plan Administration Agreement” means that certain Plan Administration Agreement attached to the Plan as Exhibit B and incorporated therein by reference, and including all supplements and amendments thereto.

“Plan Administration Operating Expenses” means the reasonable costs and expenses of the Plan Administrator, including, but not limited to, the Plan Administrator’s fees and expenses and payment of professional fees and expenses for the Plan Administrator.

“Plan Administration Reserve” means the necessary Cash to be reserved out of Estate Property and to be used to fund and satisfy the Plan Administration Operating Expenses; provided, however, any such sums not utilized to satisfy Plan Administration Operating Expenses shall be available to the Plan Administrator for distribution to holders of Allowed General Unsecured Claims.

“Plan Documents” mean the documents, other than the Plan, to be executed, delivered, assumed, performed or filed in connection with the consummation of the Plan, including without limitation, the documents to be included in the Plan Supplement.

“Plan Supplement” means the supplemental appendix to this Plan, if any, to be filed five (5) Business Days prior to the Voting Deadline; provided, that such supplemental appendix may be amended, supplemented or modified from time to time.

“Post-Confirmation Date Committee Expenses” means the reasonable expenses of the Committee between the Confirmation Date and the Effective Date, and the reasonable expenses of the members of the Post-Confirmation Oversight Committee on and after the Effective Date.

“Post -Confirmation Oversight Committee” means the Committee selected entity consisting of three (3) holders of General Unsecured Claims (which may consist of one or more members of the Committee) or any substitute members selected by the Committee prior to the Effective Date of the Plan and Post-Confirmation Oversight Committee after the Effective Date of the Plan, appointed pursuant to the Plan Administration Agreement to advise the Plan Administrator on various matters in accordance with the terms and conditions of the Plan Administration Agreement.

“Post-Confirmation Oversight Committee Professional Fees” means the reasonable fees and expenses of the professional persons employed by the Post-Confirmation Oversight Committee in connection with its duties and responsibilities as set forth in the Plan.

“Post-Effective Date Estates” means the Estates from and after the Effective Date.

“Priority Claim Reserve” means the necessary Cash to be used for payment and satisfaction of Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Tax Claims, and Allowed Priority Non- Tax Claims pursuant to the Plan; provided however, any such sums not utilized for payment of Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims shall be available to the Plan Administrator for payment of Plan Administration Operating Expenses and for distribution to holders of Allowed General Unsecured Claims.

“Priority Non-Tax Claims” means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under 11 U.S.C. § 507(a)(8).

“Priority Tax Claim” means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means, as to a particular holder of a General Unsecured Claim in Class 3, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all General Unsecured Claims in Class 3. Such ratio shall be calculated as if all Disputed General Unsecured Claims asserted against the Debtor are Allowed Claims as of the Effective Date, unless specifically provided otherwise by the Plan.

“Professionals” means a professional employed or compensated in the Bankruptcy Case pursuant to Final Order under 11 U.S.C. §§ 327, 328, 363, or 1103.

“Professional Compensation Claim” means a claim for compensation or reimbursement of expenses of a Professional incurred on or before the Effective Date and including fees and expenses incurred in preparing final fee applications and participating in hearings on such applications, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 363, 503(b), and 1103.

“Professional Compensation Claim Reserve” means an amount of Cash to be estimated by the Debtors in consultation with the Committee, sufficient to satisfy Professional Compensation Claims and reserved for payment and satisfaction of Allowed Professional Compensation Claims; provided however, any such sums not utilized for payment of Allowed Professional Compensation Claims shall be available to the Plan Administrator for payment of Plan Administration Operating Expenses and for distribution to holders of Allowed General Unsecured Claims.

“Quarterly Distribution Date” means the last Business Day of each of August, November, February and May; provided that the first Quarterly Distribution Date after the Effective Date shall be at least forty-five (45) days after the Effective Date.

“Quarterly Test Date” means with respect to any Quarterly Distribution Date, the date that is the last day of the month preceding such Quarterly Distribution Date.

“Rejection Damage Claim Bar Date” means the first Business Day that is thirty (30) days after the Effective Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract.

“Released Claim” means any claim, rights or causes of action of any of the Debtors or their Estates released pursuant to the Plan, the Confirmation Order or other Final Order of the Bankruptcy Court.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of any Debtor or its Estate, including but not limited to (a) all rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) all causes of action arising under Bankruptcy Code chapter 11, (c) Avoidance Actions, (d) all tax setoff and refund rights arising under Bankruptcy Code section 505, (e) claims pursuant to 11 U.S.C. § 362, and (f) all claims and defenses arising from or relating to the foregoing, including without limitation fraud, mistake, duress, and usury; provided however that Rights of Action shall and do not include any Released Claims and Claims by the Debtors against each other.

“Sale Order” means (i) Order (I)(A) Approving Asset Purchase Agreement (“APA”) for the Sale of Substantially All of the Debtors’ Assets Outside the Ordinary Course of Business; (B) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (C) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (II) Approving Interim Operating Agreement (“IOA”); (III) Approving Transition Services Agreement (“TSA”); (IV) Approving C&S Agreement; and (V) Granting Related Relief dated January 25, 2010 (D.I. 468), (ii) Order Approving Agency Agreement (“AA”) Appointing Agent to (A) Sell All of the Debtors’ Merchandise and (B) Conduct Going Out of Business Sales at the Debtors’ Stores dated January 25, 2010 (D.I. 462), (iii) Order (I) Approving Compromises of Claims Between Debtors, (A) C&S and (B) The UFCW Local One Pension Fund; (II) Approving Agreement Between C&S and Debtors; and (III) Approving Agreement Between United Food and Commercial Local One, The UFCW Local One Pension Fund, Tops Markets, LLC and Debtors dated January 25, 2010 (D.I. 464), (iv) Order Approving Stipulation by and Among Debtors, The Official Committee of Unsecured Creditors, National Industrial Portfolio, LLC and C&S dated January 25, 2010 (D.I. 465), (v) Order in Aid of Consummation of Transactions with Tops Markets, LLC Establishing Mechanism For the Assumption and Assignment of (I) Contracts and (II) Unexpired Leases of Non-Residential Real Property to Third-Parties in Accordance with the Asset Purchase dated February 17, 2010 (D.I. 593), (vi) Order Approving Stipulation Extending Debtors’ Time To Assume Or Reject A Non-Residential Lease Pursuant To 11 U.S.C. § 365(d)(4), dated June 2, 2010 (D.I. 1028) and (vii) Order Approving Second Stipulation Extending Debtors’ Time To Assume Or Reject A Non-Residential Lease Pursuant To U.S.C. § 365(d)(4), dated July 28, 2010 (D.I. 1262).

“Sale Transaction” means the comprehensive sale transaction negotiated between the Debtors and Tops PT, LLC as assignee of Tops Markets, LLC, that closed on January 29, 2010.

“Sale Transaction Documents” shall mean, without limitation, those certain transaction documents executed by the Debtors and Tops PT, LLC as assignee of Tops Markets, LLC in order to effectuate the Sale Transaction, including, without limitation, the AA, IOA, APA, TSA and the Sale Order.

“Schedules of Assets and Liabilities” means the schedules of assets and liabilities filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

“SEC” means the Securities and Exchange Commission.

“Secured Claim” means a Claim for which a Claimant (i) asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or (ii) holds a Claim for which a Claimant asserts a setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant’s interest in the Debtor’s interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under 11 U.S.C. § 1111(b)(2), or (iii) is a beneficiary of a letter of credit issued on behalf of the Debtors pursuant to the terms and conditions of such letter of credit (including all instances where the Claimholder holds collateral with respect thereto.)

“Solicitation Materials” means the Disclosure Statement Approval Order, the Disclosure Statement, the Plan, solicitation letters, Ballot, any plan supplement and any other materials to be used in the solicitation of votes on the Plan.

“Statement of Financial Affairs” means the statement of financial affairs filed by the Debtor in the Bankruptcy Case, as may be amended, modified, or supplemented.

“Trust Board” means the committee to be formed to oversee the Creditor Trustee as further described in the Creditor Trust Agreement.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“Union(s)” means the United Food and Commercial Workers and the International Brotherhood of Teamsters and their respective local unions.

“Unsecured Claim” means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to 11 U.S.C. § 506(a), any Claim of a Creditor against any Debtor to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under 11 U.S.C. § 365, and any Claim not otherwise classified under the Plan. For the avoidance of doubt, Unsecured Claims shall include Convenience Claims.

“Unsecured Creditor Distribution” means Estate Property less Plan Administration Operating Expenses, all Allowed Professional Compensation Claims, all Allowed Administrative Claims, all Allowed Secured Claims, all Allowed Priority Tax Claims, and all Allowed Priority Non-Tax Claims.

“Voting Deadline” means the deadline established by the Bankruptcy Court for submitting a Ballot to accept or reject the Plan.

“Wind Down Officer” means Susan D. Watson as ordered by the Bankruptcy Court in an order dated June 25, 2010 [D.I. 1163].